Table of Contents

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nocera, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5900	16-1626611
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan

886-910-163-358

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, New York 10036

Phone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 29, 2025

PRELIMINARY PROSPECTUS

NOCERA, INC.

45,000,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time by the selling stockholder named herein (the “Selling Stockholder”), of up to 45,000,000 shares of common stock, par value $0.001 per share (the “common stock”), of Nocera, Inc., a Nevada corporation (the “Company”), issuable upon conversion of up to 13,500 shares of the Company’s Series B Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), issued or to be issued to the Selling Stockholder in a private placement transaction pursuant to that certain Securities Purchase Agreement, dated as of August 29, 2025 (the “Purchase Agreement”). The shares of common stock issuable upon conversion of the Series B Preferred Stock are referred to in this prospectus as the “Conversion Shares.”

This prospectus also covers any additional shares of common stock that may become issuable upon conversion of the Series B Preferred Stock by reason of stock splits, stock dividends, or other events described in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”). The actual number of Conversion Shares issuable by us pursuant to any conversions of the Series B Preferred Stock will vary depending on the then-current market price of our common stock and in accordance with the terms and conditions of the Certificate of Designation. For purposes of this prospectus, we have assumed the conversion price of the Series B Preferred Stock is $0.30 per share of common stock, which is the floor price in the Certificate of Designation.

The Selling Stockholder may sell the Conversion Shares in a number of different ways and at varying prices. The Selling Stockholder may sell any, all, or none of the securities offered by this prospectus, and we cannot predict when, or in what amounts, the Selling Stockholder may sell its Conversion Shares following the effective date of this registration statement. Additional information about how the Selling Stockholder may sell the Conversion Shares is set forth under the section titled “Plan of Distribution” on page 76.

We are registering the Conversion Shares on behalf of the Selling Stockholder to permit their resale from time to time. We will not receive any proceeds from the sale of the Conversion Shares by the Selling Stockholder. We will bear all expenses incurred in connection with the registration of the Conversion Shares, while the Selling Stockholder will be responsible for all discounts, commissions, and similar selling expenses, if any. See “Plan of Distribution” on page 76 for more information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCRA.” On September 26, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.46 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to take advantage of certain reduced public company reporting requirements available to emerging growth companies. This prospectus describes the general manner in which the Conversion Shares may be offered and sold. If required, the specific manner in which the Conversion Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time the Conversion Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Nocera,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Nocera, Inc., a Nevada corporation, and its subsidiaries, including our variable interest entities (“VIEs”).

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various forward-looking statements various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

➢	our ability to obtain new customers and keep existing customers;

➢	development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

➢	our ability to continue to expand outside of the United States in compliance with local laws and regulations;

➢	our business model generally and our utilization of the proceeds from any of our past or future offerings;

➢	acceptance of the products and services that we market;

➢	government regulations and our ability to comply with government regulations;

➢	our ability to retain key employees;

➢	adverse changes in general market conditions for our industry;

➢	our ability to generate cash flow and profitability and continue as a going concern;

➢	our future financing plans; and

➢	our ability to adapt to changes in market conditions which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Offering Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, with operations based in New Taipei City, Taiwan. Our primary business operations currently consist of designing, developing and producing large scale recirculating aquaculture systems (“RASs”) for fish farms along with providing consulting, technology transfer and aquaculture project management services to new and existing aquaculture management business services.

RASs operate by filtering water from the fish (or shellfish) tanks so it can be reused within the tank. This dramatically reduces the amount of water and space required to intensively produce seafood products. The steps in RASs include solids removal, ammonia removal, Co2 removal and oxygenation. Prior to 2021, Nocera was initially focused on the Chinese market due to opportunities presented by changes to regulations governing water use for fish production in China. As of October 2020, we had delivered 551 fish tank systems to six separate Chinese-based fish farms, and two fish tank systems to our Taiwan showroom.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In view of the opportunities resulting from this initiative, in October 2020, Nocera ceased all of its operations in China and moved all of its technology and back-office operations to Taiwan. The Company now only operates out of Taiwan.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. The Company is now poised to grow its existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America. The Company does not currently have any intentions of conducting operations in China or Hong Kong.

Nocera Recirculating Aquaculture System

Fig 1. Nocera Recirculating Aquaculture System

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Corporate Structure

We conduct our operations through (i) Nocera Taiwan Branch; (ii) Meixin; (iii) Xinca; and (iv) SY Culture, an unincorporated division of the Company (“NTB”). Our other subsidiaries, Meixin, located in Taipei City, Taiwan, Shanghai Nocera Culture Co., Ltd., which wholly owns Xinca, and GSI, which wholly-owns GZ GST and SY Culture. Both Xinca and SY Culture are located in Hangzhou, China. The Company’s other subsidiaries, Grand Smooth Inc. Limited, a Hong Kong limited company (“GSI”), which wholly-owns Guizhou Grand Smooth Technology Ltd., a People’s Republic of China (PRC) corporation (“GZ GST”), are dormant and currently do not have any operations. However, GZ GST may be involved with RASs manufacturing in the near future.

We acquired GSI in a reverse merger on December 31, 2018. Prior to the merger, we were a “shell company” as defined under Rule 12b-2 of the Exchange Act. GSI is the parent holding company of GZ GST, which was incorporated on November 13, 2018, as a wholly foreign-owned enterprise established in the PRC. Both GSI and GZ GZT are currently dormant and do not conduct any operations. The Company currently does not conduct any operations in China or Hong Kong.

In December 2020, Nocera added Xin-Feng Construction Co. Ltd, a variable interest entity (“VIE”). Under the laws of Taiwan, foreign investments are typically restricted or prohibited with respect to the operation of certain businesses in Taiwan (e.g., construction). As a result, it was necessary for us to add XFC as a VIE in order to obtain a Class A construction license to construct indoor RASs and solar sharing fish farms. Without this license, we would not be able to conduct this critical part of our business in Taiwan. XFC has obtained a Class A construction license in Taiwan and we plan to use XFC for the investment in, and the construction of, indoor RASs and solar sharing fish farms. The Company is now looking for opportunities to expand into the U.S. by building fish farms or transforming existing ones into high-tech and solar sharing enterprises.

NTB was established on January 14, 2021 in Taiwan. In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in the near future.

On September 7, 2022, we entered into a series of contractual agreements (the “Meixin VIE Agreements”) with the majority stockholder of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation (“Meixin”) and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

On January 4, 2024 we established Shanghai Nocera Culture Co., Ltd. (“Shanghai Nocera”) and combined Xinca for the e-commerce business in China.

GZ GST entered into the Equity Purchase Agreement with SY Culture to expend the e-commerce business, specifically with foods and kitchen goods retail channel.

The Company and its management have invested more than $2 million in the development of the Company’s business operations to date and intend to use its working capital to expand operations in Taiwan and enter into the U.S. market.

Market Opportunity

Global fish consumption has long been on the rise at a rate higher than any other source of animal protein, and the trend is expected to continue. With overfishing already threatening the earth’s marine ecosystem, it is anticipated that a significantly larger proportion of fish consumption would be farm-raised instead of wild-caught in the future.

Also, the trade conflict between the U.S. and China has led to a greater demand for non-Chinese origin seafood products from the U.S. market.

On a broader perspective, as the world rapidly begins a transition towards net zero carbon emissions in response to the ever-more pressing threat of climate change, it is foreseeable that solar energy will be the go-to option for many countries as a new source of green energy.

We believe that the RAS, with its proven advantage in producing more fish in a more cost-effective and environmentally friendly manner while offering greater location flexibility and the potential for a “solar-fish sharing mode,” is a perfect solution to address the opportunities highlighted above.

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Consulting Services

We also provide consulting services and solutions for aquaculture projects. We currently provide such services in Taiwan and intend to expand into other international markets and the United States to increase revenues and operate more efficiently. Our consultants use their RASs expertise to help customers increase production and operate more strategically by branching into new diversified aquaculture species, and importantly, reducing water pollution and decreasing the disease problems of fisheries.

The Company plans to provide the following service offerings:

•	for qualified investors or investment groups who are interested in capitalizing on the potential of the aquaculture industry and want to develop or take part in commercial fish farming or shrimp farming but lack the experience, design, installation, build and management of aquaculture projects to meet these interests;

•	a full range of pilot and management services to aquaculture companies and new aquaculture projects throughout Taiwan and potentially the rest of the world, providing tailored solutions to meet customer needs and to fulfill our commitment, to encourage and support clean water and clean fish products from the fish farm to the table; and

•	select equipment and materials from suppliers to provide unique service offerings structured to generate higher profit margins.

We believe our experience from working closely with our clients in the aquaculture industry in Taiwan gives us a competitive advantage in providing innovative aquaculture management solutions that will generate positive results for us and our client companies. However, there can be no assurance we will be successful in capitalizing on market opportunities or geographically expanding our business.

Strategy

We plan to focus on countries with a growing population and growing demand for food. By 2050, we will need to double the global food supply to feed the world’s growing population. There is a growing need for new ways to produce high-quality local fish without putting more pressure on our natural ecosystems. Like Taiwan, there are also many countries with a growing population and growing demand for high-protein food. We plan to go global through building demo sites promoting our RASs and selling our price-competitive systems in these countries to meet their demand for food and to satisfy their desire for a greener environment.

In January 2021, we moved our operation and market focus from China to Taiwan. In 2021, we established a Nocera Taiwan Branch to focus on customers in a variety of sectors, such as individual investors, government supported or funded companies, and international customers. We have received interest from areas like Japan, Thailand, Jordan, South Africa and the United States.

During the years ended December 31, 2024 and 2023, net sales were approximately $17.01 million and approximately $23.9 million, respectively.

Suppliers

We intend to purchase raw materials and parts and equipment from third parties locally in Taiwan and build and sell them to customers. We are not directly involved in the production or manufacturing of readily available equipment, and we do not take a risk in the repair and maintenance of the equipment because of the manufacturer’s maintenance policy. We have identified and sourced multiple suppliers in Taiwan, and our relationships with suppliers are generally good. We expect that our suppliers will be able to meet the anticipated demand for our products in the foreseeable future. There can be no assurance that our suppliers will continue to meet our needs, particularly as we ramp up our expansion into the U.S. and other markets around the world.

Corporate Information

Our principal executive offices are located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan. Our telephone number is 886-910-163-358. Our corporate website address is located at https://www.nocera.company/. The contents of our website are not incorporated by reference into this prospectus.

Listing on The Nasdaq Capital Market

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “NCRA”.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Common Stock Offered by Selling Stockholder:	45,000,000 shares

Shares of Common Stock Outstanding After Completion of this Offering:	59,367,539 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

Nasdaq Symbol	NCRA

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding prior to and that will be outstanding after this offering is based on 14,367,539 shares of common stock outstanding as of September 29, 2025, and excludes (i) outstanding stock options to purchase 6,666,667 shares of common stock at an average price of $1.59 per share ; (ii) outstanding restricted stock units of 0 shares issuable upon vesting; and (iii) 76,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share, 440,000 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share, and 1,983,870 shares of common stock issuable upon the exercise of outstanding IPO Warrants for $1.925 per share. Additionally, the number of shares of common stock that will be outstanding after this offering also includes up to an aggregate of 45,000,000 shares of common stock to be offered and sold by the Selling Stockholder.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our securities could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our securities could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

There is substantial doubt of our ability to continue as a going concern.

We have incurred net losses since our inception. In the twelve months ended December 31, 2024 and 2023, we incurred operating losses of $2,393,803 and $4,159,354, respectively. As at December 31, 2024, we have working capital of $641,256 and had an accumulated deficit of $21,238,881. In the six months ended June 30, 2025, we incurred operating losses of $487,289, As of June 30, 2025, we have working capital of $14,702 and had an accumulated deficit of $21,978,606. In their audit report for the fiscal year ended December 31, 2024 included in this prospectus and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our auditors have expressed their concern as to our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing. We intend to continue funding our operations through equity and debt financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements in the long term. There can be no assurance that the steps management is taking will be successful.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history on which to base an evaluation of its business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for us include, but are not limited to, dependence on the success and acceptance of our services and the management of growth. In view of our limited operating history, we believe that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on our business, financial condition and results of operations.

We have limited revenue-producing operations and will require proceeds from future offerings to execute our full business plan. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, we may be required to reduce, curtail or discontinue operations.

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Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds; and

•	our future results of operations, financial condition and cash flow.

Our failure to successfully market our brands could result in adverse financial consequences.

We believe that continuing to strengthen our brands is critical to achieving our widespread acceptance, particularly in light of the competitive nature of the market in which we operate. Promoting and positioning our brands will depend largely on the success of our marketing efforts and our ability to provide high quality services. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by us in building our brand. If we fail to promote and maintain our brand or incur substantial expenses in an attempt to promote and maintain our brand or if our existing or future strategic relationships fail to promote our brand or increase brand awareness, our business, results of operations and financial condition would be materially adversely affected.

We may not generate the same level of revenues from general construction projects.

Our revenues for the year ended December 31, 2024 and for the year ended December 31, 2023 were approximately $17.01 million and $23.9 million, respectively. There were five customers (Sano Morio, Handou Syuji, Ming-Chi Chen, Kai-Ling Chen and Sano Morimoto) who represented approximately 81.8% of our total revenue for the year ended December 31, 2024 of our total revenue for the prior year period. These customers are not located in mainland China or Hong Kong. Our future plan of operations is to shift away from general construction services to the construction of fish farms and fish trading business. There can be no guarantee that such shift in operations will generate the same levels of revenues previously generated through our variable interest entities.

There is no assurance that we will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We may not have the ability to manage our growth.

We anticipate that significant expansion will be required to address potential growth in our customer base and market opportunities. Our anticipated expansion is expected to place a significant strain on our management, operational and financial resources. To manage any material growth of our operations and personnel, we may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage our employee base. There can be no assurance that our planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations may be materially adversely affected.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, we will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, we may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of our operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.

9

We rely on our executive officers.

Our success is dependent on our current executive officers. Our success also depends in large part on the continued service of our key operational and management personnel. We face intense competition from our competitors, customers and other companies throughout the industry. The loss of any our executive officers, specifically Mr. Andy Jin, our Chief Executive Officer, or any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

We are, and will be, heavily dependent on the skill, acumen and services of our management and other employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of seafood which we sell (e.g., eel) is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in us.

Our business is partly dependent upon the sale of eel which value is subject to fluctuation and which value greatly fluctuates. Our net sales and operating results vary significantly due to the volatility of the value of eel and any other seafood that we sell which may result in the volatility of the market price of our common stock.

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We are highly susceptible to changes in market demand for the types of seafood for which our recirculating aquaculture systems are used.

A significant portion of our revenues are derived from constructing recirculating aquaculture systems for fish farming. We therefore are highly susceptible to changes in market demand for the seafood for which our systems are used, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for seafood in general and specifically the type of fish farmed using our systems include economic conditions and evolving consumer preferences. A substantial downturn in market demand for such seafood may have a material adverse effect on our business and on our results of operations.

A portion of our revenues are derived from a single product, eel and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

Approximately 98% of our revenues are derived from a single product, eel. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for eel include economic conditions and evolving consumer preferences. A substantial downturn in market demand for eel may have a material adverse effect on our business and on our results of operations.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in us being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have limited insurance coverage.

We do not have any business liability, disruption or litigation insurance coverage for our operations in Taiwan. Any uninsured occurrence of loss or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

Competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours.

Our ability to compete successfully will depend on our ability to demonstrate that our products are superior to and/or less expensive than other products available in the market. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability.

Certain of our competitors may benefit from government support and other incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior products and compete more aggressively and sustain that competition over a longer period of time than we can. As more companies develop new intellectual property in our markets, a competitor could acquire patent or other rights that may limit our ability to successfully market our product.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the quality of our RASs, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment, installation and initial testing. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers and installed and tested at the site, resulting in the return or exchange of our products or discontinuation of the use of our products, which could negatively impact our operating results.

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If our technologies or products are stolen, misappropriated, or reverse engineered, others could use the technologies to produce competing technologies or products.

Third parties, including our collaborators, contractors, and others involved in our business often have access to our technologies. If our technologies or products were stolen, misappropriated, or reverse engineered, they could be used by other parties that may be able to reproduce our technologies or products using our technologies for their own commercial gain. If this were to occur, it would be difficult for us to challenge this type of use, especially since we do not own any patents or other intellectual property rights with respect to our technologies and products.

We are subject to certain risks by virtue of our international operations.

We mainly operate in Taiwan and plan to expand in other international countries and in the United States. We expect to expand our operations significantly by accessing new markets abroad and expanding our services offerings. Our ability to manage our business and conduct our operations in other international countries and in the United States requires considerable management attention and resources and is subject to the particular challenges of supporting a growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding in other international countries and in the United States may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

•	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

•	increased competition from similar local businesses and potential preferences by local populations for local providers;

•	compliance with applicable foreign laws and regulations, including different liability standards and regulations;

•	providing solutions in different languages for different cultures;

•	credit risk and higher levels of payment fraud;

•	compliance with anti-bribery laws;

•	currency exchange rate fluctuations;

•	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

•	higher costs of doing business in other international countries.

Natural disasters or other catastrophic events could harm our operations.

Our operations in the U.S. and Taiwan could be subject to significant risk of natural disasters, including earthquakes, hurricanes, typhoons, flooding and tornadoes, as well as other catastrophic events, such as terrorist attacks or wars. For example, our manufacturers are all located in Taiwan, which is susceptible to typhoons and earthquakes. Any disruption in our manufacturers’ manufacturing facilities arising from these and other natural disasters or other catastrophic events could cause significant delays in the production or shipment of the components of our products until such manufacturers are able to shift production to different facilities or until we are able to arrange for other third party manufacturers to manufacture the components of our products. The affected manufacturers may not be able to obtain alternate capacity to manufacture the components of our products or we may not be able to arrange for other third party manufacturers to manufacture the components of our products on favorable terms or at all. The occurrence of any of these circumstances may adversely affect our financial condition and results of operation.

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The primary substantial portion of our revenues will be derived from Taiwan.

We anticipate that sales of our services in Taiwan will represent our primary revenues in the near future. Any significant decline in the condition of the economy of Taiwan could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations may adversely affect our business and if the NT dollar were to decline in value, that would reduce our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan use their local currency as their functional currencies. Substantially all of our revenue and expenses are in NT dollars. We are subject to the effects of exchange rate fluctuations with respect to any of such currency. For example, the value of the NT dollar depends to a large extent on Taiwan government policies and Taiwan’s domestic and international economic and political developments, as well as supply and demand in the local market.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

We may be subject to product liability claims if people or properties are harmed by the services sold by us.

The components of our products intended to be sold by us, as part of our services, are manufactured by third parties. The components of our products may be defectively designed or manufactured. As a result, sales of the products could expose us to liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the reseller of the products. We do not currently maintain any third-party liability insurance or products liability insurance in relation to products we intend to sell in conjunction with our services. As a result, any material products liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Litigation and regulatory proceedings could have a material adverse effect on our business, financial condition and results of operations.

We and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

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Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Regulatory Risks

We must comply with the Foreign Corrupt Practices Act while many of our competitors do not.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in Taiwan. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Future laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty for public companies, which may increase legal and financial compliance costs and make some activities more time consuming.

Future laws, regulations and standards relating to corporate governance and public disclosure are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Being listed on a national exchange makes it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board.

14

Relations between the PRC and Taiwan could negatively affect our business and financial status and therefore the market value of your investment.

Taiwan has a unique international political status. The PRC does not recognize the sovereignty of Taiwan. Although significant economic and cultural relations have been established in recent years between Taiwan and the PRC, relations have often been strained. The government of the PRC has threatened to use military force to gain control over Taiwan in limited circumstances. Our principal executive offices are located in Taiwan and a substantial majority of our net revenues are derived from our operations in Taiwan. Therefore, factors affecting military, political or economic conditions in Taiwan could have a material adverse effect on our results of operations.

A significant disruption in the operations of our suppliers in Taiwan, such as a trade war or political unrest, could materially adversely affect our business, financial condition and results of operations.

Any disruption in the operations of our suppliers in Taiwan or in their ability to meet our needs, whether as a result of a natural disaster or other causes, could impair our ability to operate our business on a day-to-day basis. Furthermore, since many of these third parties are located outside the U.S., we are exposed to the possibility of disruption and increased costs in the event of changes in the policies of the U.S. or foreign governments, political unrest or unstable economic conditions in any of the countries where we conduct such activities. For example, a trade war could lead to higher tariffs. Any of these matters could materially and adversely affect our development timelines, business and financial condition.

Our business, including our costs and supply chain, is subject to risks associated with manufacturing.

In the event of a significant disruption in the supply of the raw materials used in the manufacture of the components of the products we offer, the suppliers that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. For example, natural disasters may increase raw material costs and impact pricing with our suppliers, and cause shipping delays for the components of our products. Any delays, interruption, damage to, or increased costs in the manufacture of the components of the products we offer could result in higher prices to acquire the components of the products or non-delivery of the components of the products altogether, and could adversely affect our operating results.

If we remain identified as a Commission-Identified Issuer for three consecutive years (or if the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) is enacted, two years), our securities will be delisted or prohibited from trading on The Nasdaq Stock Market LLC (“Nasdaq”) or any other national securities exchange or the over-the-counter trading market under the Holding Foreign Companies Accountable Act (“HFCAA”). The delisting or the cessation of trading on Nasdaq or any other national securities exchange or the over-the-counter trading market of our securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (“PCAOB”) to conduct full inspections or investigations of our auditor deprives our investors of the benefits of such inspections or investigations.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We would be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

15

In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCAA, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as and remains a Commission-Identified Issuer for three consecutive years. If we are identified as a Commission-Identified Issuer and have a “non-inspection” year, there is no assurance that we will be able to take remedial measures in a timely manner.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by PRC authorities in such jurisdictions.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (“CSRC”) and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

The PCAOB was unable to conduct inspections or full investigations of our former auditor, and in May 2022, we were added to the SEC’s conclusive lists of issuers identified under the HFCAA, or a Commission-Identified Issuer. If we had remained identified as a Commission-Identified Issuer for two consecutive years, we may have been delisted and our securities may have been prohibited from being traded on Nasdaq or any other national securities exchange or the over-the-counter trading market. Such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting could have a negative impact on the price of our securities. Also, such a delisting could significantly affect our ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition and prospects.

Our auditor is currently subject to PCAOB inspections, and the PCAOB is able to inspect our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, has been inspected by the PCAOB on a regular basis and subject to PCAOB inspection. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Enrome LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, we and our investors would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

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Our contractual arrangements may not be as effective in providing operational control as direct ownership and our VIE shareholders may fail to perform their obligations under our contractual arrangements.

Since the laws of Taiwan limit foreign equity ownership in certain businesses in Taiwan, we operate such business in Taiwan through our VIEs, Meixin and Xinca, in which we have no ownership interest and rely on a series of contractual arrangements with the VIEs and its respective equity holders to control and operate the VIEs. Our revenue and cash flows from such business are attributed to our VIEs. The contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under the laws of Taiwan. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these contractual arrangements or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs and may lose control over the assets owned by our VIEs. As a result, we may be unable to consolidate our VIEs in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

We may lose the ability to use, or otherwise benefit from licenses and assets held by one of our VIEs, which could render us unable to conduct some or all of our business operations and constrain our growth.

One of our VIEs, Meixin, holds assets, approvals and licenses that are necessary for the operation of a certain portion of our business to which foreign investments are typically restricted or prohibited under the laws of Taiwan. Without our applicable VIE, and if we are unable to maintain the license that is necessary for us to conduct our operations in Taiwan or fail to obtain any other required licenses, we will be unable to operate in Taiwan. The contractual arrangements contain terms that specifically obligate the equity holders of our applicable VIE to ensure the valid existence of our VIE and restrict the disposition of material assets or any equity interest of our VIE. However, in the event the equity holders of our applicable VIE breach the terms of these contractual arrangements and voluntarily liquidate our VIE, or our VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to operate some or all of our business or otherwise benefit from the assets held by our VIE, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, if our applicable VIE undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of our VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability and geopolitical shifts and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of common stock and investor interest in us.

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The Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

We continue to expand our international footprint and operations, and we may expand further in the future, which subjects us to a variety of risks and complexities which, if not effectively managed, could negatively affect our business.

We currently maintain operations in Taiwan, and may in the future expand, or seek to expand, our operations to additional foreign jurisdictions.

For example, operating in Europe exposes us to political, legal and economic risks. In addition, a significant percentage of the production, downstream processing and sales of our products occurs outside the United States or with vendors, suppliers or customers located outside the United States. If tariffs or other restrictions are placed by the United States on foreign imports from Taiwan or other countries where we operate or seek to operate, or any related countermeasures are taken, our business, financial condition, results of operations and growth prospects may be harmed. Tariffs may increase our cost of goods, which could result in lower gross margins on certain of our products. If we raise prices to account for any such increase in costs of goods, the competitiveness of the affected products could potentially be reduced. In either case, increased tariffs on imports from Taiwan or other countries where we operate or seek to operate could materially and adversely affect our business, financial condition and results of operations. Trade restrictions and sanctions implemented by the United States or other countries, including sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine, could materially and adversely affect our business, financial condition and results of operations.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Evolving U.S. trade regulations and policies with China may in the future have a material and adverse effect on our business, financial condition and results of operations.

The U.S. government has recently imposed multiple rounds of tariffs on imports from China, among others, and there is an increasing risk of further tariff increases. Any restrictions or tariffs imposed on products that we or our suppliers import for sale or production in the United States would adversely and directly impact our cost of goods sold and could force us to seek alternative suppliers, which may not be as cost effective or readily available. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the United States and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the United States will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase, and we may be required to raise our prices, which could materially and adversely affect our results. In addition, extended trade tensions and regulatory uncertainties may disrupt our supply chain, delay production or negatively impact our ability to compete in the market.

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Risks Related to our Securities

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

As of December 31, 2024, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (GAAP) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position if issued.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which approximately 178,232,053 shares are available for issuance. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 6,263,036 of the shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) as of September 29. 2025. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is listed on Nasdaq. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

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We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock in different series, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuations of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

•	fluctuations in related commodities prices; and

•	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

The trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Numerous factors, many of which are beyond our control, may cause the trading prices of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	fluctuations in related commodities prices;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

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•	major changes in our Board or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	short selling activities;

•	changes in market valuations of similar companies;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	changes in the prices of commodities associated with our business; and

•	general economic conditions and slow or negative growth of end markets.

Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including Russia’s invasion of Ukraine and the conflicts in the Middle East.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Future sales or perceived sales of our common stock could depress the trading prices of our common stock.

If the holders of our securities were to attempt to sell a substantial amount of their holdings at once, the market prices of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their securities and investors to short such securities, a practice in which an investor sells securities that he or she does not own at prevailing market prices, hoping to purchase such securities later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline and if such market price is less than the exercise price of the warrants, make the warrants worthless. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, support our operations and finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of us. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might have if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with us as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

We may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock

As a Nasdaq-listed company, we must meet certain financial, corporate governance and liquidity criteria to maintain our listing. If we fail to satisfy the continued listing requirements for our common stock, our common stock may be delisted. In addition, our Board of may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price and liquidity of our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

On January 15, 2025, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the 30 consecutive business days from November 29, 2024 through January 14, 2025, the closing bid price of our common stock had not been maintained at the minimum required bid price of $1.00 per share, as required under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided 180 calendar days, or until July 14, 2025, to regain compliance. On July 14, 2025, Nasdaq notified us that we had regained compliance with the Minimum Bid Price Requirement after our common stock closed at or above $1.00 per share for at least 20 consecutive business days, and the matter was closed.

Although we have regained compliance, there can be no assurance that we will continue to satisfy the Minimum Bid Price Requirement or any other continued listing standards of Nasdaq in the future. If we fail to maintain compliance, we could again be subject to delisting proceedings, and we may need to consider available options, such as effecting a reverse stock split, to attempt to cure any such deficiency.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Related to This Offering

The resale of a substantial amount of shares of common stock by the Selling Stockholder in the public market, could adversely affect the market price of our common stock.

We are registering for resale 45,000,000 shares of common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

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USE OF PROCEEDS

Because the Conversion Shares are issuable solely upon conversion of the Series B Preferred Stock, we will not receive any proceeds from the sale of the Conversion Shares. We will, however, receive proceeds from the issuance and sale of additional shares of Series B Preferred Stock to the extent such additional closings occur.

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services, or any other expenses that it incurs in disposing of the Conversion Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, support our operations, and finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCRA.” The last reported price for our Common Stock on Nasdaq on September 26, 2025 was $1.46 per share.

Holders

As of the date of this prospectus, there were 14,367,539 shares of common stock issued and outstanding and 440 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this prospectus.

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Operations Overview

As of December 31, 2019, we provide land-based recirculation aquaculture systems for fish farming. Our primary business operations consist of the design, development and production of RASs large scale fish tank systems, for fish farms along with expert consulting, technology transfer and aquaculture project management services to new and existing aquaculture management business services. Through our branch office, we also procure and sell eel in Taiwan. In addition, as of December 2022, we sell food items, including our signature seafood porridge bowl, through our flagship bento box store located at the Ning Xia Night Market in the Datong District of Taipei City, Taiwan.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In view of the opportunities resulting from this initiative, in October 2020, Nocera ceased all of its operations in China and moved all of its technology and back-office operations to Taiwan. We now only operate out of Taiwan.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. We are now poised to grow our existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America. We do not currently have any intentions of conducting operations in China or Hong Kong.

Effective December 31, 2020, we entered into a series of contractual agreements with Xin Feng Construction Co., Ltd., a funded limited liability company registered in Taiwan (R.O.C.), whereby we agreed to provide technical consulting and related services to XFC. On November 30, 2022, we entered into a Purchase of Business Agreement with Han-Chieh Shih, in which we sold our controlling interest of XFC, to the Purchaser for a total purchase cash price of $300,000. The closing of the XFC Sale occurred on November 30, 2022 and the XFC VIE agreements were terminated in connection with the XFC Sale. As of the filing date of this prospectus, we have no intention of providing services to construct indoor RASs and solar sharing fish farms in Taiwan.

As of September 30, 2021, we launched our first RAS demo site in Taiwan and engaged the demo site into the testing phase to raise eel. Currently, we are promoting our RASs in Taiwan and looking for opportunities to cooperate with local solar energy industry and to expand our business into the U.S. We believe the U.S. is a potentially lucrative market to penetrate.

On September 7, 2022, we entered into a series of contractual agreements with the majority stockholder of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation and a food processing and catering company, and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us. As a result, we have been determined to be the primary beneficiary of Meixin and Meixin became our VIE.

On June 1, 2023, Gui Zhou Grand Smooth Technology Ltd. (“GZ GST”), one of our wholly owned subsidiaries, entered into that certain Share Purchase Agreement dated as of June 1, 2023, as amended, with Zhe Jiang Xin Shui Hu Digital Information, Ltd. (“Zhe Jiang”), pursuant to which GZ GST acquired all of the issued and outstanding equity securities of Zhe Jiang from the stockholders of Zhe Jiang (the “Zhe Jiang Acquisition”) in exchange for the issuance of 1,500,000 shares of our common stock, par value $0.001 per share. During the initial transaction process and our performing due diligence for the closing, we observed that time constraints have led to certain complexities and challenges in consummating the Acquisition within the originally planned timeframe. We are actively working with Zhe Jiang to resolve such complexities and challenges and will file a Current Report on Form 8-K if and when the Zhe Jiang Acquisition is consummated.

On January 31, 2024, we entered into a Variable Interest Entity Purchase Agreement (“Xinca Purchase Agreement”) with Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. (“Xinca”), a domestic funded limited liability company registered in China (P.R.C). The Xinca Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Shanghai Nocera Culture Co., Ltd. (“WFOE”), through a series of contractual agreements (“VIE Agreements”), in which we exchanged 1,800,000 shares of our restricted common stock for a 100% controlling interest in Xinca. As a result, the Company has been determined to be the primary beneficiary of Xinca and Xinca became a variable interest entity (“VIE”) of the Company.

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On April 14, 2024, we entered into a Variable Interest Entity Purchase Agreement (“SY Culture Purchase Agreement”) with Hangzhou SY Culture Media Co. Ltd. (“SY Culture”), a domestic funded limited liability company registered in China (P.R.C). The SY Culture Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Gui Zhou Grand Smooth Technology Ltd. (“WFOE”), through a series of contractual agreements (“VIE Agreements”), in which we exchanged 600,000 shares of our restricted common stock for a 100% controlling interest in SY Culture. As a result, the Company has been determined to be the primary beneficiary of SY Culture and SY Culture became a variable interest entity (“VIE”) of the Company. On June 5, 2025, we entered into an Equity Transfer Agreement with Yuechi Technology Limited (the “Purchaser”), in which we sold our controlling interest of SY Culture, to the Purchaser for a total purchase cash price of $550,000 (the “SY Culture Sale”). The closing of the SY Culture Sale occurred on June 5, 2025 and the SY Culture equity purchase agreement was terminated in connection with the SY Culture Sale.

On June 5, 2025, we acquired a 35% equity interest in Tachyonext Inc. (“Tachyonext”), a Delaware corporation engaged in e-commerce operations in the US, for an aggregate purchase price of $500,000 in cash. The purchase price was funded from existing cash resources. Under the terms of the Stock Purchase Agreement, we obtained certain governance and protective rights, including a non-voting board observer seat while holding at least 20% of Tachyonext’s outstanding common stock, a right of first refusal on certain share transfers, consent rights over certain new equity issuances, and a put option exercisable beginning one year after closing to sell shares back to the other major shareholder or Tachyonext, subject to a $300,000 aggregate cap. We account for this investment under the equity method of accounting as we have significant influence over Tachyonext’s operations and financial policies.

We employ a sales and marketing strategy targeting Taiwan government-supported solar fish farms. We are planning on expanding our sales and marketing model through the use of online marketing, data intelligence, and the establishment of a distributor network. The online marketing and data intelligence is designed to generate sales leads internationally outside of Taiwan that can be directed to our sales department for further follow-up.

We plan to sell and develop fish farms in Taiwan, the U.S. and Brazil. We expect to sell over five thousand tanks in the next five years. Our production facility is to be established in Taiwan, and we plan to sell the systems into the Americas and European countries as well.

We also intend to expend the fish farming demo sites in Taiwan by adding 20 units of RAS eel farming equipment with outsourcing construction services and build the catfish farm in the U.S. by the end of 2024 to promote our fish farming systems to the global market. We are expecting more customers from various countries actively inquiring about our equipment. As of February 16, 2023, we completed the acquisition of 229 acres of land in Montgomery County, Alabama, of which we intend to build RASs on that land for fish farming. As of June 30, 2025, we are still ensuring all requirements and evaluations are being thoroughly addressed prior to constructing any RASs on the Alabama land. Simultaneously, the design of the RAS equipment is underway, progressing in alignment with the project’s timeline. Both aspects are being managed concurrently to maintain project efficiency and coherence. We plan to enhance market penetration through the establishment of our own fish farms and diversify revenue streams through various sales channels.

In 2024, we initiated the e-commerce business in China, utilizing platforms like Douyin to expand our retail reach, utilizing interactive content and livestream shopping to drive engagement and sales. By integrating social commerce with our seafood resources, we enhance pricing advantages and optimize margins, strengthening our position in the evolving retail landscape.

Key Factors Affecting our Performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

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Known Trends and Uncertainties

Inflation

Prices of certain commodity products, including raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations, trade restrictions and tariffs. Increasing prices in the component materials for our goods may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and increase the prices they charge. Our suppliers may also fail to provide consistent quality of products as they may substitute lower cost materials to maintain pricing levels. Nocera’s cost base also reflects significant elements for freight, including fuel, which has significantly increased due to the effects of the coronavirus (COVID-19), the Russia-Ukraine war and the conflicts in the Middle East. Rapid and significant changes in commodity prices such as fuel and plastic may negatively affect our profit margins if Nocera is unable to mitigate any inflationary increases through various customer pricing actions and cost reduction initiatives.

Geopolitical Conditions

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large revenue stream associated with a particular customer or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a specific customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Foreign Currency

Our reporting currency is the U.S. dollar and our operations in Taiwan use their local currency as their functional currencies. Substantially all of our revenue and expenses are in NT dollars. We are subject to the effects of exchange rate fluctuations with respect to any of such currency. For example, the value of the NT dollar depends to a large extent on Taiwan government policies and Taiwan’s domestic and international economic and political developments, as well as supply and demand in the local market.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation.

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Seasonality

Since the global growing demand for aquaculture production along with the decreasing production from wild fisheries, our fish farming systems provide a controlled and traceable environment for fish species, and therefore our business rarely suffers a seasonal impact.

Critical Accounting Policies, Estimates and Assumptions

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements.

The SEC defines critical accounting policies as those that are, in management’s view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The accounting principles we utilized in preparing our consolidated financial statements conform in all material respects to GAAP.

Reclassification

Certain prior period amounts have been reclassified to conform with current year presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the allowance for doubtful receivables; the useful lives of property and equipment and intangible assets; impairment of long-lived assets; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Cuts and Jobs Act (the “Tax Act”) and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Financial Assets

The classification of financial assets depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. Regular way purchases or sales of financial assets are recognized and derecognized on a trade date or settlement date basis for which financial assets were classified in the same way, respectively. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

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a)          Category of financial assets and measurement

Financial assets are classified into the following categories: financial assets at FVTPL, investments in debt instruments and equity instruments at FVTOCI, and financial assets at amortized cost.

1)	Financial asset at FVTPL

For certain financial assets which include debt instruments that do not meet the criteria of amortized cost or FVTOCI, it is mandatorily required to measure them at FVTPL. Any gain or loss arising from remeasurement is recognized in profit or loss. The net gain or loss recognized in profit or loss incorporates any interest earned on the financial asset.

2)	Investments in debt instruments at FVTOCI

Debt instruments with contractual terms specifying that cash flows are solely payments of principal and interest on the principal amount outstanding, together with objective of collecting contractual cash flows and selling the financial assets, are measured at FVTOCI.

Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment gains or losses on investments in debt instruments at FVTOCI are recognized in profit or loss. Other changes in the carrying amount of these debt instruments are recognized in other comprehensive income and will be reclassified to profit or loss when these debt instruments are disposed.

3)	Investments in equity instruments at FVTOCI

On initial recognition, we may irrevocably designate investments in equity investments that is not held for trading as at FVTOCI.

Investments in equity instruments at FVTOCI are subsequently measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in other equity.

Dividends on these investments in equity instruments at FVTOCI are recognized in profit or loss when our right to receive the dividends is established, unless our rights clearly represent a recovery of part of the cost of the investment.

4)	Measured at amortized cost

Cash and cash equivalents, commercial paper, debt instrument investments, notes and accounts receivable (including related parties), other receivables, refundable deposits and temporary payments (including those classified under other current assets and other noncurrent assets) are measured at amortized cost.

Debt instruments with contractual terms specifying that cash flows are solely payments of principal and interest on the principal amount outstanding, together with objective of holding financial assets in order to collect contractual cash flows, are measured at amortized cost.

Subsequent to initial recognition, financial assets measured at amortized cost are measured at amortized cost, which equals to carrying amount determined by the effective interest method less any impairment loss.

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b)           Impairment of financial assets

At the end of each reporting period, a loss allowance for expected credit loss is recognized for financial assets at amortized cost (including accounts receivable) and for investments in debt instruments that are measured at FVTOCI.

The loss allowance for accounts receivable is measured at an amount equal to lifetime expected credit losses. For financial assets at amortized cost and investments in debt instruments that are measured at FVTOCI, when the credit risk on the financial instrument has not increased significantly since initial recognition, a loss allowance is recognized at an amount equal to expected credit loss resulting from possible default events of a financial instrument within 12 months after the reporting date. If, on the other hand, there has been a significant increase in credit risk since initial recognition, a loss allowance is recognized at an amount equal to expected credit loss resulting from all possible default events over the expected life of a financial instrument.

The company recognizes an impairment loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, except for investments in debt instruments that are measured at FVTOCI, for which the loss allowance is recognized in other comprehensive income and does not reduce the carrying amount of the financial asset.

c)            Derecognition of financial assets

We derecognize a financial asset only when the contractual rights to the cash flows from the financial asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the financial asset to another entity.

On derecognition of a financial asset at amortized cost in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss. On derecognition of an investment in a debt instrument at FVTOCI, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income is recognized in profit or loss. However, on derecognition of an investment in an equity instrument at FVTOCI, the cumulative gain or loss that had been recognized in other comprehensive income is transferred directly to retained earnings, without recycling through profit or loss.

Fair Value Measurement

We apply ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect our own assumptions about the assumptions that market participants would use in pricing an asset or liability.

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Our management is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand and cash in bank with no restrictions. The balance of cash as of June 30, 2025 and 2024 were $150,130 and $586,423, respectively.

Accounts Receivable, Net

Accounts receivable are stated at the original amount less an allowance for doubtful accounts, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that we will not be able to collect all amounts due according to the original terms of the receivables. We analyze the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Prepaid Expenses and Other Assets, Net

Prepaid expense and other assets, net consist of receivable from prepaid rent, etc. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Inventories

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels or other causes, the inventories are written down to net realizable value.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

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Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Land	Indefinite, as per land titles
Equipment	3 years
Vehicle	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Land is classified as freehold and is not subject to depreciation. Freehold land represents ownership in perpetuity and, as such, is not considered a depreciable asset under applicable accounting standards.

Business Combination

For a business combination, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree are recognized at the acquisition date and measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, that excess in earnings is recognized as a gain attributable to the acquirer.

Deferred tax liability and assets are recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Variable Interest Entity

A variable interest entity is an entity (investee) is an entity in which the investor has obtained a controlling interest even if it has less than a majority of voting rights, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity’s activities;

(b)	as a group, the equity-at-risk holders cannot control the entity; or

(c)	the economics do not coincide with the voting interest.

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

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Goodwill and Intangible Assets

We recognize goodwill in accordance with ASC 350, Intangibles—Goodwill and Other. Goodwill is the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually as of October 1st of each year, and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment charge for goodwill is recognized only when the estimated fair value of a reporting unit, including goodwill, is less than its carrying amount.

We recognize intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows. Although these assets are not currently impaired, there can be no assurance that future impairments will not occur.

Share-Based Compensation

We determine our share-based compensation in accordance with ASC 718, Compensation—Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees based on the grant date fair value of the award.

Determining the appropriate fair value model and calculating the fair value of phantom award grants requires the input of subjective assumptions. We use the Black-Scholes pricing model to value our phantom awards. Share-based compensation expense is calculated using our best estimates, which involve inherent uncertainties and the application of management’s judgment. Significant estimates include our expected volatility. If different estimates and assumptions had been used, our phantom unit valuations could be significantly different and related share-based compensation expense may be materially impacted.

The Black-Scholes pricing model requires inputs such as the risk-free interest rate, expected term, expected volatility and expected dividend yield. We base the risk-free interest rate that we use in the Black-Scholes pricing model on zero coupon U.S. Treasury instruments with maturities similar to the expected term of the award being valued. The expected term of phantom awards is estimated from the vesting period of the award and represents the weighted average period that our phantom awards are expected to be outstanding. We estimated the volatility based on the historic volatility of our guideline companies, which we feel best represent our Company. We have never paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, we use an expected dividend yield of zero in the pricing model. We account for forfeitures as they occur.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of our unaudited condensed consolidated financial position as of June 30, 2025, consolidated results of operations for the period ended June 30, 2025, cash flows for the year period ended June 30, 2025 and change in equity for the period ended June 30, 2025, as applicable, have been made.

Critical accounting policies are those that we consider the most critical to understanding our financial condition and results of operations.

Impairment of Long-lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets.

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Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of our business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if we determine it is probable that a loss has occurred and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue Recognition

We have early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following steps:

•	Step 1: Identify the contract(s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company mainly offers and generates revenue from the fish trading business, bento box and fruit and vegetable processing business, and E-commerce live streaming business.

Revenue recognition policies are discussed as follows:

Aquatic product trading revenue

The Company engages in the trading of fish, primarily eels. Revenue is generated when the Company receives customer orders specifying product types and requirements. Upon receiving an order, the Company arranges the harvesting of the eels, inspects the products to ensure compliance with the customer’s specifications, and coordinates delivery. Revenue is recognized at a point in time when control of the goods is transferred to the customer, typically upon delivery, which is the point at which the performance obligation is satisfied.

Bento box and produce processing revenue

The Company also operates a bento box and fresh produce processing business, primarily involving vegetables and fruits. The revenue recognition model for this segment is similar to the aquatic product trading business. Upon receiving customer orders, the Company processes and packages the required food or agricultural products, ensures product quality and conformity to order specifications, and arranges delivery. Revenue is recognized at a point in time, generally upon the transfer of the processed goods to the customer.

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E-commerce live-streaming commission revenue

The Company acts as an agent in facilitating the sale of third-party products through live-streaming e-commerce platforms. The Company does not take control of the goods sold, and commission revenue is recognized on a net basis. Revenue is recognized at the point in time when the underlying product is sold and shipment is confirmed by the seller, which indicates the Company has fulfilled its performance obligation of facilitating the sale.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation, and related expenses, which are directly attributable to the production of the product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions

We account for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. We record interest and penalties on uncertain tax provisions as income tax expense. There are no uncertain tax positions as of June 30, 2024 and June 30, 2023 and as of December 31, 2024 and 2023, and we have no accrued interest or penalties related to uncertain tax positions. We do not believe that the unrecognized tax benefits will change over the next twelve months.

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the lease requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

We adopted ASC Topic 842 using the modified retrospective transition method effective January 1, 2019. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, we recognized a lease liability and right-of-use asset for each of our existing lease arrangement. The adoption of the new lease standard does not have a material impact on our consolidated income statement or our consolidated statement of cash flow.

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Comprehensive (Loss) Income

Comprehensive income or loss is comprised of our net (loss) income and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

Foreign Currency Translation and Transactions

Our reporting currency is the United States dollar (“US$”). The functional currency of our VIE in Taiwan is Taiwan New Dollar (“TWD”), and the functional currency of our Hong Kong subsidiary is Hong Kong dollars (“HK$”). The functional currency of PRC companies is the Renminbi (“RMB”). In the consolidated financial statements, the financial information of our subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains or losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive (loss) income. The exchange rates as of June 30, 2025 and 2024 are 7.1938 and 7.1268, respectively. The annual average exchange rates for the year ended December 31, 2024 and 2023 are 7.3512 and 7.1258, respectively. The exchange rates as of December 31, 2024, and 2023 are 7.3512 and 7.1258, respectively. The annual average exchange rates for the year ended December 31, 2024, and 2023 are 7.2391 and 7.1162, respectively.

(Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income attributable to holders of common stock by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Recently Issued Accounting Standards

See Note 3 to the Consolidated Financial Statements included herewith.

Restatement of Previously Issued Interim Financial Statements

We identified and corrected certain errors in our previously issued unaudited condensed consolidated financial statements for the quarters ended March 31, June 30, and September 30, 2024.

Specifically, we inadvertently failed to perform the required fair value remeasurement of our warrant liabilities at the end of each of the first three quarters of 2024, as required by applicable accounting guidance. Additionally, certain assets and liabilities were misclassified between non-current assets and current liabilities during those periods, which required correction and reversal.

The impact of the fair value adjustment was material and resulted in a change from a net loss to net income in the affected quarters, along with a corresponding change from a loss per share to positive earnings per share. The impact of the misclassification of assets and liabilities reduced both total assets and total liabilities by $368,504.

These corrections are reflected in the accompanying consolidated financial statements and related disclosures, and supersede the previously filed interim financial results. See Note 3 to the consolidated financial statements for further detail.

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Results of Operations

The following table sets forth the consolidated statements of operations of the Company for the three and six months ended June 30, 2025 and 2024.

Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Revenue	3,971,716	6,753,112	8,505,844	11,652,992
Cost of sales	(3,939,262)	(6,707,325)	(8,422,440)	(11,523,244)
Gross profit	32,454	45,787	83,404	129,748

Operating expenses
General and administrative expenses	(236,322)	(354,442)	(570,693)	(805,906)
Total operating expenses	(236,322)	(354,442)	(570,693)	(805,906)

Loss from operations	(203,868)	(308,655)	(487,289)	(676,158)

Other income (expense)	(158,216)	376,338	(132,412)	571,911
Income (Loss) before income taxes	(362,084)	67,683	(619,701)	(104,247)

Income tax expense	(140,561)	1,766	(140,561)	(122,380)
Net (loss) income	(502,645)	69,449	(760,262)	(226,627)

Less: Net loss attributable to non-controlling interests	(10,937)	(14,974)	(20,537)	(22,474)
Net income (loss) attributable to the company	(491,708)	84,423	(739,725)	(204,153)

Comprehensive (loss) income
Net income (loss)	(502,645)	69,449	(760,262)	(226,627)
Foreign currency translation gain (loss)	(53,057)	145,100	(55,895)	202,407
Total comprehensive income (loss)	(555,702)	214,549	(816,157)	(24,220)

Less: comprehensive loss attributable to non-controlling interest	(10,937)	(14,974)	(20,537)	(22,474)
Less: Foreign currency translation gain (loss) attributable to noncontrolling interest	3,443	(873)	3,020	1,005
Comprehensive income (loss) attributable to the Company	(548,208)	230,396	(798,640)	(2,751)

(Loss) Earning per share
Basic	(0.0345)	0.0063	(0.0523)	(0.0161)
Diluted	(0.0345)	0.0063	(0.0523)	(0.0161)

Weighted average number of common shares outstanding
Basic	14,256,576	13,471,273	14,143,498	12,719,624
Diluted	14,256,576	13,471,273	14,143,498	12,719,624

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Revenue

Revenue for the three months ended June 30, 2025 was $3,971,716, compared to $6,753,112 for the comparable period in 2024. The revenue for the three months ended June 30, 2025 was mostly decreased from Meixin catering business and the fish trading business from NTB with the revenue of $0.94 million and $2.98 million, respectively.

Revenue for the six months ended June 30, 2025 was $8,505,844, compared to $11,652,992 for the comparable period in 2024. The revenue for the six months ended June 30, 2025 was mostly decreased from the Meixin catering business, the fish trading business from NTB with revenues of $2.48 million and $5.92 million, respectively.

•	Fish Trading Business: For the six months ended June 5, 2025, the fish trading business decreased in volume, but the selling price increased, the volume decreased from 443 tons to 388 tons for the comparable period in 2024 and 2025. The average selling price of eels increased from $ 15.38 to $15.66 per kilogram for the comparable period in 2024 and 2025.

•	Catering Business: For the six months ended June 5, 2025, the fish, fruit and vegetable processing service and sales volume decreased from 190,962 kilograms to 102,006 kilograms in volume with average prices increased from $14.85 to $15.59 per kilograms for the comparable period in 2024 and 2025.

For the six months ended June 30, 2025, our foreign currency translation loss was $55,895.

Gross profit

Gross profit for the three months ended June 30, 2025 was $ 32,454, compared to $45,787 for the comparable period in 2024. The gross profit for the three months ended June 30, 2025 was mostly decreased from the Meixin catering business and the fish trading business from NTB.

Gross profit for the six months ended June 30, 2025 was $83,404, compared to $129,748 for the comparable period in 2024. The gross profit for the six months ended June 30, 2025 was mostly decreased from the Meixin catering business and the fish trading business from NTB.

General and administrative expenses

General and administrative expenses were $236,322, for the three months ended June 30, 2025, compared to $354,442 for the comparable period in 2024. This increase was primarily due to the decrease of consulting fees, and salary expenses for the three months ended June 30, 2024.

General and administrative expenses were $570,693, for the six months ended June 30, 2025, compared to $805,906 for the comparable period in 2024. This decrease was primarily due to the decrease of salary and commission expenses for the six months ended June 30, 2025 in connection with securities filings and other related matters.

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Other income (expense)

Other expense was $158,216, for the three months ended June 30, 2025, compared to other income of $376,338 for the comparable period in 2024. The other income was interest revenue of bank deposits and the remaining consideration of $50,000 recorded as the receivable of disposal of SY Culture. The other expense was interest expense for a bank loan, loss on disposals of investment, share of loss of subsidiaries.

Other expense was $132,412, for the six months ended June 30, 2025, compared to other income of $571,911 for the comparable period in 2024. The other income was interest revenue of bank deposits and the remaining consideration of $50,000 recorded as the receivable of disposal of SY Culture. The other expense was interest expense for a bank loan, loss on disposals of investment, share of loss of subsidiaries.

Income tax expense

During the six months ended June 30, 2025, we recorded an income tax expense of $140,561 compared to income tax expense of $ 122,380 for the comparable period in 2024. The increase of income tax expense is because we evaluated the income tax impact for the period ended June 30, 2025.

Net income (loss) attributable to the Company

Net loss attributable to us (excluding net loss attributable to non-controlling interest) for the three months ended June 30, 2025 was $491,708 compared to net loss attributable to us (excluding net loss attributable to non-controlling interest) of $84,423 for the comparable period in 2024.

Net loss attributable to the Company (excluding net loss attributable to non-controlling interest) for the six months ended June 30, 2025 was $739,725, compared to a net loss attributable to the Company (excluding net loss attributable to non-controlling interest) of $204,153 for the comparable period in 2024. The increase was primarily due to the increase of general and administrative expenses for the six months ended June 30, 2025.

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The following table sets forth our consolidated statements of operations for the years ended December 31, 2024, and 2023.

Consolidated Statements of Operations

	For the years ended December 31,
	2024	2023
Net Sales	$17,013,132	$23,915,926
Cost of sales	(16,678,871)	(23,720,967)
Gross profit	334,261	194,959

Operating expenses
Impairment of goodwill	(1,159,172)	(2,250,553)
General and administrative expenses	(2,135,336)	(2,346,343)
Total operating expenses	(3,294,508)	(4,596,876)

Other income	690,514	265,266
Net loss from continuing operations before income taxes	(2,269,733)	(4,136,651)

Income tax expense	(124,070)	(22,703)
Net loss from continuing operations	(2,393,803)	(4,159,354)

Net loss	(2,393,803)	(4,159,354)
Less: Net income attributable to non-controlling interests	39,342	54,395
Net loss attributable to Nocera Shareholders	(2,354,461)	(4,104,959)

Other Comprehensive loss
Net loss	(2,393,803)	(4,159,354)
Foreign currency translation income	86,491	4,688
Total comprehensive loss	(2,307,312)	(4,159,666)

Less: Net income attributable to non-controlling interest	39,342	54,395
Less: Foreign currency translation loss attributable to non-controlling interest	4,549	(48,335)
Comprehensive loss attributable to Nocera Shareholders	$(2,263,421)	$(4,148,606)

Loss per share - basic and diluted	$(0.1807)	$(0.4238)
Net loss per share from continuing operations – basic and diluted (1)	$(0.1807)	$(0.4238)

Weighted Average Shares Outstanding - Basic and Diluted	13,249,705	9,814,000

(1)	On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

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Comparison of Results of Operations for the years ended December 31, 2024, and December 31, 2023

Revenue of the Company for the three months ended December 31, 2024 was approximately $3,997,039 million compared to approximately $7,467,601 million for the comparable period in 2023. The revenue decreased by $3,470,562, or 46.4% for the three months ended December 31, 2024. This decrease was primarily attributable to the downturn in the fish market and volume loss of fish harvest. For the three months ended December 31, 2024, SY Culture and Xinca generated $27,631 and $40,936, respectively.

Revenue of the Company for the year ended December 31, 2024 was approximately $17.01 million compared to approximately $23.9 million for the comparable period in 2023. The revenue decreased by approximately $6.89 million, or 28.3% for the year ended December 31, 2024. The decrease was primarily attributable to the significant loss of eel fry in prior year which led the delay of harvesting the market-size eel in third quarter. The revenue for the year ended December 31, 2024, was mostly decreased from Meixin catering business and the fish trading business from NTB with the revenue of $4.8 million and $11.8 million, respectively. For the year ended December 31, 2024, SY Culture and Xinca generated $93,041 and $251,992, respectively.

•	Fish Trading Business: For the year ended December 31, 2024, the fish trading business decreased in volume, but the selling price increased, the volume decreased from 1083 tons to 770 tons for the comparable period in 2023 and 2024. The average selling price of eels increased from $13.79 to $15.31 per kilogram for the comparable period in 2023 and 2024.

•	Catering Business: For the year ended December 31, 2024, the catering business separated into two lines of operations. The bento box business volume decreased from 80,640 to 65,376 boxes with average price decreased from $3.85 to $3.74 per box for the comparable period in 2023 and 2024. The fruit and vegetable processing service and sales volume decreased from 438,310 kilograms to 310,302 kilograms in volume with average prices decreased from $15.85 to $14.47 per kilograms for the comparable period in 2023 and 2024.

For the year ended December 31, 2024 and 2023, our foreign currency translation gain was $86,491 and foreign currency translation gain was $4,688 of sales and income, respectively.

The decrease in revenue from $7.4 million in 2023 to $3.9 million in 2024 is primarily attributed to a downturn in the fish market in Taiwan. Specifically, the significantly low eel fry catch in 2022 and 2023 has led to a substantial reduction in the availability of market-size eels, impacting overall sales performance. Also, during the third quarter of 2024, Taiwan experienced a significant number of typhoons and other natural disasters. These adverse events negatively impacted the fish farming industry, leading to a decline in overall market production. We believe these environmental factors are critical to understanding the fluctuations in production during the period. To address this challenge and improve revenue, we are actively developing the cultivation of alternative aquaculture species to diversify our product offerings. Additionally, we are expanding and strengthening various sales channels to enhance market reach and drive revenue growth.

Looking ahead, we anticipate that these adverse factors may continue to impact our operating results in the near term. The limited eel fry catch in previous years is expected to have residual effects on eel availability in future periods, which may constrain revenue growth. Furthermore, the increased frequency and severity of natural disasters present an ongoing risk to production stability in the aquaculture industry.

Gross profit

Gross profit for the three months ended December 31, 2024 was $170,382, compared to $37,699 for the comparable period in 2023. The increase was primarily because there was an increase in demands of the sales through e-commerce business for the three months ended December 31, 2024.

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Gross profit for the year ended December 31, 2024 was approximately $334,261, compared to approximately $194,959 for the comparable period in 2023. The gross profit for the year ended December 31, 2024 was mostly generated from Meixin catering business and Xinca e-commerce business with the gross profit of approximately $63,554 and $183,358, respectively. The increase was primarily because there was an increase in demands of the sales through e-commerce business for the year ended December 31, 2024.

The operating loss incurred in NTB fish trading business is primarily attributed to administrative expenses, amounting to approximately $2,042,581. We are confident that profitability can be achieved by optimizing management expenses and enhancing profit margins.

Impairment of goodwill

Goodwill impairment expenses were $1,159,172 for the three months ended December 31, 2024 compared to $2,250,553 for the comparable period in 2023. For the fiscal years ended December 31, 2024 and 2023, we recognized a $3.4 million and $2.3 million goodwill impairment charge, respectively, which was primarily driven by a duplicate of the unexpected loss of a major customer and a subsequent reassessment of the financial outlook for our Meixin reporting unit. Specifically, during 2024, the Meixin unit experienced the early termination of a significant contract with a key customer, which materially reduced projected future cash flows. In conjunction with continued challenges in customer acquisition, the Company performed an interim impairment test under ASC 350 using a discounted cash flow model. The analysis concluded that the estimated fair value of the Meixin unit was below its carrying amount, necessitating a goodwill impairment charge. This non-cash charge was recognized to more accurately reflect the current valuation of the unit and did not impact the Company’s liquidity or cash flows. The impairment charge represents approximately 48% of our consolidated net loss and reflects the reduced long-term outlook for the segment compared to assumptions used in prior periods.

General and administrative expenses

General and administrative expenses were $900,395, for the three months ended December 31, 2024, compared to approximately $583,537 for the comparable period in 2023. This increase was primarily due to the increase of consulting fees and salary expenses for the three months ended December 31, 2024.

General and administrative expenses were $2.1 million, for the year ended December 31, 2024, compared to $2.3 million for the comparable year ended in 2023. The decrease in general and administrative expenses was mainly due to the decrease of consulting fees, legal fees, miscellaneous expenses in 2024.

Other income (expense)

Other income was $690,514 for the year ended December 31, 2024, compared to other expense of $265,266 for the comparable period in 2023. The income for the year ended December 31, 2023 was mainly due to the waiver of payables.

During the year ended December 31, 2024, we recorded a non-cash gain of $797,269 related to the fair value measurement of warrant liabilities in 2024, compared to $305,652 for the comparable period in 2023, the increase was primarily driven by heightened volatility in the Company’s stock price, which significantly impacted the fair value of outstanding warrant liabilities during the period. These warrants are classified as liabilities pursuant to ASC 815 and are remeasured at fair value each reporting period, with changes recognized in the consolidated statements of operations.

The fair value of the warrants is sensitive to several key inputs, including the Company’s stock price, expected volatility, risk-free rate, and remaining life of the instruments. These fair value adjustments do not affect the Company’s cash flows but may cause fluctuations in reported net income or loss in future periods.

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In connection with the restatement disclosed in Note 4 to the consolidated financial statements, the Company revised its previously issued financial statements for the year ended December 31, 2023 and the quarters ended March 31, June 30, and September 30, 2024, to correct the accounting treatment for the warrant liabilities. The restatements resulted in changes to the fair value adjustments recognized in each quarter as follows:

•	Q4 2023: Gain of $305,652

•	Q1 2024: Gain of $197,843

•	Q2 2024: Gain of $360,202

•	Q3 2024: Loss of $29,849

During the year ended December 31, 2023, we recorded an income tax expense of $22,703 as compared to income tax expense of $124,070 for the comparable period in 2024.

Net loss attributable

Net loss attributable to us (excluding net loss attributable to non-controlling interest) for the year ended December 31, 2024 was approximately $2.3 million compared to net loss attributable to us (excluding net income attributable to non-controlling interest) approximately of $4.1 million for the comparable period in 2023. The decrease was primarily due to the decrease of General and administrative expenses for the year ended December 31, 2024.

Segment Reporting

The Company’s CODM is responsible for reviewing the results of operations and allocating resources across the Company’s reportable segments, including Fish Trading and Catering Services. These operating segments reflect the manner in which the CODM allocates resources and evaluates performance.

These segments align with how management evaluates performance and allocates resources. Segment performance is evaluated based on segment revenue and operating profit, which includes direct costs and segment-specific general and administrative expenses and tax, but excludes corporate overhead and interest.

The summary of key information by segments for the years ended December 31, 2024 and 2023 was as follows:

For year ended December 31, 2024

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$16,574,440	$168,853	$269,839	$17,013,132
Cost of revenue	$16,486,310	$114,453	$78,108	$16,678,871
Gross profit	$88,130	$54,400	$191,731	$334,261
General and administrative expenses	$(447,742)	$(597,774)	$(1,089,820)	$(2,135,336)
Segment operating losses	$(359,612)	$(543,374)	$(898,089)	$(1,801,075)
Income tax expenses	$(121,575)	$(2,495)	$–	$(124,070)
Segment losses	$(481,187)	$(545,869)	$(898,089)	$(1,925,145)

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For year ended December 31, 2023

	Sales of Fish Trading	Sales of Catering	Total

Revenue	$23,713,516	$202,410	$23,915,926
Cost of revenue	$23,558,911	$162,056	$23,720,967
Gross profit	$154,605	$40,354	$194,959
General and administrative expenses	$(1,052,507)	$(1,293,816)	$(2,346,323)
Segment operating losses	$(897,965)	$(1,253,462)	$(2,151,364)
Income tax expenses	$–	$–	$(22,703)
Segment losses	$(897,965)	$(1,253,462)	$(2,151,364)

The following tables set forth a summary of single customers who represent 10% or more of the Company’s segments revenue, net:

	Fish Trading
	December 31, 2024	December 31, 2023

Percentage of fish trading revenue
Customer A	18.90%	19.90%
Customer B	16.40%	26.50%
Customer C	11.40%	10.50%
Customer D	16.50%	13.20%
Customer E	16.50%	–
Customer F	–	11.40%
	79.7%	81.50%

	Catering
	December 31, 2024	December 31, 2023

Percentage of catering revenue
Customer G	11.11%	49.19%
Customer H	11.92%	40.69%
Customer I	52.41%	–
	75.44%	89.89%

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	E--commerce
	December 31, 2024	December 31, 2023

Percentage of e-commerce revenue
Customer J	26.36%	–
	26.36%	–

Liquidity and Capital Resources; Going Concern

We had net cash used by operating activities for the period ended June 30, 2025 and the cash balance was $150,130 as of June 30, 2025. As of June 30, 2025, we had an accumulated deficit of $ 21,978,606, a net loss of $760,262, and net cash used in operating activities of $320,289.

had net cash used in operating activities for the year ended December 31, 2024 and the cash balance was approximately $0.48 million as of December 31, 2024. As of December 31, 2024, we had an accumulated deficit of $21,238,881, a net loss of $2,393,803, and net cash used in operating activities of $1,574,709. In their audit report for the fiscal year ended December 31, 2024 included in this report, our auditors have expressed their concern as to our ability to continue as a going concern.

We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use its cash balances in the short-term to invest in revenue growth. Management is focused on growing our existing product offering, as well as our customer base, to increase our revenues. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing. We cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, however, management believes that our current cash balances coupled with anticipated cash flow from operating activities will be sufficient to meet our working capital requirements for at least one year from the date of issuance of the accompanying consolidated financial statements.

To date, we have funded our operations through revenues, loans from our officers, and the issuance of equity securities. On January 25, 2025, we obtained a financial support letter from Ms. Min-Huay Cheng Lu, the estate of Mr. Yin-Chieh Cheng, our former President, Chief Executive Officer, Chairman of the Board and principal stockholder.

The Company anticipates that its primary source of liquidity over the next twelve months will be capital raised through financing activities. We currently expect to raise approximately $40 million through a combination of equity issuance, a leveraged buyout transaction, and debt financing. These funds are intended to support our capital-intensive strategic initiatives, including business combinations and acquisitions aligned with our long-term growth strategy.

On the cash outflow side, we expect to utilize approximately $5.9 million to support operating activities over the next twelve months. This includes an estimated $5.0 million allocated to operating costs related to our fish business, $0.7 million for general and administrative expenses, and $0.2 million for marketing and promotional efforts associated with our e-commerce platform. In addition to operating needs, we plan to allocate approximately $30 million toward capital expenditures, primarily for business combination and acquisition transactions. These planned investments are considered critical to the Company’s growth objectives and are expected to be financed through the aforementioned capital raising efforts.

On August 29, 2025, we issued and sold 3,500 shares of Series B Preferred Stock for an aggregate purchase price of $3.15 million at the initial closing (the “Initial Closing”). Pursuant to the Purchase Agreement, we may issue and sell in one or more additional closings of up to an aggregate of 10,000 additional shares of Series B Preferred Stock subject to the terms and conditions set forth in the Purchase Agreement.

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Management believes that the anticipated financing arrangements will provide sufficient liquidity to meet our obligations as they come due and to fund the Company’s ongoing and planned strategic initiatives over the next twelve months.

The following table provides detailed information about our net cash flows for the six months ended June 30, 2025 and June 30, 2024:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
	$	$
Net cash used in operating activities	(320,289)	(700,577)
Net cash provided by (used in) investing activities	(135,942)	645,685
Net cash used in financing activities	236,366	(478,361)
Effect of the exchange rate change on cash	(114,166)	(109,904)
Decrease in cash	(334,031)	(643,157)

Net cash used in operating activities

Net cash used in operating activities amounted to $320,289 for the six months ended June 30, 2025. This reflected a net loss of $760,262, depreciation of $200,652.

Net cash used in operating activities amounted to $658,042 for the six months ended June 30, 2024. This reflected a net loss of $863,172, depreciation of $54,529 and share-based compensation of $30,165.

Net cash used in investing activities

Net cash used in investing activities was $135,942 for the year ended June 30, 2025, which were primarily attributable to the proceeds from disposal of subsidiary, SY Culture, of $363,845 and acquisition of associate of $500,000.

Net cash provided by investing activities was $645,685   for the year ended June 30, 2024, which were primarily attributable to the proceeds from disposal of financial assets at fair value through profit and loss.

Net cash used by financing activities

Net cash provided by financing activities amounted to $236,366 for the six months ended June 30, 2025, which was the exercise of warrant.

Net cash used by financing activities amounted to$478,361 for the six months ended June 30, 2024, which was repayment of bank loans and acquisition of subsidiaries.

The following table provides detailed information about our net cash flows for the fiscal year ended December 31, 2024 and 2023:

	For the years ended December 31,
	2024	2023
Net cash used in operating activities	$(1,574,709)	$(1,084,595)
Net cash provided by (used in) investing activities	211,801	(1,057,870)
Net cash provided by financing activities	597,053	449,898
Effect of the exchange rate change on cash and cash equivalents	20,435	16,074
Decrease in cash and cash equivalents	$(745,420)	$(1,676,493)

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Net cash used in operating activities

Net cash used in operating activities amounted to $ 1,574,709 for the year ended December 31, 2024. This reflected a net loss of $2,393,803, as adjusted for non-cash items primarily including depreciation of $126,501, share-based compensation of $60,831, goodwill impairment of $1,159,172.

Net cash used in operating activities amounted to $1,084,595 for the year ended December 31, 2023. This reflected a net loss of $4,159,354, as adjusted for non-cash items primarily including depreciation of $171,312 and share-based compensation of $163,621, and Consultancy services settled by equities of $657,900.

Net cash (used in) provided by investing activities

Net cash provided by investing activities was $211,801 for the year ended December 31, 2024, which were primarily attributable to the available-for-sale financial assets.

Net cash used in investing activities was $1,057,870 for the year ended December 31, 2023, which were primarily attributable to the purchase of property.

Net cash provided by financing activities

Net cash provided by financing activities amounted to $597,053 for the year ended December 31, 2024, which were primarily arising from proceeds from issuance of common stock and other borrowings during the year.

Net cash provided by financing activities amounted to $463,533 for the year ended December 31, 2023, which were primarily arising from proceeds from issuance of common stock during the year.

Since we plan to build our land-based fish farming demo sites in the U.S., Japan and Thailand to promote our fish farming systems to the global market, we expect that we will require additional capital, which includes construction costs, marketing costs, operation costs, etc., to meet our long-term operating requirements. We expect to obtain financing from stockholders or raise additional capital through, among other things, the sale of equity or debt securities. The stockholders are committed to provide additional financing required when we try to raise additional capital from third party investors or banks. However, there can be no assurance that we will be successful in raising this additional capital.

Business Combinations

We account for business acquisitions in accordance with ASC 805, Business Combinations. We measure the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. We record goodwill for the excess of (i) the total costs of acquisition, fair value of any non-controlling interests and acquisition date fair value of any previously held equity interest in the acquired business over (ii) the fair value of the identifiable net assets of the acquired business.

The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions based on available information regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities related to uncertain tax positions and contingencies. We must also refine these estimates over a one-year measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to retroactively adjust provisional amounts that we have recorded for the fair value of assets and liabilities in connection with an acquisition, these adjustments could materially impact our results of operations and financial position. Estimates and assumptions that we must make in estimating the fair value of future acquired technology, user lists and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be accelerated or slowed, which could materially impact our results of operations.

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BUSINESS

Overview

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, with operations based in New Taipei City, Taiwan. Our primary business operations currently consist of designing, developing and producing large scale recirculating aquaculture systems (“RASs”) for fish farms along with providing consulting, technology transfer and aquaculture project management services to new and existing aquaculture management business services.

RASs operate by filtering water from the fish (or shellfish) tanks so it can be reused within the tank. This dramatically reduces the amount of water and space required to intensively produce seafood products. The steps in RASs include solids removal, ammonia removal, Co2 removal and oxygenation. Prior to 2021, we initially focused on the Chinese market due to opportunities presented by changes to regulations governing water use for fish production in China. As of October 2020, we had delivered 551 fish tank systems to six separate Chinese-based fish farms, and two fish tank systems to our Taiwan showroom.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In view of the opportunities resulting from this initiative, in October 2020, we ceased all of our operations in China and moved all of our technology and back-office operations to Taiwan. We now only operate out of Taiwan.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. We are now poised to grow our existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America. We do not currently have any intentions of conducting operations in China or Hong Kong.

Corporate History

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, and is based in New Taipei City, Taiwan.

Reverse Merger

Effective December 31, 2018, we completed a reverse merger transaction pursuant to an Agreement and Plan of Merger (the “Agreement”) with (i) GSI, (ii) GSI’s stockholders, Yin-Chieh (“Jeff”) Cheng and Zhang Bi, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Stockholders transferred to us all of the GSI Shares in exchange for the issuance of 6,666,667 (post-split) shares of our common stock. As a result of the reverse merger, GSI became our wholly-owned subsidiary and Mr. Cheng and Zhang Bi, the former stockholders of GSI, became our controlling stockholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party. GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014 and is a holding company without any assets or operations.

In anticipation of the reverse merger, GSI undertook a reorganization and became the 100% holding company of Guizhou Grand Smooth Technology Ltd (“GZ GST”) and GSI Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”), which were all controlled by the same stockholders before and after the reorganization, pursuant to a series of contractual agreements (the “GZ WFH VIE Agreements”). As a result, GSI, through GZ GST, was determined to be the primary beneficiary of GZ WFH and GZ WFH became a variable interest entity (“VIE”) of GSI. Accordingly, GSI consolidated GZ WFH’s operations, assets and liabilities.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (PRC) on October 25, 2017, and was engaged in providing fish farming containers service, which integrated sales, installments, and maintenance of aquaculture equipment.

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Divestiture of GZ WFH

On September 21, 2020, we terminated our relationship with GZ WFH and its management, and the GZ WFH Agreements between the parties were terminated as well.

Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with us wherein all claims as to GZ WFH’s debt (claim to our shares or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against us for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the settlement agreement. The consideration for the settlement agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waived any claims to our stock, and the 3,166,667 (post-split) shares of our common stock owned by Zhang Bi were cancelled.

XFC Sale

On December 31, 2020, we exchanged 466,667 (post-split) shares of our restricted common stock to stockholders of Xin Feng Construction Co., Ltd., a Taiwan limited liability company (“XFC”), in exchange for 100% controlling interest in XFC. We also entered into contractual arrangements with a stockholder of XFC, that enabled us to have the power to direct the activities that most significantly affects the economic performance of XFC and receive the economic benefits of XFC that could be significant to XFC. On November 30, 2022, we entered into a Purchase of Business Agreement with Han-Chieh Shih (the “Purchaser”), in which we sold our controlling interest of XFC, to the Purchaser for a total purchase cash price of $300,000 (the “XFC Sale”). The closing of the XFC Sale occurred on November 30, 2022 and the XFC variable interest entity agreements were terminated in connection with the XFC Sale.

Reverse Stock Split

On July 26, 2022, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada to implement a 2-for-3 reverse stock split of our outstanding common stock, with fractional shares resulting from the reverse stock split being rounded up to the nearest whole number. The reverse stock split was effected on August 11, 2022.

The VIE Agreements with Meixin

On September 7, 2022, we entered into a series of contractual agreements (collectively, the “Meixin VIE Agreements”) with the majority stockholder (the “Selling Stockholder”) of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation and a food processing and catering company (“Meixin”), and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

The VIE Agreements with Xinca

On January 31, 2024, we entered into a Variable Interest Entity Purchase Agreement (“Xinca Purchase Agreement”) with Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. (“Xinca”), a domestic funded limited liability company registered in the PRC. The Xinca Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Shanghai Nocera Culture Co., Ltd. (“WFOE”), through a series of contractual agreements (“Xinca VIE Agreements”), in which we exchanged 1,800,000 shares of our restricted common stock for a 100% controlling interest in Xinca. As a result, the Company has been determined to be the primary beneficiary of Xinca and Xinca became a variable interest entity of the Company.

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The Equity Purchase Agreements with SY Culture

On April 14, 2024, we entered into an Equity Purchase Agreement with Hangzhou SY Culture Media Co. Ltd. (“SY Culture Purchase Agreement”), a domestic funded limited liability company registered in the PRC. The SY Culture Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Gui Zhou Grand Smooth Technology Ltd., in which we issued 600,000 shares of our restricted common stock for a 100% equity in SY Culture.

Nasdaq

We received a deficiency letter (the “Nasdaq Letter”) from Nasdaq notifying us that, for the 30 consecutive business days from November 29, 2024 through January 14, 2025, the closing bid price of our common stock had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with the listing rules of Nasdaq, we have been given 180 calendar days, or until July 14, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If we are unable to regain compliance prior to the Compliance Date, we may be eligible for an additional 180 calendar days to satisfy the Bid Price Rule. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market with the exception of the Bid Price Rule, and will need to provide written notice of our intention to cure the deficiency during such additional compliance period, by effecting a reverse stock split, if necessary.

The Nasdaq Letter does not result in the immediate delisting of our common stock and our common stock will continue to trade uninterrupted on The Nasdaq Capital Market under the symbol “NCRA.”

Business Developments

The following highlights recent material developments in our business:

•	On January 4, 2024, we announced that the Board appointed Feng-Hua Chen as the Chief Operating Officer.

•	On January 31, 2024, we entered into the Xinca VIE Agreements with the majority shareholder of Xinca.

•	On April 14, 2024, we entered into Equity Purchase Agreement with SY Culture.

•	On October 16, 2024, we engaged with Enrome LLP and appoint the New Auditor as our independent registered public accounting firm.

Corporate Structure

We conduct our operations through (i) Nocera Taiwan Branch; (ii) Meixin; (iii) Xinca; and (iv) SY Culture, an unincorporated division of the Company (“NTB”). Our other subsidiaries, Meixin, located in Taipei City, Taiwan, Shanghai Nocera Culture Co., Ltd., which wholly owns Xinca, and GSI, which wholly-owns GZ GST and SY Culture. Both Xinca and SY Culture are located in Hangzhou, China.

We acquired GSI in a reverse merger on December 31, 2018. Prior to the merger, we were a “shell company” as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act). GSI is the parent holding company of GZ GST, which was incorporated on November 13, 2018, as a wholly foreign-owned enterprise established in the PRC. Both GSI and GZ GZT are currently dormant and do not conduct any operations. We currently do not conduct any operations in China or Hong Kong.

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In December 2020, we added XFC as a VIE in order to obtain a Class A construction license to construct indoor RASs and solar sharing fish farms. On November 30, 2022, we entered into a Purchase of Business Agreement with Han-Chieh Shih, in which we sold our controlling interest of XFC, to the Purchaser for a total purchase cash price of $300,000. The closing of the XFC Sale occurred on November 30, 2022 and the XFC VIE agreements were terminated in connection with the XFC Sale. As of November 30, 2022, we ceased providing services to construct indoor RASs and solar sharing fish farms in Taiwan.

NTB was established on January 14, 2021 in Taiwan. In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in the near future.

On September 7, 2022, we entered into a series of contractual agreements with the majority stockholder of Meixin and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us. Therefore, in accordance with ASC 810 “Consolidation,” we are considered the primary beneficiary of Meixin and have consolidated Meixin’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

On January 4, 2024 we established Shanghai Nocera Culture Co., Ltd. (“Shanghai Nocera”) and combined Xinca for the e-commerce business in China.

On April 14, 2024, GZ GST entered into Equity Purchase Agreement with SY Culture to expend the e-commerce business, specifically with foods and kitchen goods retail channel.

Significant Products & Services

We manufacture, sell, and install RASs for land-based fish farms. Originally, our systems were designed and constructed from used marine shipping containers. We then developed our next generation of RASs, a cylindrical shaped tank that holds approximately 15,000 U.S. gallons of water, which we believe make them among the largest systems in the market.

There are several significant benefits to our RASs:

•	the system provides a controlled and “traceable” environment;

•	the recirculating aquaculture system can be installed almost anywhere and requires minimal site preparation; and

•	it benefits local economies by providing fresher and, therefore, generally healthier fish.

Nocera’s RASs include the fish tank, circulation and filtration systems.

Nocera Land-based RASs Overview
Height / width	1.5m/10m
Main composition of our tank	Environmental-friendly PE
Yield per growing season (Tilapia)	11,000 lbs.
Fish farming density	100-109 lb./m3
Price per RASs Total Solution	$35,000 USD

Our RASs can raise both freshwater and saltwater fish, as well as a variety of crustaceans.

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Nocera Recirculating Aquaculture System

Market Overview

Global fish consumption has long been on the rise at a rate higher than any other source of animal protein, and the trend is expected to continue. With overfishing already threatening the earth’s marine ecosystem, it is anticipated that a significantly larger proportion of fish consumption would be farm-raised instead of wild-caught in the future.

Also, the trade conflict between the U.S. and China has led to a greater demand for non-Chinese origin seafood products from the U.S. market.

On a broader perspective, as the world rapidly begins a transition towards net zero carbon emissions in response to the ever-more pressing threat of climate change, it is foreseeable that solar energy will be the go-to option for many countries as a new source of green energy.

We believe that the RASs, with its proven advantage in producing more fish in a more cost-effective and environmentally friendly manner while offering greater location flexibility and the potential for a “solar-fish sharing mode,” is a perfect solution to address the opportunities highlighted above.

Consulting Services

We also provide consulting services and solutions for aquaculture projects, where we offer design innovation and RAS expertise to increase revenue, while decreasing operating expenses, allowing clients to operate more efficiently while increasing production. Additionally, we show clients how to operate more strategically by diversifying the species of fish raised to meet market demands. Our equipment enhances the management of fish farms by reducing the incidence of disease among the fish populations, while reducing water pollution from inland fish farms. We currently provide such services in Taiwan and intend to expand into other international markets and the United States to increase revenues and operate more efficiently.

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We provide the following service offerings:

•	for qualified investors or investment groups who are interested in capitalizing on the potential of the aquaculture industry and want to develop or take part in commercial fish farming or shrimp farming but lack the experience, design, installation, build and management of aquaculture projects to meet these interests;

•	a full range of pilot and management services to aquaculture companies and new aquaculture projects throughout Taiwan and potentially the rest of the world, providing tailored solutions to meet customer needs and to fulfill our commitment, to encourage and support clean water and clean fish products from the fish farm to the table; and

•	select equipment and materials from suppliers to provide unique service offerings structured to generate higher profit margins.

Strategy

We plan to focus on countries with a growing population and growing demand for food. By 2050, we will need to double the global food supply to feed the world’s growing population.1 There is a growing need for new ways to produce high-quality local fish without putting more pressure on our natural ecosystems. Like Taiwan, there are also many countries with a growing population and growing demand for high-protein food. We plan to go global through building demo sites promoting our RASs and selling our price-competitive systems in these countries to meet their demand for food and to satisfy their desire for a greener environment.

In January 2021, we moved our operation and market focus from China to Taiwan. In 2021, we established a Nocera Taiwan Branch to focus on customers in a variety of sectors, such as individual investors, government supported or funded companies, and international customers. We have received interest from areas like Japan, Thailand, Jordan, South Africa and the United States.

During the year ended December 31, 2024 and 2023, the net sales were approximately $17.01 million and approximately $23.9 million, respectively.

Construction Services

Prior to terminating the variable interest entity agreements with XFC in connection with the XFC Sale, we were the only provider of RAS solar power energy sharing and construction services in Taiwan. As of the filing date of this prospectus, we have no intention of providing services to construct indoor RASs and solar sharing fish farms in Taiwan.

______________________

1 Ranganathan et al, How to Sustainably Feed 10 Billion People by 2050, in 21 Charts, WORLD RESOURCES INSTITUTE (Dec. 5, 2018); https://www.wri.org/insights/how-sustainably-feed-10-billion-people-2050-21-charts#:~:text= How%20to%20Sustainably%20Feed%2010%20Billion%20People%20by%202050%2C%20in%2021%20Charts,-December%205%2C%202018&text=There%20is%20a%20big%20shortfall,than%20there%20were%20in%202010.

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Customers

In 2024, we targeted customers in a variety of markets (e.g., Japan, Taiwan, Thailand, Jordan, South Africa and the United States), such as individual investors, government supported or funded companies and other types of international customers. During the year ended December 31, 2024 and 2023, the net sales were approximately $17.01 million and approximately $23.9 million, respectively.

Suppliers

We purchase raw materials and parts and equipment from third parties locally in Taiwan and build and sell them to customers. We are not directly involved in the production or manufacturing of readily available equipment, and we do not take a risk in the repair and maintenance of the equipment because of the manufacturer’s maintenance policy. We have identified and sourced multiple suppliers in Taiwan, and our relationships with suppliers are generally good. We expect that our suppliers will be able to meet the anticipated demand for our products in the foreseeable future. There can be no assurance that our suppliers will continue to meet our needs, particularly as we ramp up our expansion into the U.S. and other markets around the world.

Competition

The market for aquaculture projects and services is highly competitive. Many of the producers and sellers are large entities that have significantly greater resources than we have. We also compete with small suppliers which provide smaller alternative aquaculture solutions regionally but due to the size of our projects, we believe that we should have a better price point.

Trademarks and Patents

We do not own any trademarks or patents.

Sales and Marketing

We continue to market our brand by offering unique and better incentives to the consumers. Our target market is not only limited to the direct processing plants; instead, consumers will be informed about the uniqueness of the fish product, and the important health benefits of fish protein.

Further, we plan to increase the species selection and product form through the investment of the additional 500 tanks; among all we plan to build a hatchery system by collaborating with professionals to promote and maintain healthy, self-sustaining populations of fish and other aquatic species. We are aiming for the direct wholesale option, including live hauling, restaurants, supermarkets and specialty stores. As of December 2024, we sell our food items, including our signature seafood porridge bowl, through our flagship bento box store located at the Ning Xia Night Market in the Datong District of Taipei City, Taiwan. In addition to utilizing Meixin’s distribution channel, we will move towards online marketing as well to achieve a greater market share.

Manufacturing Operations

Currently, we manufacture RASs through our branch office in Taiwan and may manufacture RASs through our Chinese subsidiaries. Additionally, we provide consulting services regarding RAS technology transfer and aquaculture project management services to customers in Taiwan.

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Government Regulation

We are subject to many varying laws and regulations in Taiwan and throughout the world, including, without limitation, those related to privacy, data protection, intellectual property, consumer protection, e-commerce, marketing, advertising, messaging, rights of publicity, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit our products and services or otherwise impose other restrictions that may affect the accessibility or usability of any or all of our products and services for an extended period of time or indefinitely.

Our properties and operations are subject to a number of environmental, health and safety laws and regulations in each of the jurisdictions in which we operate. Under certain of these laws and regulations, we may be subject to joint and several liability for environmental investigations and cleanups, including at properties that we currently or previously owned or operated, or at sites at which waste we generated was disposed, even if the contamination was not caused by us or was legal at the time it occurred.

We are also subject to laws regulating consumer products in the jurisdictions in which we sell our products. In the United States for instance, certain of our products are subject to the U.S. Consumer Product Safety Act, under which the U.S. Consumer Product Safety Commission may exclude products from the market that are found to be unsafe or hazardous, require repair, replacement or refund of products, impose fines for noncompliance with requirements and impose fines for failure to timely notify them of potential safety hazards.

Also, with respect to the potential sale of eel and any other seafood into the United States, we are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the U.S. Food and Drug Administration (the “FDA”). The FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program impacts how food is grown, packed, processed, shipped and imported into the United States and it governs compliance with Good Manufacturing Practices regulations. The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

We are also subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

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Our business depends in part on environmental regulations and programs of Taiwan that promote cleaner water sources to restore clean water back to people. Our customers may be encouraged with incentives by the local governments relating to aquaculture investment. The approvals of land, licenses or permits, are required from relevant central and local government authorities. In addition, from time to time, relevant government authorities may impose new regulations at a local level regulating fish farming. We believe that we have skills to help our customers obtain all necessary licenses, registrations and permits to comply with all requirements necessary to allow our customers and investors to conduct aquaculture business in Taiwan.

Listing on The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCRA”.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

We own 229 contiguous acres of land located in Montgomery County, Alabama up to the date of this prospectus.

Since the global growing demand from aquaculture production along with the decreasing production from wild fisheries and our fish farming systems provide a controlled and traceable environment for species, our business rarely suffers a seasonal impact.

Human Capital Resources

As of June 30, 2025, we had a total of 22 employees, including 19 full-time employees and 3 part-time employees. In addition, we have 12 consultants. We are compliant with local prevailing wage, contractor licensing and have good relations with our employees.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our Company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Corporate Information

Our principal executive offices are located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan (R.O.C.). Our telephone number is 886-910-163-358.

Available Information

Our website address is www.nocera.company. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports, proxy and registration statements filed or furnished with the SEC, are available free of charge through our website. We make these materials available through our website as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the SEC. The reports filed with the SEC by our executive officers and directors pursuant to Section 16 under the Exchange Act are also made available, free of charge on our website, as soon as reasonably practicable after copies of those filings are provided to us by those persons. These materials can be accessed through the “Investor Relations” section of our website.

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MANAGEMENT

The following is a list of our directors and executive officers as of September 29, 2025, along with the specific information required by Rule 14a-3 of the Exchange Act:

Name	Age	Position	Director Since
Andy Ching-An Jin	43	Chief Executive Officer (Principal Executive Officer)	July 31, 2023
Shun-Chih (“Jimmy”) Chuang	35	Chief Financial Officer (Principal Financial and Accounting Officer)	–
Feng-Hua (“Howard”) Chen	61	Chief Operating Officer	January 4, 2024
Gerald H. Lindberg	74	Secretary, Director	December 31, 2021
Sean Filson	42	Director	October 16, 2024
Hui-Ying Zhuang	51	Director	December 19, 2019
Yiwen Zhang	56	Director	October 27, 2023
Song-Yuan Teng	36	Director	October 27, 2023

Professional Backgrounds

Andy Ching-An Jin was appointed as Chief Executive Officer of the Company on July 31, 2023. Mr. Jin was an Investment Director at Fotex Holding from November 2018 until June 2023, where he executed and drove U.S. investments, strategic projects, portfolio management and business operations. Prior to that role, Mr. Jin served as Partner at Bloemengroothandel B.J. Duyvenvoorde & Zn B.V. from September 2017 until October 2018, where he managed all day-to-day operations, sales, developments and investments for an import floriculture company, sold subscription services to online boutiques and managed all major wholesale floriculture market operations in China. In addition, Mr. Jin served as Executive Vice President and Managing Director of Dagong Global Credit Rating Group from December 2015 until August 2017, where he oversaw the group’s international business development and investments into overseas markets and was also responsible for overseas offices located in Hong Kong, Italy and Germany. He attended the State University of New York at Stony Brook attaining a Bachelor of Arts in political science and Tsinghua University earning a Master of Business Administration.

Shun-Chih (“Jimmy”) Chuang was appointed as Chief Financial Officer of the Company on October 28, 2019. Prior to that role, from October 1, 2016 to June 30, 2019, Mr. Chuang was a project manager at Deloitte & Touche Financial Advisory Corporation in Taiwan where he was part of the Transaction Support practice. In that role, he worked in Mergers and Acquisitions and Valuation services. Prior to that role, from September 2014 to September 2016, Mr. Chuang was a semi-senior at Deloitte & Touche in Taiwan where he was part of the Audit Function practice. In that role, he performed audit services to various Taiwanese conglomerate companies. Mr. Chuang has a marketing degree from UC-Berkeley Extension, and a BS in Accounting from Soochow University, Taiwan. He currently holds Certified Public Accounting licenses from the United States and Taiwan.

Feng-Hua (“Howard”) Chen was appointed as Chief Operating Officer of the Company on January 5, 2024. Mr. Chen is experienced in diverse areas such as Consumer Banking, Asia Business Development and New Strategies, demonstrating strong skills in team building, project management, compliance and cross-sales, with a focus on continuous improvement and business expansion. Mr. Chen was an Executive Director at Rongzhou Construction Co., Ltd. From September 2021 until January 2024, where he, among other things, was involved in the planning and financing of construction projects, the planning and acquisition of land and the execution of sales. Prior to that position, he was a Vice President at Entie Commercial Bank Co. from 2008-2021, Asia Pacific Regional Business Development Director at CIT Group Taiwan from 2005-2008, Sales Director at Taipei Financial & Leasing Co. from 2004-2005, and a Sales Manager at Far Eastern Group from 2000-2004. He attended the University of Leicester earning an MBA degree in 1989.

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Gerald H. Lindberg was appointed as Secretary and Director of the Company on December 31, 2021. In the past five years, working for Handover International, Mr. Lindberg has provided substantial expertise and guidance as a consultant, has served as a board member and Chief Financial Officer of publicly traded companies, business adviser, capital acquisition director and operations officer to real world and Internet start-ups and helped raise capital for start-ups, small cap, micro-cap and nano-cap businesses in both the public and private sectors. Earlier in his career, he was Section Chief, Litigation Assistance Systems Section, Justice Management Division, United States Department of Justice and an attorney-advisor with the United States Department of Justice (1979-1982). Over the past 25 years, he has been responsible for business plan preparation, early stage advising for corporate development and positioning for capital raising including crowd funding, private placement memoranda, investor presentation development, equity, debt and hybrid funding, form preparation and filing, offering syndicate coordination, sales/marketing strategy along with investment community relations and investor relations, business development, licensing management and assuring compliance with federal and state regulations and fraud prevention software development. His areas of specialty include technology and intellectual property management, digital entertainment, media and marketing, e-Commerce, m-Commerce and search engine design, database systems software design and development. Mr. Lindberg earned his law degree from Western New England University, School of Law, Springfield, MA. Mr. Lindberg is qualified to serve as a director of the Company due to his substantial board and financial consulting experience.

Sean Filson was appointed as Director of the Company on October 16, 2024. Mr. Filson is a seasoned business development leader with expertise in market strategy, brand development, finance and global partnerships. Mr. Filson is currently Co-Founder, Board Member, and Chief Financial Officer of MedicalMatch Corporation (2023-present), a technology-driven healthcare staffing platform, where he oversees financial strategy and capital planning. Previously, he founded SNP Medical Holdings, LLC (2021-present), guiding it to a $1.25 billion valuation through innovative non-surgical joint pain treatments. He also served as Vice Chairman of the American Chamber of Commerce, Tianjin, China (2014-2020), where he promoted U.S.-China business relations, achieving record chapter funding. Earlier, as APAC Business Development Manager for Taylor Corporation (2013-2019), Mr. Filson drove significant revenue growth, managing key accounts like Thermo Fisher and GE. He holds an MBA in International Finance & International Business from Oklahoma City University and Tianjin University of Finance and Economics, a B.A. in Entrepreneurship from the University of St. Thomas, and a degree in Chinese Language and Cultural Studies from Nankai University, China. Fluent in Mandarin, Mr. Filson’s expertise in financial management and cross-cultural business development makes him well-qualified to serve as a director of the Company.

Hui-Ying Zhuang was appointed as a Director of the Company on December 19, 2019. Mr. Zhuang works as Vice President of Sales at Clyde Bergemann Power Group (2018-current) with experience in technology and sales management, especially in solution-based consultative selling. Other positions he has held at Clyde Bergemann Power Group include Vice President, Product and Sales Support, Air Pollution Control Products (2013-2018), Director of Technology and Product Management, Air Pollution Control Product Division (2012-2013), Regional Sales Manager from 2006-2012 and a Boiler Process Engineer from 2004-2006. He is experienced in product management, sales, plant operations and contract negotiation. Mr. Zhuang has leadership experience in building and developing management teams and extensive international business working experience. He attended the University of South Carolina earning an MBA in 2005. Mr. Zhuang is qualified to serve as a director of the Company due to his technical experience in power generation and ability in Sales and Marketing functions.

Yiwen Zhang was appointed as a Director of the Company on October 27, 2023. Mr. Zhang currently works as Manager of Finance, Marketing and Student Support at New Westminster School District 40 since 2012, where he is responsible for financial reporting, budget planning, internal controls, audits, financial system management and compliance. Prior to that role, from 2009 until 2011, Mr. Zhang served as Business Development Manager at ZiYangTang Trading where he developed two business lines and increased sales by 2 million. Prior to that, Mr. Zhang was Account Manager at HILTI (Canada) Ltd where he set up the Richmond branch and doubled sales and developed revenue budgeting models for key business expansion. Mr. Zhang is qualified to serve as a director of the Company due to his extensive experience as a manager in a variety of organizations.

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Song-Yuan Teng was appointed as a Director of the Company on October 27, 2023. Mr. Teng serves as Chief Executive Officer of G.MCOIN Enterprises since 2021, where he oversees the strategic planning and annual growth objectives. Prior to that role, from 2017 until 2020, Mr. Teng served as the General Manager of Mingyang Venture Capital, where he was responsible for overseeing the overall management and strategic direction of the organization while driving growth and maximizing shareholder value. Prior to that, he was a Manager at Jinrongjia Consulting from 2015 until 2017, where he worked on financial and automated trading systems while supporting sales and solution managers. Prior to that, Mr. Teng was the General Manager at CFL Venture Capital from 2012 until 2014, where he developed and executed the firm’s strategic investments. Mr. Teng is qualified to serve as a director of the Company due to his executive experience in multiple consulting and banking firms.

Board of Directors

Our business and affairs are managed under the direction of our Board and committees of the Board. Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment.

Board Committees

Our Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Our Board has appointed Yiwen Zhang, Sean Filson and Hui-Ying Zhuang to serve as members of our Audit Committee. Each member of the Audit Committee is an independent director as established by SEC and Nasdaq rules, and Yiwen Zhang, qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

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•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

Our Board has established a Compensation Committee. Sean Filson and Hui-Ying Zhuang, each of whom is an independent director, serves as members of the Compensation Committee with Sean Filson, serving as the Compensation Committee’s Chairman. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

The Compensation Committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, we have not retained such a consultant.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee of which Yiwen Zhang and Hui-Ying Zhuang serve as members with Hui-Ying Zhuang also serving as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board; and

•	corporate governance matters.

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Section 16(a) Reporting Compliance

Section 16(a) of the Exchange Act requires that executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities file reports of ownership and changes in ownership with the SEC. Specific dates for such filings have been established by the SEC, and the Company is required to report in this Annual Report on Form 10-K any failure to file reports in a timely manner in 2022. The following failed to file a Form 3 after the Company listed its common stock on The Nasdaq Stock Market LLC under Section 12(b) of the Exchange Act: (i) Hsien-Wen (Stan) Yu, Chief Operating Officer (resigned); (ii) Gerald H. Lindberg, Secretary, Director; (iii) David Yu-Lung Kou, Director (resigned); (iv) Thomas A. Steele (former Director); and (v) Hui-Ying Zhuang, Director. On August 31, 2022, Mr. Yu resigned as the Chief Operating Officer of the Company. On September 1, 2022, the Board appointed Mr. Hong-Wen (Howard) Ruan as the Chief Operating Officer of the Company. A Form 3 for Mr. Ruan was not filed. On July 13, 2023, David Yu-Lung Kou resigned as a Director. On July 13, 2023, Ms. Cheng Lu Min Huay and Ms. Yih-Yu Lei were appointed as Directors. Forms 3 were not filed for Ms. Huay and Ms. Lei. Ms. Huay and Ms. Lei resigned as Directors on July 27, 2023. On October 27, 2023, the Board appointed Mr. Yiwen Zhang and Mr. Song-Yuan Teng as Directors. Forms 3 for Mr. Zhang and Mr. Teng were not filed. On October 16, 2024, Thomas A. Steele resigned from his position as Director on October 16, 2024 and was replaced by Sean Filson. A Form 3 for Mr. Filson was not filed.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Code of Ethics

Our Board adopted a written code of ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Independence

Our Board is composed of a majority of “independent directors.” In determining whether a director is independent, we use the definition of “independence” applied by Nasdaq under Nasdaq Rule 5601(a)(2) and the SEC under Rule 10A-3 of the Exchange Act. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Yiwen Zhang, Sean Filson and Hui-Ying Zhuang are independent directors.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Indemnification of Officers and Directors

Our Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any of our officers or directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at our request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at our request as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to us unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

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To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Insider Trading Policy

All officers, directors and employees of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Policy. The Insider Trading Policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in the trading of our securities. To ensure compliance with the Insider Trading Policy and applicable federal and state securities laws, all officers, directors and employees of, and consultants and contractors to, us or any of our subsidiaries must refrain from the sale or purchase of our securities except in specific designated trading windows or pursuant to 10b5-1 trading plans that were preapproved. Even during a trading window period, certain insiders, including our named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. On March 30, 2025, we adopted the Insider Trading Policy and have not adopted any non-Rule 10b5-1 trading arrangements for any officers or directors.

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EXECUTIVE COMPENSATION

The following table summarizes all cash compensation paid by us, as well as certain other compensation paid or accrued, for the years ended December 31, 2024 and 2023 for all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level, and two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)		Equity Awards ($)(1)		Total ($)
Yin-Chieh (“Jeff”) Cheng(2)	2024	–		–		–
Former Chairman of the Board, Former President, Former CEO and Former Director	2023	–		1,901,806		1,901,806

David Yu-Lung Kou(3)	2024	–		–		–
Former Acting Chief Executive Officer and Former Director	2023	–		–		–

Andy Ching-An Jin(4)	2024	32,820		158,436		194,436
Chief Executive Officer	2023	11,179	(5)	106,800	(5)	121,800	(5)

Shun-Chih Chuang	2024	72,000		–		72,000
Chief Financial Officer	2023	72,000		–		72,000

Feng-Hua Chen	2024	–		–		–
Chief Operation Officer	2023	–		–		–

Song-Yuan Teng	2024	21,000		–		21,000
Director	2023	–		–		–

(1)	The amounts shown represent the aggregate grant date fair value of these warrant awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718.
(2)	Pursuant to the Cheng Consulting Agreement, dated December 27, 2018, we agreed to issue Mr. Cheng 250,000 Series A warrants per quarter for 20 quarters (i.e., 5 years) for a total amount of 5,000,000 Series A warrants, subject to his continued services as our Chairman of the Board. Each Series A warrant is exercisable to purchase one share of common stock for $0.50 per share from the date of vesting until April 23, 2026. The value of the awards granted for the years ended December 31, 2022 and December 31, 2021 was $1,901,806 and $11,053,267, respectively, using the Black Scholes methodology. Due to the 2-for-3 reverse stock split of our common stock, the amount of shares issuable upon the unexercised warrants was adjusted to 2,000,000 and the exercise price was adjusted to $0.75 per share. As of December 31, 2023 and December 31, 2024, none of the Series A warrants were outstanding.
(3)	Due to the passing of Yin-Chieh (“Jeff”) Cheng, the Board appointed David Yu-Lung Kou as acting Chief Executive Officer of the Company effective July 13, 2023. Mr. Kou resigned on July 27, 2023.
(4)	On July 31, 2023, the Board appointed Andy Ching-An Jin as Chief Executive Officer of the Company effective July 31, 2023.
(5)	Andy Ching-An Jin is paid a salary of $36,000 per year as Chief Executive Officer of the Company.

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Employment Agreements

Jin Employment Agreement. On September 2, 2025, we entered into an Employment Agreement with Andy Jin, our Chief Executive Officer (the “Jin Employment Agreement”). The term of the Jin Employment Agreement is for two years. Mr. Jin is entitled to receive an annual base salary of $240,000, subject to increase to $600,000 upon the occurrence of certain milestones, including (i) our completion of an acquisition, (ii) our raising of $15 million or more in aggregate capital, (iii) our receipt of at least $5 million in proceeds from the exercise of our Class B warrants, or (iv) our common stock closing at or above $2.00 per share on The Nasdaq Capital Market for five consecutive trading days. Mr. Jin also received a grant of 600,000 fully vested shares of our common stock, par value $0.001 per share, issued pursuant to our 2018 equity incentive plan and subject to applicable securities laws. He is eligible for discretionary bonuses and to participate in our employee benefit programs. The Jin Employment Agreement includes customary confidentiality, intellectual property assignment, non-solicitation, non-disparagement, and termination provisions, including termination by us for cause.

Teng Employment Agreement. On September 2, 2025, we entered into an Employment Agreement with Andrew Teng, our Asia Director (the “Teng Employment Agreement”). The term of the Teng Employment Agreement is also for two years. Mr. Teng is entitled to receive an annual base salary of $240,000, subject to increase to $600,000 upon the same milestones described above with respect to Mr. Jin. Mr. Teng also received a grant of 600,000 fully vested shares of our common stock, par value $0.001 per share, issued pursuant to our 2018 equity incentive plan and subject to applicable securities laws. He is eligible for discretionary bonuses and to participate in our employee benefit programs. The Teng Employment Agreement contains customary confidentiality, intellectual property assignment, non-solicitation, non-disparagement, and termination provisions, including termination by us for cause.

Chuang Employment Agreement. We entered into an Employment Agreement dated as of August 16, 2019, as amended by that certain Addendum dated as of December 31, 2021, with Shun-Chih Chuang, our Chief Financial Officer (the “Chuang Employment Agreement”). The term of the Chuang Employment Agreement is for 5 years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Chuang shall not solicit any person employed or engaged by the Company. Mr. Chuang’s employment may be terminated by us immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Chuang which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on us and which has not been corrected in 30 days after written notice from us; (iii) failure or refusal by Mr. Chuang to comply with our policies contained in any Company handbook or with the provisions of the Chuang Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Chuang’s prolonged absence without our consent; (v) Mr. Chuang’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Chuang; or (vii) delivery of written notice of termination by us after Mr. Chuang has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Chuang’s failure to discharge his duties under the Chuang Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. We pay Mr. Chuang $54,000 per year.

Lindberg Employment Agreement. We entered into an Employment Agreement dated as of January 3, 2022, with Gerald H. Lindberg, our Secretary and Director (the “Lindberg Employment Agreement”). The term of the Lindberg Employment Agreement is for two years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Lindberg shall not solicit any person employed or engaged by the Company. Mr. Lindberg’s employment may be terminated by us immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Lindberg which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on us and which has not been corrected in 30 days after written notice from us; (iii) failure or refusal by Mr. Lindberg to comply with our policies contained in any Company handbook or with the provisions of the Lindberg Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Lindberg’s prolonged absence without our consent; (v) Mr. Lindberg’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Lindberg; or (vii) delivery of written notice of termination by us after Mr. Lindberg has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Lindberg’s failure to discharge his duties under the Lindberg Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. We also granted Mr. Lindberg 60,000 Class C Warrants consisting of the right to purchase a total of 40,000 shares of our common stock for $3.75 per share from the date of issuance, of which 20,000 Class C Warrants shall vest annually over a total period of three years.

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Chen Employment Agreement. We entered into an Employment Agreement dated as of January 5, 2024 (the “Chen Employment Agreement”). The term of the Chen Employment Agreement is for two years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Chen shall not solicit any person employed or engaged by the Company. Mr. Chen’s employment may be terminated by the Company immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Chen which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (iii) failure or refusal by Mr. Chen to comply with the policies of the Company contained in any Company handbook or with the provisions of the Chen Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Chen’s prolonged absence without the consent of the Company; (v) Mr. Chen’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Chen; or (vii) delivery of written notice of termination by the Company after Mr. Chen has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Chen’s failure to discharge his duties under the Chen Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. The Company pays Mr. Chen $20,000 per year and issued Mr. Chen a total of 100,000 Class B Warrants, each having the right to purchase one share of common stock, par value $0.001 per share, of the Company at $1.50 per share, of which shall vest biannually in equal installments for a period of two years.

Clawback Policy

On November 29, 2023, our Board adopted an executive compensation recoupment policy consistent with the requirements of the Exchange Act Rule 10D-1 and the Nasdaq listing standards thereunder, to help ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. Our policy addresses recoupment of amounts from performance-based awards paid to all corporate officers, including awards under our equity incentive plans, in the event of a financial restatement to the extent that the payout for such awards would have been less, or in the event of fraud, or intentional, willful or gross misconduct that contributed to the need for a financial restatement.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings. However, our directors, do not receive any other compensation for serving on the Board.

Outstanding Equity Awards

As of December 31, 2024, there are no equity awards held by the named executive officers.

Severance and Change in Control Benefits

None of the employment agreements with our named executive officers provide severance benefits; however, the Cheng Consulting Agreement does provide certain change in control-related benefits to our principal executive officer, including vesting acceleration upon the occurrence of certain defined events.

Other Benefits

We provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. When offered, our executive officers will be eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our Equity Incentive Plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law, should such benefits exist. At this time, we do not provide special benefits or other perquisites to our executive officers.

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The 2018 Equity Incentive Plan

In 2018, the Board and stockholders adopted Nocera, Inc.’s 2018 Stock Option and Award Incentive Plan, effective December 31, 2018. The 2018 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) non-statutory stock options, and (iii) stock purchase rights. The 2018 Plan is intended to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The 2018 Plan is administered by the Compensation Committee. The Board reserved 6,666,667 (post-split) shares of common stock under the 2018 Plan. No awards have been granted to any of our officers or directors pursuant to the 2018 Plan. As of December 31, 2024, a total of 5,956,667 shares of common stock are available for future issuance pursuant to the 2018 Plan.

Indemnification

We shall indemnify any and all of our directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2024 and 2023, and six months ended June 30, 2025, there have not been, nor are there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2024, and any of our directors, executive officers, holders of more than 5% of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock, as of September 29, 2025 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within sixty (60) days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Title	Beneficially owned		Percentage of Outstanding Shares of Common Stock (2)
Officers and Directors
Andy Chin-An Jin	Chief Executive Officer	240,000	(3)	1.6%
Shun-Chih (“Jimmy”) Chuang	Chief Financial Officer	520,001	(4)	3.6%
Feng-Hua (“Howard”) Chen	Chief Operating Officer	–		–
Gerald H. Lindberg	Secretary, Director	–		–
David Yu-Lung Kou	Director	–		–
Sean Filson	Director	–		–
Officers and Directors as a Group (total of 7 persons)		740,001		5.2%

5% Stockholders
Marina S. Fiorino		695,734	(5)	4.8%
Min-Huay Cheng Lu		876,151	(6)	6.1%
Han-Chieh Shih		1,320,000	(7)	9.2%
Erik Nelson		646,553	(8)	4.5%
Yin-Chieh Cheng		4,586,083	(9)	32.1%

(1)	Unless otherwise indicated, the principal address of the named officers and directors c/o Nocera, Inc., 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan.
(2)	Based on 14,147,539 shares of common stock issued and outstanding as of April 1, 2025. Any shares of common stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of common stock but are not when computing anyone else’s ownership percentage.
(3)	This does not include 60,000 shares of restricted stock that vests on July 31, 2024 pursuant to the Jin Employment Agreement.
(4)	Includes 125,000 shares of common stock issuable upon the exercise of Class A Warrants at a price of $0.75 per share until April 23, 2026.
(5)	The address for Ms. Fiorino is 1 San Marzano sul Sarno, Italy 84010.
(6)	Ms. Cheng Lu’s business address is 15F., No. 464, Sec 3, Jiayuan Rd., Shulin Dist., New Taipei City 238665, Republic of China.
(7)	Includes (i) 53,334 shares of common stock issuable upon the conversion of 80,000 shares of Series A Preferred Stock. Mr. Shih’s business address is 7F., No. 262, Zhong Zheng Rd., Xizhi Dist., New Taipei City 22109, Republic of China.
(8)	Includes (i) 333,334 shares of common stock held by Sterling Holdings, LLC, an entity of which Mr. Nelson has voting and dispositive control; (ii) 1,734 shares personally held by Mr. Nelson; and (iii) 311,485 shares of common stock issuable upon the exercise of Class A Warrants for $0.75 per share until April 23, 2026. This does not include 121,849 shares of common stock issuable upon the exercise of Class A Warrants for $0.75 per share until April 23, 2026 and 433,334 shares of common stock issuable upon the exercise of Class B Warrants for $1.50 per share until April 23, 2026 since such Class A Warrants and Class B Warrants contain blockers that prohibit the holder from exercising warrants if such exercise will result in the beneficial ownership of more than 4.99% (or if the holder elects, 9.99%) of our outstanding stock. Mr. Nelson was our former Secretary and Director and resigned on December 31, 2021. Mr. Nelson’s business address is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(9)	Mr. Cheng is our former Chief Executive Officer, former President, former Chairman of the Board, and former director. His address is 15F., No. 464, Sec 3, Jiayuan Rd., Shulin Dist., New Taipei City 238665, Taiwan (R.O.C.).

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DESCRIPTION OF SECURITIES

The following description of our common stock summarizes the material terms and provisions of the securities we may issue to the Selling Stockholder pursuant to the conversion of Series B Preferred Stock, the resale of which shares of common stock are being offered per this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), which are filed as exhibits to the registration statement. See “Where You Can Find More Information.” The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each as in effect at the time of any offering of securities under this prospectus.

Common Stock

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 par share, of which 2,000,000 shares are designated as Series A Preferred Stock. As of September 29, 2025, we had 14,367,539 shares of common stock issued and outstanding and 3,500 shares of Series B Preferred Stock issued and outstanding.

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. At all meetings of our stockholders, the presence in person or by proxy of the holders of thirty-three and a third percent (33 1/3%) of the shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. When a quorum is present at any meeting of our stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors (“Board”) out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

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Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Series A Preferred Stock

On July 19, 2021, the Company filed a Certificate of Designation with the Nevada Secretary of State designating the Series A Preferred Stock. The Series A Preferred Stock provides its holders with priority over holders of common stock in the distribution of the Company’s assets upon any liquidation, winding up, or dissolution.

Series B Preferred Stock

On August 28, 2025, the Board of Directors approved, and the Company filed with the Nevada Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Non-Voting Preferred Stock, authorizing up to 1,000,000 shares of Series B Preferred Stock and establishing the rights, preferences, privileges, and limitations of such stock. Beginning on October 1, 2025, each holder is entitled to receive a mandatory monthly dividend at an annual rate equal to nine percent (9.0%) of the aggregate stated value of the shares of Series B Preferred Stock held by such holder, payable in cash or, at the Company’s option, in shares of common stock.

The Series B Preferred Stock is convertible into shares of common stock, subject to the terms of the Certificate of Designation, including a beneficial ownership limitation that restricts conversion to the extent the holder would beneficially own more than 4.99% (or, upon election, 9.99%) of the Company’s outstanding common stock immediately following such conversion. The Series B Preferred Stock ranks senior to both the common stock and the Series A Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, or winding up, subject to the terms of the Certificate of Designation.

The Series B Preferred Stock does not carry voting rights. However, for so long as shares of Series B Preferred Stock remain outstanding, the Company may not, without the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock: (i) alter or adversely change the powers, preferences, or rights of the Series B Preferred Stock or amend the Certificate of Designation; (ii) amend the Articles of Incorporation or other charter documents of the Company in any manner that adversely affects the rights of the holders of Series B Preferred Stock; or (iii) enter into any agreement with respect to the foregoing.

Subject to the terms of the Certificate of Designation, the Series B Preferred Stock is redeemable at the option of the Company at any time for cash, and redeemable at the option of the holders at any time after the two-year anniversary of the first issuance of Series B Preferred Stock. In addition, upon the occurrence and continuation of certain events of default described in the Certificate of Designation, the holders may, at their sole discretion, require the Company to redeem the Series B Preferred Stock at a price equal to 125% of the stated value plus any accrued and unpaid dividends.

Transfer Agent and Registrar

Our transfer agent and registrar for all securities registered under Section 12(g) of the Exchange Act is Mountain Share Transfer, LLC located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339. Their telephone number is (404) 474-3110.

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Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our authorized capital includes “blank check” preferred stock. Our Board has the authority to issue preferred stock in one or more class or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation, or Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may only be called by the President or Chief Executive Officer or the Board. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

72

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our Company or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

In accordance with Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

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AUGUST 2025 PRIVATE PLACEMENT

On August 29, 2025, we entered into the Securities Purchase Agreement with an institutional accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, up to 13,500 shares of its newly-designated Series B Preferred Stock, par value $0.001 per share, having a stated value of $1,000 per share, at a purchase price of $910 per share. The Series B Preferred Stock is convertible into shares of our common stock, par value $0.001 per share, upon the terms set forth in the Certificate of Designation.

On August 29, 2025, we issued and sold 3,500 shares of Series B Preferred Stock for an aggregate purchase price of approximately $3.15 million at the initial closing. Pursuant to the Purchase Agreement, we may issue and sell up to an additional 10,000 shares of Series B Preferred Stock in one or more subsequent closings, subject to the terms and conditions set forth in the Purchase Agreement.

The August 2025 Private Placement was conducted in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

In connection with the private placement, we entered into a Registration Rights Agreement with the Investor, pursuant to which we agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Pursuant to the Registration Rights Agreement, we are required to file an initial registration statement within a specified period following the Initial Closing to register the resale of the Conversion Shares.

We intend to use the net proceeds from the August 2025 Private Placement for working capital and general corporate purposes. This prospectus forms a part of the registration statement that we are filing with the SEC to register the Conversion Shares.

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SELLING STOCKHOLDER

The resale of the Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus consist of shares of common stock issuable upon conversion of the Series B Preferred Stock issued or to be issued to the Selling Stockholder in the August 2025 Private Placement. We are registering the resale of the Conversion Shares in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for its ownership of the Series B Preferred Stock and the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Conversion Shares does not necessarily mean that the Selling Stockholder will sell all or any of such shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all Conversion Shares being offered by the Selling Stockholder are sold.

The table is based on information provided to us by the Selling Stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of common stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, shares of common stock issuable upon conversion of Series B Preferred Stock held by the Selling Stockholder that are convertible into shares of Common Stock within 60 days after September 29, 2025, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
ATW Digital Asset Opportunities VIII LLC (3)	0	45,000,000	0	0%
TOTAL	0	45,000,000	0	0

(1)	The Series B Preferred Stock are subject to a beneficial ownership limitation, which provides that a holder may not convert any portion of its preferred stock into shares of common stock to the extent that such conversion would result in the holder and its affiliates and attribution parties beneficially owning more than 4.99% (or, upon the holder’s election, 9.99%) of the outstanding common stock immediately after giving effect to such conversion. A holder may decrease this limitation upon at least 61 days’ prior notice to us or increase this limitation, provided that the limitation may never exceed 9.99%.

(2)	Represents Conversion Shares issuable upon conversion of shares of Series B Preferred Stock issued ort be issued to the Selling Stockholder in the August 2025 Private Placement and offered hereby. The actual number of shares of common stock issuable upon conversion may vary depending on the applicable conversion price and is subject to adjustment pursuant to the Certificate of Designation for the Series B Preferred Stock, including for stock splits, stock dividends, recapitalizations and similar events.

(3)	ATW Digital Asset Opportunities VIII, LLC is wholly-owned by ATW Master Fund V LP (the “Fund”). ATW Partners Opportunities Management LLC serves as the investment advisor to the Fund (the “Advisor”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Fund, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by the selling stockholder. The Fund, Adviser and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

➢	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

➢	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

➢	an exchange distribution in accordance with the rules of the applicable exchange;

➢	privately negotiated transactions;

➢	settlement of short sales;

➢	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

➢	a combination of any such methods of sale; or

➢	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

76

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of Nocera, Inc. as of and for the year ended December 31, 2024 have been audited by Enrome LLP, our independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Nocera, Inc. as of and for the year ended December 31, 2023 have been audited by Centurion ZD CPA & Co., our former independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.nocera.company, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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NOCERA, INC.

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

F-1

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except for Number of Shares)

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$150,130	$484,161
Accounts receivable, net	109,951	144,509
Inventories, net	22,771	–
Advance to suppliers	1,732	8,404
Prepaid expenses and other assets, net	411,574	643,169
Financial assets at fair value through profit or loss	–	210
Total current assets	696,158	1,280,453
Investment	454,300	27,206
Property and equipment, net	1,345,109	1,391,845
Intangible assets - customer relations	89,673	97,825
Goodwill	1,847,713	2,077,728
Other non-current asset	6,735	7,505
Total assets	$4,439,688	$4,882,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Other payables and accrued liabilities	$269,162	$376,660
Advance receipts	42,148	72,505
Due to related parties	28,062	27,116
Warrant liability	107,852	76,847
Long-term secured other borrowing – current portion	27,426	6,631
Dividend payable	54,312	54,312
Income tax payable	152,494	25,126
Total current liabilities	681,456	639,197
Long-term secured other borrowing	–	23,786
Total liabilities	681,456	662,983
Commitments and contingencies (Note 20)	–	–
Stockholders’ equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 14,367,539 shares and 14,047,539 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	14,367	14,047
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares and 80,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	80	80
Additional paid-in capital (1)	25,439,945	25,200,265
Statutory and other reserves	191,219	191,219
Accumulated losses	(21,978,606)	(21,238,881)
Accumulated other comprehensive income	68,310	12,415
Total Nocera, Inc.’s stockholders’ equity	3,735,315	4,179,145
Non-controlling interests	22,917	40,434
Total stockholders’ equity	3,758,232	4,219,579
Total liabilities and stockholders’ equity	$4,439,688	$4,882,562

See notes to the condensed consolidated financial statements which are an integral part of these unaudited condensed financial statements.

4

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Three months ended June 30 ,		Six months ended June 30 ,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Revenue	3,971,716	6,753,112	8,505,844	11,652,992
Cost of sales	(3,939,262)	(6,707,325)	(8,422,440)	(11,523,244)
Gross profit	32,454	45,787	83,404	129,748

Operating expenses
General and administrative expenses	(236,322)	(354,442)	(570,693)	(805,906)
Total operating expenses	(236,322)	(354,442)	(570,693)	(805,906)

Loss from operations	(203,868)	(308,655)	(487,289)	(676,158)

Other income (expense)	(158,216)	376,338	(132,412)	571,911
(Loss) Income before income taxes	(362,084)	67,683	(619,701)	(104,247)

Income tax expense	(140,561)	1,766	(140,561)	(122,380)
Net (loss) income	(502,645)	69,449	(760,262)	(226,627)

Less: Net loss attributable to non-controlling interests	(10,937)	(14,974)	(20,537)	(22,474)
Net (loss) income attributable to the company	(491,708)	84,423	(739,725)	(204,153)

Comprehensive (loss) income
Net (loss) income	(502,645)	69,449	(760,262)	(226,627)
Foreign currency translation gain (loss)	(53,057)	145,100	(55,895)	202,407
Total comprehensive (loss) income	(555,702)	214,549	(816,157)	(24,220)

Less: comprehensive loss attributable to non-controlling interest	(10,937)	(14,974)	(20,537)	(22,474)
Less: Foreign currency translation gain (loss) attributable to noncontrolling interest	3,443	(873)	3,020	1,005
Comprehensive gain (loss) attributable to the Company	(548,208)	230,396	(798,640)	(2,751)

(Loss) Earning per share
Basic	(0.0345)	0.0063	(0.0523)	(0.0161)
Diluted	(0.0345)	0.0063	(0.0523)	(0.0161)

Weighted average number of common shares outstanding
Basic	14,256,576	13,471,273	14,143,498	12,719,624
Diluted	14,256,576	13,471,273	14,143,498	12,719,624

See notes to the condensed consolidated financial statements which are an integral part of these unaudited condensed financial statements.

5

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities:
Net loss	(760,262)	(226,627)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	200,652	54,529
Amortization of intangible assets	8,152	8,152
Loss on fair value change of financial assets at FVTPL	(3)	(4,266)
Gain on disposal of SY Culture	87,332	–
Share of profit of associates	45,700	–
Share-based compensation	–	30,165
Changes in operating assets and liabilities:
Accounts receivable, net	33,455	31,923
Inventories	(20,774)	–
Advance to suppliers	6,672	–
Prepaid expenses and other assets, net	56,336	(399)
Other non-current assets	1,298	69
Notes payable	–	–
Accounts payable	–	–
Advance receipts	(31,741)	–
Other payables and accrued liabilities	(105,518)	(87,817)
Income tax payable	127,407	51,739
Warrant Liability	31,005	(558,045)
Net cash used in operating activities	(320,289)	(700,577)

Cash flows from investing activities:
Purchase of property and equipment	–	(956)
Purchase of financial assets at FVTPL	213	212,963
Disposal of SY Culture	363,845	–
Net cash inflow from acquisition of a subsidiary	–	433,678
Acquisition of associate	(500,000)	–
Net cash provided by (used in) investing activities	(135,942)	645,685

Cash flows from financing activities:
Proceeds from issuance of common stock	240,000	–
Repayment of short-term bank loan	(3,634)	(478,361)
Net cash provided by (used in) financing activities	236,366	(478,361)

Effect of exchange rate changes on cash and cash equivalents	(114,166)	(109,904)
Net decrease in cash and cash equivalents	(334,031)	(643,157)
Cash and cash equivalents at beginning of period	484,161	1,229,580
Cash and cash equivalents at end of period	150,130	586,423

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–
Cash paid for Income taxes	–	–

See notes to the condensed consolidated financial statements which are an integral part of these unaudited condensed financial statements.

6

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Stated in US Dollars except Number of Shares)

(UNAUDITED)

	Common Stock		Preferred stock		Additional Paid-in	Statutory and other	Accumulated	Accumulated Other Comprehensive Income	Total Nocera Inc.’s Stockholders’	Non- controlling	Total Stockholders’
	Stock	Amount	Stock	Amount	Capital	Reserves	Loss	(Loss)	Equity	Interests	Equity
		$		$	$	$	$	$	$	$	$
Balance, January 1, 2024	11,156,987	11,157	80,000	80	21,931,112	191,219	(18,868,420)	98,906	3,364,054	84,325	3,448,379
Foreign currency translation Adjustments	–	–	–	–	–	–	–	(57,307)	(57,307)	(3,288)	(60,595)
Common stock issuance	1,800,000	1,800	–	–	1,978,200	–	–	–	1,980,000	–	1,980,000
Share-based compensation	–	–	–	–	14,999	–	–	–	14,999	–	14,999
Net loss	–	–	–	–	–	–	(288,576)	–	(288,576)	(7,500)	(296,076)
Balance, March 31, 2024	12,956,987	12,957	80,000	80	23,924,311	191,219	(19,156,996)	41,599	5,013,170	73,537	5,086,707
Foreign currency translation adjustments	–	–	–	–	–	–	–	(145,100)	(145,100)	(873)	(145,973)
Common stock issuance	600,000	600	–	–	641,400	–	–	–	642,000	–	642,000
Share-based compensation	–	–	–	–	15,166	–	–	–	15,166	–	15,166
Net loss	–	–	–	–	–	–	84,423	–	84,423	(14,974)	69,449
Balance, June 30, 2024	13,556,987	13,557	80,000	80	24,580,877	191,219	(19,072,573)	(103,501)	5,609,659	57,690	5,667,349

Balance, January 1, 2025	14,047,539	14,047	80,000	80	25,200,265	191,219	(21,238,881)	12,415	4,179,145	40,434	4,219,579
Foreign currency translation Adjustments	–	–	–	–	–	–	–	2,838	2,838	(423)	2,415
Common stock issuance	200,000	200	–	–	149,800	–	–	–	150,000	–	150,000
Net loss	–	–	–	–	–	–	(248,017)	–	(248,017)	(9,600)	(257,617)
Balance, March 31, 2025	14,247,539	14,247	80,000	80	25,350,065	191,219	(21,486,898)	15,253	4,083,966	30,411	4,114,377
Foreign currency translation adjustments	–	–	–	–	–	–	–	53,057	53,057	3,443)	56,500
Common stock issuance	120,000	120	–	–	89,880	–	–	–	90,000	–	90,000
Net loss	–	–	–	–	–	–	(491,708)	–	(491,708)	(10,937)	(502,645)
Balance, June 30, 2025	14,367,539	14,367	80,000	80	25,439,945	191,219	(21,978,606)	68,310	3,735,315	22,917	3,758,232

See notes to the condensed consolidated financial statements which are an integral part of these unaudited condensed financial statements.

7

NOCERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1      PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc. (“Nocera” or the “Company”) and its subsidiaries, Grand Smooth Inc. Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”), and Meixin Institutional Food Development Co., Ltd. (“Meixin”) that is controlled through contractual arrangements. The Company, GSI, GZ GST and Mexin are collectively referred to as the “Company”

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in New Taipei City, Taiwan (R.O.C.). It did not engage in any operations and was dormant from its inception until its reverse merger with GSI on December 31, 2018.

Reverse Merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Bi Zhang, the former shareholders of GSI, became Nocera’s controlling shareholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014, and is a holding company without any operations.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (“PRC”) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Divestiture

On September 21, 2020, the Company filed a Current Report on Form 8-K outlining the lack of communication that led to the termination by Nocera of its relationship with its former variable interest entity, Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) and its management, and termination of the variable interest entity agreements between the parties.

Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with Nocera wherein all claims as to GZ WFH’s debt (claim to shares in Nocera or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against Nocera for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the agreement. The consideration for the agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waived any claims to Nocera stock, meaning the 4,750,000 shares of common stock of Nocera owned by Zhang Bi were cancelled as part of the agreement. The Settlement Agreement and Release is attached hereto as Exhibit 10.8.

8

The VIE Agreements with XFC

On December 31, 2020, we exchanged 466,667 (post-split) shares of our restricted common stock to stockholders of Xin Feng Construction Co., Ltd., a Taiwan limited liability company (“XFC”), in exchange for 100% controlling interest in XFC. We also entered into contractual arrangements with a stockholder of XFC, that enabled us to have the power to direct the activities that most significantly affects the economic performance of XFC and receive the economic benefits of XFC that could be significant to XFC. On November 30, 2022, we entered into a Purchase of Business Agreement with Han-Chieh Shih (the “Purchaser”), in which we sold our controlling interest of XFC, to the Purchaser for a total purchase cash price of $300,000 (the “XFC Sale”). The closing of the XFC Sale occurred on November 30, 2022 and the XFC variable interest entity (“VIE”) agreements were terminated in connection with the XFC Sale.

The VIE Agreements with Meixin

On September 7, 2022, we entered into a series of contractual agreements (collectively, the “Meixin VIE Agreements”) with the majority stockholder (the “Selling Stockholder”) of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation and a food processing and catering company (“Meixin”), and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

The VIE Agreements with Xinca

On January 31, 2024, we entered into a Variable Interest Entity Purchase Agreement (“Xinca Purchase Agreement”) with Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. (“Xinca”), a domestic funded limited liability company registered in China (P.R.C). The Xinca Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Shanghai Nocera Culture Co., Ltd. (“WFOE”), through a series of contractual agreements (“VIE Agreements”), in which we exchanged 1,800,000 shares of our restricted common stock for a 100% controlling interest in Xinca. As a result, the Company has been determined to be the primary beneficiary of Xinca and Xinca became a variable interest entity (“VIE”) of the Company.

We have entered into the following contractual arrangements with stockholders of Xinca, which enable us to (1) have the power to direct the activities that most significantly affect the economic performance of Xinca, and (2) receive the economic benefits of Xinca that could be significant to Xinca. We are fully and exclusively responsible for the management of Xinca, assume all of the risk of losses of Xinca, and have the exclusive right to exercise all voting rights of Xinca’s stockholders. Therefore, in accordance with ASC 810 “Consolidation,” we are considered the primary beneficiary of Xinca and have consolidated Xinca’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

9

(1)Voting Rights Proxy Agreement & Power of Attorney

Zong Hui and Upward Software (Shanghai) Co., Ltd. (the “Existing Stockholders”) have irrevocably authorized us, or the individual then designated by us (the “Attorney”), to exercise, on their behalf, the following rights available to them in their capacity as stockholders of Xinca under the then-effective articles of association of Xinca (collectively, the “Powers”): (a) to propose the convening of, and attend, stockholders’ meetings in accordance with the articles of association of Xinca on behalf of the Existing Stockholders; (b) to exercise voting rights on behalf of the Existing Stockholders on all matters required to be deliberated and resolved by the stockholders’ meeting, including, without limitation, the appointment and election of the directors and other executives to be appointed and removed by the stockholders of Xinca, and the sale or transfer of all or part of the equity held by stockholders in Xinca; (c) to exercise other stockholders’ voting rights under the articles of association of Xinca (including any other stockholders’ voting rights stipulated upon an amendment to such articles of association); and (d) other voting rights that stockholders shall enjoy under the laws of the People’s Republic of China (“China”), as amended, revised, supplemented, and re-enacted, regardless of whether they take effect before or after the conclusion of this Agreement. The Existing Stockholders shall not revoke the authorization and entrustment accorded to the Attorney unless we issue a written notice requesting the replacement of the Attorney. In such event, the Existing Stockholders shall immediately appoint such other person as we designate to exercise the foregoing Powers, and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

(2)Exclusive Business Cooperation Agreement

We agree to provide technical consulting and services, including management consulting services, general and financial advisory services, and various general and administrative services (collectively, the “Target Business”), to Xinca as its exclusive technical consulting and service provider in accordance with the terms set forth in this Agreement. Xinca agrees to accept the technical consulting and services provided by us. Xinca further agrees that, without our prior written consent, it shall not accept any technical consulting or services identical or similar to the Target Business from any third party during the term of this Agreement.

 (3)Equity Pledge Agreement

Under the Equity Interest Pledge Agreement between us and Zong Hui and Upward Software (Shanghai) Co., Ltd., the stockholders of Xinca have pledged all of their equity interests in Xinca to us to guarantee the performance of Xinca’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Xinca or the stockholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, we, as the pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests.

 (4)Exclusive Call Option Agreement

Xinca and its stockholders, Zong Hui and Upward Software (Shanghai) Co., Ltd., have entered into an Exclusive Call Option Agreement with us. Under this agreement, the Xinca stockholders have irrevocably granted us (or our designee) an exclusive option to purchase, to the extent permitted under the laws of China, part or all of their equity interests in Xinca. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted under applicable Chinese law at the time the share transfer occurs.

The Equity Purchase Agreements with SY Culture

On April 14, 2024, we entered into a Equity Purchase Agreement with Hangzhou SY Culture Media Co. Ltd. (“SY Culture Purchase Agreement”), a domestic funded limited liability company registered in China (P.R.C). The SY Culture Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Gui Zhou Grand Smooth Technology Ltd. (“WFOE”), in which we exchanged 600,000 shares of our restricted common stock for a 100% equity in SY Culture. On June 5, 2025, we entered into a Equity Transfer Agreement with Yuechi Technology Limited (the “Purchaser”), in which we sold our controlling interest of SY Culture, to the Purchaser for a total purchase cash price of $550,000 (the “SY Culture Sale”). The closing of the SY Culture Sale occurred on June 5, 2025 and the SY Culture equity purchase agreement was terminated in connection with the SY Culture Sale.

10

Note 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on May 6, 2025.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s unaudited condensed consolidated financial position as of June 30, 2025, its consolidated results of operations for the six months ended June 30, 2025, cash flows for the six months ended June 30, 2025 and change in equity for the six months ended June 30, 2025, as applicable, have been made. Operating results for the six months ended June 30, 2025 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2024 or any future periods.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers and suppliers and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There was one customer who represents 95.33% of the Company’s total revenue for the six months ended June 30, 2025.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable, net:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Percentage of the Company’s accounts receivable
Customer A	95.33%	70.98%
Customer B	–	17.32%
Customer C	–	11.70%
Customer D	–	–
Customer E	–	–
	95.33%	100.00%

11

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers.”

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract(s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company mainly offers and generates revenue from the fish trading business, bento box and fruit and vegetable processing business, and E-commerce live streaming business. Revenue recognition policies are discussed as follows:

Aquatic product trading revenue

The Company engages in the trading of fish, primarily eels. Revenue is generated when the Company receives customer orders specifying product types and requirements. Upon receiving an order, the Company arranges the harvesting of the eels, inspects the products to ensure compliance with the customer’s specifications, and coordinates delivery. Revenue is recognized at a point in time when control of the goods is transferred to the customer, typically upon delivery, which is the point at which the performance obligation is satisfied.

Bento box and produce processing revenue

The Company also operates a bento box and fresh produce processing business, primarily involving vegetables and fruits. The revenue recognition model for this segment is similar to the aquatic product trading business. Upon receiving customer orders, the Company processes and packages the required food or agricultural products, ensures product quality and conformity to order specifications, and arranges delivery. Revenue is recognized at a point in time, generally upon the transfer of the processed goods to the customer.

E-commerce live-streaming commission revenue

The Company acts as an agent in facilitating the sale of third-party products through live-streaming e-commerce platforms. The Company does not take control of the goods sold, and commission revenue is recognized on a net basis. Revenue is recognized at the point in time when the underlying product is sold and shipment is confirmed by the seller, which indicates the Company has fulfilled its performance obligation of facilitating the sale.

12

Recent Accounting Pronouncements

The FASB issued several updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

Note 3      ACCOUNTS RECEIVABLE, NET

As of June 30, 2025 and December 31, 2024, accounts receivable consisted of the following:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Accounts receivable	109,951	144,509
Total	109,951	144,509

For the six months ended June 30, 2025 and for the year ended December 31, 2024, the Company has recorded provision for doubtful accounts of $0.

Note 4      INVENTORIES

As of June 30, 2025 and December 31, 2024, inventories consisted of the following:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Raw materials	22,771	–
Total	22,771	–

Note 5     ADVANCE TO SUPPLIERS

Balances of advances to suppliers were $1,732 and $8,404 as of June 30, 2025 and December 31,2024, respectively, which represented prepayments to suppliers for raw materials.

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Note 6      PREPAID EXPENSES AND OTHER ASSETS, NET

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Prepaid Expenses	10,889	43,158
Other receivables from third party	400,685	600,011
Prepaid expenses and other assets, net	411,574	643,169

Other receivables as of June 30, 2025 and December 31, 2024 were $411,574 and $643,169, respectively.

Other receivables include e-commerce live stream receivables for goods and e-commerce sales deposit. Other receivables from third parties primarily consist of amount due from third parties of $316,218, e-commerce live stream sales deposits of $6,672, and outstanding loans to certain employees totaling $25,604 from Xinca and $188,836 from SY Media, related to the Company’s participation in live stream events. These receivables are expected to be collected within normal payment cycles and are considered part of ongoing operations. Additionally, $1,121 relates to prior-year receivables from GZ GSI for fish sales in China. Management does not expect any collection issues.

Note 7      FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

The fair value of each investment in equity instrument to be measured at fair value through profit or loss is as follows:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Financial assets mandatorily measured at fair value through profit or loss	$	$
Funds	–	210
Total	–	210

Current	–	210
Non-Current	–	–
Total	–	210

Net gain of $3 was recognized under changes in fair value of financial assets at fair value through profit or loss in the consolidated statement of operations and comprehensive loss for the period ended June 30, 2025.

As of December 31, 2024, no financial assets at fair value through profit or loss were pledged with banks as collaterals.

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Note 8      PROPERTY AND EQUIPMENT, NET

As of June 30, 2025 and December 31, 2024, property and equipment consisted of the following:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Land	877,870	877,870
Equipment	1,010,919	911,280
Less: Accumulated depreciation	(543,680)	(397,305)
Property and equipment, net	1,345,109	1,391,845

Depreciation expenses for the six months ended June 30, 2025 and 2024 were $200,652 and $54,529, respectively, and $166,978 and $32,492 for the three months ended June 30, 2025 and 2024, respectively.

Note 9     GOODWILL AND OTHER INTANGIBLE ASSETS GOODWILL

As of June 30, 2025 and December 31, 2024, goodwill consisted of the following:

Goodwill

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Goodwill - Meixin	3,905,735	3,905,735
Goodwill - Xinca	1,351,703	1,351,703
Goodwill – SY Culture	–	230,015
Less: Accumulated amortization	(3,409,725)	(3,409,725)
Goodwill, net	1,847,713	2,077,728

Customer relations

	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
	$	$
Acquisitions	135,325	135,325
Less: Accumulated amortization	(45,652)	(37,500)
Customer relations, net	89,673	97,825

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Note 10       OTHER BORROWINGS

Others loans consisted of the following:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)

Secured car loan from CITIC Bank wholly repayable	$27,426	$30,417
Total secured car loan wholly repayable within 1 year	27,426	6,631
Secured car loan from CITIC Bank wholly repayable more than 1 year	–	23,786
Total	$27,426	$30,417

Note 11      WARRANTS

On April 1, 2021, the Company entered into a securities purchase agreement with certain investors for an aggregate of 80,000 shares of its preferred stock at a per share purchase price of $2.50. As part of the transaction, the investors received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception. The subscription was completed on August 10, 2021.

On September 27, 2021, the Company entered into another securities purchase agreement with the same investors, pursuant to which the Company issued in a registered direct offering, an aggregate of 48,000 shares of common stock of the Company at a per share purchase price of $2.50. In addition, the investors also received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception.

In connection with the public offering and pursuant to a registration statement on Form S-1, amended (File No. 333-264059), originally filed with the SEC on April 1, 2022, and declared effective by the SEC on August 10, 2022 (the “Registration Statement”), the public offering price of each Unit was $3.50, and each unit consisting of one share of common stock and a warrant to purchase two shares of common stock from the date of issuance until the fifth anniversary of the date of issuance. The Shares and the Warrants comprising the Units were immediately separable and issued separately in the Offering, which closed on August 15, 2022.

In connection with the public offering and pursuant to the underwriting agreement between us and the underwriters named therein, we granted the underwriters a 45-day option to purchase up to 282,000 additional shares of common stock and warrants, equivalent to 15% of the Units sold in the public offering, at the public offering price per Unit, less underwriting discounts and commissions, to cover over-allotments, if any. On September 23, 2022, the underwriters exercised their option to purchase an additional 282,000 warrants from us for gross proceeds of $2,820. The warrants were issued to the underwriters on September 26, 2022.

16

The exercise price of the Warrants shall be decreased to the reset price, which means the greater of (i) 50% of the exercise price and (ii) 100% of the last volume weighted average price immediately preceding the 90th calendar day following the initial issuance date (the greater of (i) and (ii), the “Reset Price”) if, on the date that is 90 calendar days immediately following the initial issuance date, the Reset Price is less than the exercise price on that date.

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	June 30, 2025	December 31, 2024
	$	$

Balance at the beginning of period	76,847	874,116
Fair value change of warrants included in earnings	31,005	(797,269)
Total	107,852	76,847

The following is a summary of the warrant activity:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2025	2,239,870	2.14	2.63
Exercisable at January 1, 2025	2,239,870	2.14	2.63
Granted	–	–	–
Exercised / surrendered	–	–	–
Expired	–	–	–
Outstanding at June 30, 2025	2,239,870	2.14	2.38
Exercisable at June 30, 2025	2,239,870	2.14	2.38

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Note 12      LEASES

The Company has two non-cancelable lease agreements for certain of the office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery with original lease periods expiring between 2024 and 2025. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. The Company recognizes rental expense on a straight-line basis over the lease term.

The components of lease expense for the six months ended June 30, 2025 and June 30, 2024 were as follows:

	Statement of Income Location	Six months ended June 30, 2025	Six months ended June 30, 2024
		(Unaudited)	(Unaudited)
		$	$
Lease Costs
Operating lease expense	General and administrative expenses	30,148	37,048
Total net lease costs		30,148	37,048

Maturity of lease liabilities under our non-cancelable operating leases as of December 31, 2024 and June 30, 2025 are US$ 0.

Note 13    OTHER PAYABLES AND ACCRUED LIABILITIES

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Accrued expenses	83,692	262,156
Others	185,470	114,504
Total	269,162	376,660

As of June 30, 2025, other payables and accrued expenses were $269,162, respectively, compared to $376,660 as of December 31, 2024.

As of June 30, 2025, other payables and accrued expenses were $185,470 and $83,692, respectively, compared to $114,504 and $262,156 as of December 31, 2024. The accrued expenses in both periods primarily relate to audit fees. Other payables mainly consisted of amounts related to e-commerce intermediary transactions, specifically payables arising from cross-border settlements with Chinese e-commerce platforms amounting to $175,175 as of June 30, 2025 and $100,379 as of December 31, 2024.

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Note 14      INCOME TAXES

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value-added tax (“VAT”)

PRC

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 16% to 13% on April 1, 2019 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. GZ WFH also subjected to 10% for the installment service provided.

Taiwan

Pursuant to the Value-added and Non-value-added Business Tax Act and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the Taiwan are generally required to pay VAT, at a rate of 5%.

2) Income tax

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Coronavirus Aid, Relief and Economy Security Act (the “CARES Act”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for net operating loss (“NOL”) deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a significant tax impact on its financial statements and will continue to examine the impact the CARES Act may have on its business.

19

The Company evaluated the Global Intangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2019, the Company recorded a GILTI inclusion of $152,829. The Company has elected to treat the financial statement impact of GILTI as current period expenses.

The reverse merger was completed on December 31, 2018 and the tax losses of US subsidiary was not in the scope as of December 31, 2018. As of December 31, 2019, net operating loss carried forward which was available to offset future taxable income for the Company in the United States was $99,817. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first HK$2 million (approximately $257,931) of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above HK$2 million (approximately $257,931) will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earn a profit greater than HK$2 million (approximately $257,931), it is subject to a corporate income tax rate of 8.25%.

As of December 31, 2022, the Company’s subsidiary in Hong Kong had net operating loss carry forwards available to offset future taxable income. The net operating losses will be carryforward indefinitely under Hong Kong Profits Tax regulation. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25% for the year ended December 31, 2022. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

Taiwan

The Company’s loss before income taxes is primarily derived from the operations in Taiwan and income tax expense is primarily incurred in Taiwan.

As a result of amendments to the “Taiwan Income Tax Act” enacted by the Office of the President of Taiwan on February 7, 2018, the statutory income tax rate increased from 17% to 20% and the undistributed earning tax, or a surtax, decreased from 10% to 5% effective from January 1, 2018. As a result, the statutory income tax rate in Taiwan is 20% for the years ended August 31, 2021 and 2020. An additional surtax, of which rate was reduced from 10% to 5% being applied to the Company starting from September 1, 2018, is assessed on undistributed income for the entities in Taiwan, but only to the extent such income is not distributed or set aside as a legal reserve before the end of the following year. The 5% surtax is recorded in the period the income is earned, and the reduction in the surtax liability is recognized in the period the distribution to stockholders or the setting aside of legal reserve is finalized in the following year.

20

The components of the income tax expense are:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	$	$	$	$
Current	(140,561)	1,766	(140,561)	(122,380)
Deferred	–	–	–	–
Total income tax expense	(140,561)	1,766	(140,561)	(122,380)

The reconciliation of income taxes expenses computed at the Taiwan statutory tax rate (2024-2025: at PRC statutory rate) applicable to income tax expense is as follows:

	Six months ended June 30,
	2025		2024
Taiwan (2024-2025:PRC) income tax statutory rate	20.00%		20.00%
Tax effect of non-deductible expenses	(3.15%	)	(11.84%	)
Tax effect of stock-based compensation	(4.41%	)	(0.6%	)
Tax effect of non-taxable income	–		–%
Impact of different tax rates in other jurisdictions	(0.15%	)	(0.02%	)
Others	–		(1.7%	)
Changes in valuation allowance	(12.29%	)	(–%	)
Effective tax rate	–		(6.1%	)

The valuation allowance as of June 30, 2025 and December 31, 2024 was primarily provided for the deferred income tax assets if it is more likely than not that these items will expire before the Company is able to realize its benefits, or that the future deductibility is uncertain. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or utilizable. Management considers projected future taxable income and tax planning strategies in making this assessment. The movement for the valuation allowance is as follows.

	June 30, 2025	December 31, 2024
	$	$
Balance at beginning of the period (January 1, 2025)	95,844	95,844
Additions of valuation allowance	–	–
Reductions of valuation allowance	–	–
Balance at the end of the period (June 30, 2025)	95,844	95,844

21

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign-invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2021, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, since the Company had intended to reinvest its earnings to potentially continue its business in mainland China, namely the manufacturing of the RASs through GZ GST, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of June 30, 2024, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, and the Company decided not to reinvest its earnings since it is not continuing its business in mainland China, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 15    RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as follows:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
	$	$
Mountain Share Transfer, LLC (1)	7,681	7,681
Estate of Mr. Yin-Chieh Cheng (2)	19,435	19,435
Feng-Hua Chen (3)	946	–
Total	28,062	27,116

Sales

Note:

(1)	Mountain Share Transfer, LLC is company 100% controlled by Erik S. Nelson, a stockholder of the Company. The balances represented the amount paid on behalf of the Company for its daily operation purpose.
(2)	The amount due to Mr. Yin-Chieh Cheng relates to a prior arrangement. Mr. Yin-Chieh Cheng was vacant as of July 8, 2023, and the Company is evaluating settlement with the estate.
(3)	Feng-Hua Chen is the Chief Operating Officer of the company, the balances represented the amount paid on behalf of the Company for its daily-operation purpose.

As of June 30, 2025, the Company had outstanding balances with related parties that are non-trade in nature, unsecured, non-interest bearing, and repayable on demand. These balances arose in the ordinary course of operations.

During the period, the Company received a financial communication from the estate of the former Chief Executive Officer and Chair of the Board, Lu Min-Huay Cheng, which is considered a related party due to the former executive’s prior leadership position and significant ownership interest. The nature of the transaction involves the repayment of loans, debt, and other liabilities owed to the estate. While the agreement does not specify individual dollar amounts, the Company has agreed to settle these obligations over a 12-month period beginning January 25, 2025. As of the reporting date, management continues to evaluate the terms and monitor the settlement process.

22

Note 16   COMMON STOCK

The Company’s authorized number of common stock is 200,000,000 shares with par value of $0.001 each. On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. As a result of reverse stock split, the Company’s common stock issued and outstanding decreased from 10,707,150 shares to 7,138,587 shares. All shares and associated amounts have been retroactively restated to reflect the stock split on August 11, 2022. As of June 30, 2025 and December 31, 2024, issued common stock were 14,367,539 shares and 14,047,539, respectively.

On August 11, 2022, the Company’s common stock commenced trading on The Nasdaq Capital Market under the symbol “NCRA” on a post-reverse stock split basis. During the public offering, 1,880,000 common stocks, at par value $0.001 each, were issued at the offering price $3.5 each. The Company received total gross proceeds of $6.58 million from the public offering and after deducting the underwriting commissions, discounts and offering expenses, the Company received net proceeds of approximately $5.3 million.

All number of shares, share amounts and per share data presented in the accompanying unaudited consolidated financial statements and related notes have been retroactively restated to reflect the reverse merger transaction and subsequent issuance of shares stated above, except for authorized shares of common stock, which were not affected.

Issuance of Common Stock

•	On February 20, 2024, we entered into VIE Agreement with Xinca and issued 1,800,000 shares of our common stock in exchange of 100% controlling of Xinca;

•	On April 14, 2024, we entered into an Equity Purchase Agreement with SY Culture and issued 600,000 shares of our common stock in exchange of 100% equity of SY Culture.

•	On February 7, 2025, our shareholder exercised 150,000 shares of Warrant Class A in exchange of 100,000 shares of common stock.

•	On February 12, 2025, our shareholder exercised 150,000 shares of Warrant Class A in exchange of 100,000 shares of common stock.

•	On May 8, 2025, our shareholder exercised 180,000 shares of Warrant Class A in exchange of 120,000 shares of common stock.

23

Note 17    SHARE-BASED COMPENSATION

On December 27, 2018, Nocera granted Mr. Yin-Chieh Cheng quarterly option awards of 250,000 Series A warrants for 20 quarters (i.e., 5 years) for a total of 5,000,000 Series A warrants with an exercise price of $0.50 per share, subject to continued employment for services as Chairman of the Board of Directors (the “Board”) and a Director.

On June 1, 2020, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 50,000 Class A warrants and 60,000 Class A warrants separately, each with an exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer, respectively. The Company also granted 2 employees 50,000 Class A warrants with an exercise price of $0.50 per share. The Class A warrants consist of the right to purchase one share of Company common stock for $0.50 per share from the date of issuance until April 23, 2026.

On June 1, 2020, Nocera granted Mr. Michael A. Littman 50,000 Class A warrants with an exercise price of $0.50 per share and 50,000 Class B warrants with exercise price of $1.00 per share. Mr. Littman exercised 50,000 Class A warrants and 50,000 Class B warrants on August 11, 2021. The Class A warrants consist of the right to purchase one share of Company common stock for $0.50 per share from the date of issuance until April 23, 2026. The Class B warrants consist of the right to purchase one share of common stock for $1.00 per share separately from the date of issuance until April 23, 2026.

On December 1, 2021, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 75,000 Class A warrants and 60,000 Class A warrants separately, each with an exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer, respectively. The Company also granted 2 employees 70,000 Class A warrant with an exercise price of $0.50 per share.

On December 31, 2021, the Company issued an aggregate of 505,000 shares of common stock to Mr. Shun-Chih Chuang and a total of five consultants in consideration for services rendered.

On December 22, 2022, the Company issued 150,000 and 75,000 shares of common stock to Chen-Chun Chung and TraDigital respectively in consideration for services rendered.

On March 22, 2023, the Company issued 450,000 shares of common stock to Hanover International, Inc. respectively in consideration for services rendered.

On July 31, 2023, Nocera granted Mr. Andy Chin-An Jin 240,000 restricted shares of common stock, of which vests at the end of every three-month period after July 31, 2023 in equal installments over the period of one year, subject to the employment for services as Chief Executive Officer. On December 5, 2023, the Company issued 60,000 shares of our common stock to our Chief Executive Officer, Andy Chin-An Jin.

On October 11, 2023, the Company issued 20,000 shares of common stock to Mr. Nick Chang in consideration of service rendered as a consultant for three years.

On December 5, 2023, the Company vested 60,000 shares of our common stock to our Chief Executive Officer, Andy Chin-An Jin.

On August 26, 2024, the Company vested 180,000 shares of our common stock to our Chief Executive Officer, Andy Chin-An Jin.

24

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)

Dividend yield	N/A	N/A
Risk-free interest rate	3.71%	4.2%
Expected term (in years)	2.15	2.74
Volatility	35.37%	36.25%

The Company estimated the grant date fair value of time-based stock option awards using the Black-Scholes option valuation model, which requires assumptions involving an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the options, volatility, discount rate and dividend yield. The Company calculated expected option terms based on the “simplified” method for “plain vanilla” options due to the limited exercise information. The “simplified method” calculates the expected term as the average of the vesting term and the original contractual term of the options. The Company calculated volatility using the average adjusted volatility of quick companies feature of Capital IQ for a period of time reflective of the expected option term, while the discount rate was estimated using the interest rate for a treasury note with the same contractual term as the options granted. Dividend yield is estimated at our current dividend rate, which adjusts for any known future changes in the rate.

For the six months ended June 30, 2024 and year ended December 31, 2023, $30,165 and $163,621 share-based compensation expenses was recognized into additional paid-in capital of the Company, respectively.

For the years ended December 31, 2024, $60,831 share-based compensation expenses were recognized into additional paid-in capital of the Company, respectively.

Note 18    PREFERRED STOCK

In August 2021, the Company issued 80,000 shares of preferred shares, par value $0.001 per share, at an issue price of $2.50 per share to certain investors credited as fully paid. The preferred shares are non-voting and non-redeemable. The holder of the preferred shares will have priority over the holders of common stock of the Company on the assets and funds of the Company available for distribution in a distribution of assets on liquidation, winding up or dissolution of the Company. The holder of the preferred shares shall not have the right to attend or vote at any general meeting of the Company (except a general meeting for winding up of the Company or a resolution is to be proposed which if passed would vary or abrogate the rights or privileges of such holder).

On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. As a result of reverse stock split, the shares of common stock issuable upon the conversion of Series A Preferred Stock decreased from 80,000 shares to 53,334 shares.

25

Note 19    (LOSS) EARNING PER SHARE

The following table sets forth the computation of basic and diluted (loss) earning per common share for the three and six months ended June 30, 2025 and 2024.

	For three months ended June 30,		For six months ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Numerator:
Net income (loss) attributable to the Company	(491,708)	84,423	(739,725)	(204,153)

Denominator:
Weighted-average shares outstanding
- Basic	14,256,576	13,471,273	14,143,498	12,719,624
- Diluted	14,256,576	13,471,273	14,143,498	12,719,624

(Loss) Earning per share:
- Basic	(0.0345)	0.0063	(0.0523)	(0.0161)
- Diluted	(0.0345)	0.0063	(0.0523)	(0.0161)

Note 20     COMMITMENTS AND CONTINGENCIES

Lease Commitment

The Company has entered into operating lease agreement for certain office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery. Future minimum lease payments under non-cancellable operating leases with initial terms within one year.

The total future minimum lease payments under non-cancellable short-term leases as of June 30, 2025 are payable as follows:

Lease Commitment
$
Within 1 year	1,827
Total	1,827

26

Note 21     SEGMENT REPORTING

Effective as of January 1, 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The Company’s Chief Operating Decision Maker (“CODM”) is its Executive Director, Song-Yuan Teng, who is responsible for reviewing the results of operations and allocating resources across the Company’s reportable segments, including Fish Trading and Catering Services. These operating segments reflect the manner in which the CODM allocates resources and evaluates performance.

These segments align with how management evaluates performance and allocates resources. Segment performance is evaluated based on segment revenue and operating profit, which includes direct costs and segment-specific general and administrative expenses and tax, but excludes corporate overhead and interest.

The summary of key information by segments for the three months ended June 30, 2025 and 2024 was as follows:

For three months ended June 30, 2025

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$3,929,870	$2,418	$39,428	$3,971,716
Cost of revenue	$3,921,975	$1,904	$15,383	$3,939,262
Gross profit	$7,895	$514	$24,045	$32,454
General and administrative expenses	$(370,349)	$86,683	$47,344	$(236,322)
Segment operating losses	$(362,454)	$87,197	$71,389	$(203,868)
Income tax expenses	$(140,561)	$–	$–	$(140,561)
Segment losses	$(503,015)	$87,197	$71,389	$(344,429)

For three months ended June 30, 2024

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$6,640,220	$1,122	$111,770	$6,753,112
Cost of revenue	$6,626,898	$21,179	$59,248	$6,707,325
Gross profit	$13,322	$(20,057)	$52,522	$45,787
General and administrative expenses	$(128,410)	$(65,113)	$(160,919)	$(354,442)
Segment operating losses	$(115,088)	$(85,170)	$(108,397)	$(308,655)
Income tax benefit	$1,766	$–	$–	$1,766
Segment losses	$(113,322)	$(85,170)	$(108,397)	$(306,889)

27

For six months ended June 30, 2025

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$8,404,076	$4,507	$97,261	$8,505,844
Cost of revenue	$8,387,184	$3,471	$31,785	$8,422,440
Gross profit	$16,892	$1,036	$65,476	$83,404
General and administrative expenses	$(430,672)	$(108,724)	$(31,297)	$(570,693)
Segment operating losses	$(413,780)	$(107,688)	$34,179	$(487,289)
Income tax expenses	$(140,561)	$–	$–	$(140,561)
Segment losses	$(554,341)	$(107,688)	$34,179	$(627,850)

For six months ended June 30, 2024

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$11,404,737	$87,495	$160,760	$11,652,992
Cost of revenue	$11,381,512	$65,168	$76,564	$11,523,244
Gross profit	$23,225	$22,327	$84,196	$129,748
General and administrative expenses	$(419,600)	$(153,984)	$(232,322)	$(805,906)
Segment operating losses	$(396,375)	$(131,657)	$(148,126)	$(676,158)
Income tax expenses	$(122,380)	$–	$–	$(122,380)
Segment losses	$(518,755)	$(131,657)	$(148,126)	$(798,538)

The following tables set forth a summary of single customers who represent 10% or more of the Company’s segments revenue, net:

	Fish Trading
	June 30, 2025	June 30, 2024

Percentage of fish trading revenue
Customer A	16.12%	20.33%
Customer B	23.46%	14.05%
Customer C	–	10.85%
Customer D	–	17.68%
Customer E	19.24%	12.15%
Customer F	18.65%	13.96%
Customer G	13.23%	–
	90.7%	89.02%

	Catering
	June 30, 2025	June 30, 2024

Percentage of catering revenue
Customer H	82.85%	–
Customer I	10.68%	–
	93.53%	–

28

Note 22    BUSINESS COMBINATION

Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd.

On January 31, 2024, the Company acquired 100% shares of Xinca. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$201,863
Trade receivables	379,525
Prepaid rent expense	373,623
Goodwill	1,351,703
Plant and equipment, net	58,887
Depreciation	(562)
Advanced from customers	(36,404)
Long-term secured bank loan	(36,087)
Other payables and accrued liabilities	(369,737)
Net assets value	1,922,811
Purchases price	$1,980,000

Hangzhou SY Culture Media Co. Ltd.

On April 14, 2024, the Company acquired 100% shares of SY Culture. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$206,663
Trade receivables	163,814
Advance to supplier	6,691
Investment	27,284
Other payables and accrued liabilities	(755)
Net assets value	403,697
Purchases price	$642,000

29

Note 23    DISPOSAL OF SUBSIDIARY

On June 5, 2025, the Company completed the sale of its wholly owned subsidiary, SY Culture, to an unrelated third party, Yuechi Technology Limited, for cash consideration of $550,000. As of June 30, 2025, $500,000 had been collected, with the remaining $50,000 received in July 2025.

At the transaction date, the carrying amounts of SY Culture’s assets and liabilities were as follows:

Cash and cash equivalents	$186,155
Accounts receivable	4,594
Prepaid expenses and other assets, net	188,836
Investment	27,802
Goodwill	230,015
Other payables and accrued liabilities	(70)
Net assets value	$637,332

The sale did not represent a strategic shift in the Company’s business and therefore did not qualify as a discontinued operation. A loss of $87,332 was recognized in other income (loss) in the Consolidated Statements of Operations and Comprehensive Loss.

Note 24    SUBSEQUENT EVENT

The Company has evaluated subsequent events through the issuance of the unaudited condensed consolidated financial statements and there are no subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Nocera, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Nocera, Inc. and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows, for each of the years ended December 31, 2024 and 2023  , and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years then ended December 31, 2024 and 2023, in conformity with the accounting principles generally accepted in United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred operating losses of $2,393,803 during the year, had net cash outflow from operating activities amounting to $1,574,709 for the year ended December 31, 2024, and the accumulated deficit of $21,238,881 as of December 31, 2024, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore

May 06, 2025, except for Note 8 and 25 dated June 20, 2025

F-29

NOCERA, INC.

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31, 2024	December 31, 2023
		As Restated
ASSETS
Current assets
Cash and cash equivalents	$484,161	$1,229,580
Accounts receivable, net	144,509	173,395
Inventories, net	–	88,432
Advance to suppliers	8,404	1,732
Prepaid expenses and other assets, net	643,169	10,365
Financial assets at fair value through profit or loss	210	208,697
Total current assets	1,280,453	1,712,201
Property and equipment, net	1,391,845	1,547,801
Intangible assets - customer relations	97,825	114,129
Investment	27,206	–
Goodwill	2,077,728	1,655,182
Other non-current asset	7,505	4,730
Total assets	$4,882,562	$5,034,043
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Other payables and accrued liabilities	$376,660	$155,093
Contract liabilities	72,505	–
Due to related parties	27,116	28,484
Warrant liability	76,847	874,116
Long-term secured other borrowing – current portion	6,631	487,800
Dividend payable	54,312	38,312
Income tax payable	25,126	1,859
Total current liabilities	639,197	1,585,664
Long-term secured other borrowing	23,786	–
Total liabilities	662,983	1,585,664
Commitments and contingencies (Note 22)	–	–
Shareholders’ Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 14,047,539 shares and 11,156,987 shares issued and outstanding as of December 31, 2024 and 2023, respectively) (1)	14,047	11,157
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	80	80
Additional paid-in capital (1)	25,200,265	21,931,112
Statutory and other reserves	191,219	191,219
Accumulated losses	(21,238,881)	(18,868,420)
Accumulated other comprehensive income	12,415	98,906
Total Nocera, Inc.'s shareholders' equity	4,179,145	3,364,054
Non-controlling interests	40,434	84,325
Total shareholders’ equity	4,219,579	3,448,379
Total liabilities and shareholders’ equity	$4,882,562	$5,034,043

(1)	On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

See notes to the consolidated financial statements which are an integral part of these audited financial statements.

F-30

NOCERA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

	For the years ended December 31,
	2024	2023
		As Restated
Net sales	$17,013,132	$23,915,926
Cost of sales	(16,678,871)	(23,720,967)
Gross profit	334,261	194,959

Operating expenses
Impairment of goodwill	(1,159,172)	(2,250,553)
General and administrative expenses	(2,135,336)	(2,346,323)
Total operating expenses	(3,294,508)	(4,596,876)

Other income, net
Other income	690,514	265,266
Net loss from operations before income taxes	(2,269,733)	(4,136,651)

Income tax expenses	(124,070)	(22,703)
Net loss from operations	(2,393,803)	(4,159,354)

Net loss	(2,393,803)	(4,159,354)
Less: Net income attributable to non-controlling interests	39,342	54,395
Net loss attributable to Nocera Shareholders	$(2,354,461)	$(4,104,959)

Other Comprehensive loss
Net loss	(2,393,803)	(4,159,354)
Foreign currency translation income	86,491	4,688
Total comprehensive loss	(2,307,312)	(4,154,666)

Less: Net income attributable to non-controlling interest	39,342	54,395
Less: Foreign currency translation loss attributable to non-controlling interest	4,549	(48,335)
Comprehensive loss attributable to Nocera Shareholders	$(2,263,421)	$(4,148,606)

Loss per share – basic and diluted	$(0.1807)	$(0.4238)
Net loss per share from operations – basic and diluted (1)	$(0.1807)	$(0.4238)

Weighted Average Shares Outstanding - Basic and Diluted	13,249,705	9,814,000

(1)	On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

See notes to the consolidated financial statements which are an integral part of these audited financial statements.

F-31

NOCERA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Stated in US Dollars)

	Common Stock		Preferred stock		Additional Paid-in	Statutory and other	Accumulated	Accumulated Other Comprehensive	Total Nocera Inc.'s Stockholders' Equity	Non- controlling	Total Stockholders'
	Stock(1)	Amount(1)	Stock	Amount	Capital(1)	Reserves	losses	Loss	(Deficit)	Interests	Equity
		$		$	$	$	$	$	$	$	$
Balance as of January 1, 2023	9,243,587	9,243	80,000	80	20,484,518	191,219	(14,747,461)	103,594	6,041,193	141,054	6,182,247
Issuance of common stock	1,383,400	1,384	–	–	625,603	–	–	–	626,987	–	626,987
Consultancy services settled by equities	530,000	530	–	–	657,370	–	–	–	657,900	–	657,900
Share-based compensation	–	–	–	–	163,621	–	–	–	163,621	–	163,621
Foreign currency translation Adjustments	–	–	–	–	–	–	–	(4,688)	(4,688)	(2,334)	(7,022)
Preferred stock dividend	–	–	–	–	–	–	(16,000)	–	(16,000)	–	(16,000)
Net loss	–	–	–	–	–	–	(4,104,959)	–	(4,104,959)	(54,395)	(4,159,354)
Balance as of December 31, 2023 (As Restated)	11,156,987	11,157	80,000	80	21,931,112	191,219	(18,868,420)	98,906	3,364,054	84,325	3,448,379

Balance as of January 1, 2024	11,156,987	11,157	80,000	80	21,931,112	191,219	(18,868,420)	98,906	3,364,054	84,325	3,448,379
Issuance of common stock	2,890,552	2,890	–	–	3,208,322	–	–	–	3,211,212	–	3,211,212
Share-based compensation	–	–	–	–	60,831	–	–	–	60,831	–	60,831
Foreign currency translation Adjustments	–	–	–	–	–	–	–	(86,491)	(86,491)	(4,549)	(91,040)
Preferred stock dividend	–	–	–	–	–	–	(16,000)	–	(16,000)	–	(16,000)
Net loss	–	–	–	–	–	–	(2,354,461)	–	(2,354,461)	(39,342)	(2,393,803)
Balance as of December 31, 2024	14,047,539	14,047	80,000	80	25,200,265	191,219	(21,238,881)	12,415	4,179,145	40,434	4,219,579

(1)	On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

See notes to the consolidated financial statements which are an integral part of these audited financial statements.

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NOCERA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	December 31, 2024	December 31, 2023
		As Restated
	$	$
Cash flows from operating activities:
Net loss	(2,393,803)	(4,159,354)

Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	1,159,172	2,250,553
Depreciation expenses	126,501	171,312
Amortization	16,304	16,305
Deferred income tax	–	–
Gain on fair value change of financial assets at FVTPL	(4,270)	(8,697)
Consultancy services settled by equities	–	657,900
Share-based compensation	60,831	163,621
Changes in operating assets and liabilities:
Accounts receivable, net	22,440	35,043
Inventories	88,550	1,342
Advance to suppliers	–	–
Prepaid expenses and other assets, net	(94,888)	(4,026)
Retention receivables	–	–
Other non-current assets	(281)	(4,865)
Dividend payables	16,000	32,000
Accounts payable	–	(2,631)
Other payables and accrued liabilities	202,794	92,834
Income tax payable	23,210	22,600
Subtract non-cash gain on warrant liability	(797,269)	(305,652)
Advance receipts	–	(42,880)
Net cash provided by (used in) operating activities	(1,574,709)	(1,084,595)

Cash flows from investing activities
Purchase of property and equipment	(956)	(857,870)
Purchase of financial assets at FVTPL	(206)	(200,000)
Proceeds from gain disposal of financial assets at FVTPL	212,963	–
Net cash provided by (used in) investing activities	211,801	(1,057,870)

Cash flows from financing activities:
Bank borrowing	–	(177,089)
Proceeds from issuance of common stock	1,075,414	626,987
Repayment of secured other borrowings	(478,361)	–
Net cash provided by financing activities	597,053	449,898

Net effect of exchange rate changes on cash and cash equivalents	20,436	16,074
Net decrease in cash and cash equivalents	(745,419)	(1,676,493)

Cash and cash equivalents at beginning of year	1,229,580	2,906,074

Cash and cash equivalents at end of year	484,161	1,229,580

See notes to the consolidated financial statements which are an integral part of these audited financial statements.

F-33

NOCERA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1     PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc. (“Nocera” or the “Company”) and its subsidiaries, Grand Smooth Inc. Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”) and Hangzhou SY Culture Media Co. Ltd. (“SY Culture” or “WFOE”) and Shanghai Nocera Culture Co., Ltd. (“Shanghai Nocera”) and Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. (“Xinca” or “WFOE”), and Meixin Institutional Food Development Co., Ltd. (“Meixin”) that is controlled through contractual arrangements. The Company, GSI, GZ GST, SY Culture, Shanghai Nocera, Xinca, and Mexin are collectively referred to as the “Company”.

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in New Taipei City, Taiwan (R.O.C.). It did not engage in any operations and was dormant from its inception until its reverse merger of GSI on December 31, 2018.

Reverse merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s stockholders, Yin-Chieh Cheng and Zhang Bi, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Stockholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Zhang Bi, the former stockholders of GSI, became Nocera’s controlling stockholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014, and is a holding company without any operation.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (PRC) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Divestiture

On September 21, 2020, the Company filed a Current Report on Form 8-K outlining the lack of communication that led to the termination by Nocera, Inc. of its relationship with Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) and its management, and termination of the Variable Interest Entity agreements between the parties.

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Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with Nocera, Inc. wherein all claims as to GZ WFH’s debt (claim to shares in Nocera, Inc. or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against Nocera for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the agreement. The consideration for the agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waives any claims to Nocera stock, meaning the 4,750,000 shares of common stock of Nocera owned by Zhang Bi were cancelled as part of the agreement. The Settlement Agreement and Release is attached hereto as Exhibit 10.8.

The VIE Agreements with XFC

On December 31, 2020, we exchanged 466,667 (post-split) shares of our restricted common stock to stockholders of Xin Feng Construction Co., Ltd., a Taiwan limited liability company (“XFC”), in exchange for 100% controlling interest in XFC. We also entered into contractual arrangements with a stockholder of XFC, that enabled us to have the power to direct the activities that most significantly affects the economic performance of XFC and receive the economic benefits of XFC that could be significant to XFC. On November 30, 2022, we entered into a Purchase of Business Agreement with Han-Chieh Shih (the “Purchaser”), in which we sold our controlling interest of XFC, to the Purchaser for a total purchase cash price of $300,000 (the “XFC Sale”). The closing of the XFC Sale occurred on November 30, 2022 and the XFC variable interest entity (“VIE”) agreements were terminated in connection with the XFC Sale.

The VIE Agreements with Meixin

On September 7, 2022, we entered into a series of contractual agreements (collectively, the “Meixin VIE Agreements”) with the majority stockholder (the “Selling Stockholder”) of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation and a food processing and catering company (“Meixin”), and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

The VIE Agreements with Xinca

On January 31, 2024, we entered into a Variable Interest Entity Purchase Agreement (“Xinca Purchase Agreement”) with Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. (“Xinca”), a domestic funded limited liability company registered in China (P.R.C). The Xinca Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Shanghai Nocera Culture Co., Ltd. (“WFOE”), through a series of contractual agreements (“VIE Agreements”), in which we exchanged 1,800,000 shares of our restricted common stock for a 100% controlling interest in Xinca. As a result, the Company has been determined to be the primary beneficiary of Xinca and Xinca became a variable interest entity (“VIE”) of the Company.

We have entered into the following contractual arrangements with stockholders of Xinca, which enable us to (1) have the power to direct the activities that most significantly affect the economic performance of Xinca, and (2) receive the economic benefits of Xinca that could be significant to Xinca. We are fully and exclusively responsible for the management of Xinca, assume all of the risk of losses of Xinca, and have the exclusive right to exercise all voting rights of Xinca’s stockholders. Therefore, in accordance with ASC 810 “Consolidation,” we are considered the primary beneficiary of Xinca and have consolidated Xinca’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

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(1)	Voting Rights Proxy Agreement & Power of Attorney

Zong Hui and Upward Software (Shanghai) Co., Ltd. (the “Existing Stockholders”) have irrevocably authorized us, or the individual then designated by us (the “Attorney”), to exercise, on their behalf, the following rights available to them in their capacity as stockholders of Xinca under the then-effective articles of association of Xinca (collectively, the “Powers”): (a) to propose the convening of, and attend, stockholders’ meetings in accordance with the articles of association of Xinca on behalf of the Existing Stockholders; (b) to exercise voting rights on behalf of the Existing Stockholders on all matters required to be deliberated and resolved by the stockholders’ meeting, including, without limitation, the appointment and election of the directors and other executives to be appointed and removed by the stockholders of Xinca, and the sale or transfer of all or part of the equity held by stockholders in Xinca; (c) to exercise other stockholders’ voting rights under the articles of association of Xinca (including any other stockholders’ voting rights stipulated upon an amendment to such articles of association); and (d) other voting rights that stockholders shall enjoy under the laws of the People’s Republic of China (“China”), as amended, revised, supplemented, and re-enacted, regardless of whether they take effect before or after the conclusion of this Agreement. The Existing Stockholders shall not revoke the authorization and entrustment accorded to the Attorney unless we issue a written notice requesting the replacement of the Attorney. In such event, the Existing Stockholders shall immediately appoint such other person as we designate to exercise the foregoing Powers, and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

(2)	Exclusive Business Cooperation Agreement

We agree to provide technical consulting and services, including management consulting services, general and financial advisory services, and various general and administrative services (collectively, the “Target Business”), to Xinca as its exclusive technical consulting and service provider in accordance with the terms set forth in this Agreement. Xinca agrees to accept the technical consulting and services provided by us. Xinca further agrees that, without our prior written consent, it shall not accept any technical consulting or services identical or similar to the Target Business from any third party during the term of this Agreement.

(3)	Equity Pledge Agreement

Under the Equity Interest Pledge Agreement between us and Zong Hui and Upward Software (Shanghai) Co., Ltd., the stockholders of Xinca have pledged all of their equity interests in Xinca to us to guarantee the performance of Xinca’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Xinca or the stockholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, we, as the pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests.

(4)	Exclusive Call Option Agreement

Xinca and its stockholders, Zong Hui and Upward Software (Shanghai) Co., Ltd., have entered into an Exclusive Call Option Agreement with us. Under this agreement, the Xinca stockholders have irrevocably granted us (or our designee) an exclusive option to purchase, to the extent permitted under the laws of China, part or all of their equity interests in Xinca. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted under applicable Chinese law at the time the share transfer occurs.

The Equity Purchase Agreements with SY Culture

On April 14, 2024, we entered into a Equity Purchase Agreement with Hangzhou SY Culture Media Co. Ltd. (“SY Culture Purchase Agreement”), a domestic funded limited liability company registered in China (P.R.C). The SY Culture Purchase Agreement was entered into by our wholly-owned subsidiary and foreign enterprise, Gui Zhou Grand Smooth Technology Ltd. (“WFOE”), in which we exchanged 600,000 shares of our restricted common stock for a 100% equity in SY Culture.

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Note 2      GOING CONCERN

The Company had net loss of $2.3 million, accumulated deficit of $21,238,881, and net cash used in operating activities of $1,574,709 for the year ended December 31, 2024, which raise substantial doubt as to the Company’s ability to continue as a going concern. Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, would enable to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and it has prepared the consolidated financial statements on a going concern basis.

a)	The Company is continuing to improve and develop its scale of operations. After listing onto Nasdaq, the Company had raised sufficient fund for its operation development and the Company had a good level of cash position to meet its liabilities. The Company also has ability to raise additional funds from Nasdaq for the future development.

b)	The Company obtained a financial support letter from shareholders of the Company.

However, the Company continues to have ongoing obligations and it expects that it will require additional capital in order to execute its longer-term business plan. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing the Company’s business development activities, suspending the pursuit of its business plan, controlling overhead expenses and seeking to further dispose of non-core assets. Management cannot provide any assurance that the Company will raise additional capital if needed.

To date, we have funded our operations through revenues, loans from our officers, and the issuance of equity securities. On January 25, 2025, we obtained a financial support letter from Ms. Min-Huay Cheng Lu, the estate of Mr. Yin-Chieh Cheng, our former President, Chief Executive Officer, Chairman of the Board and principal stockholder.

Since the net asset balance as of December 31, 2024, was $4,219,579, management has evaluated its ability to continue as a going concern. While acknowledging the risks of potential delisting and operating cash flow deficits, management has implemented plans to secure funding, reduce costs, and improve liquidity. Based on these factors, management has concluded there is no substantial doubt about the Company’s ability to continue as a going concern.

Note 3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Basis of Presentation

The accompanying audited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for annual financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 31, 2024.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s audited condensed consolidated financial position as of December 31, 2024, its consolidated results of operations for the year ended December 31, 2024, cash flows for the year ended December 31, 2024 and change in equity for the year ended December 31, 2024, as applicable, have been made. Operating results for the year ended December 31, 2024 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2024 or any future periods.

F-37

Change of Reporting Entity and Basis of Presentation

As a result of the Share Exchange on December 31, 2018, GSI became a wholly owned subsidiary of Nocera, Inc. The former GSI’s stockholders owned a majority of the common stock of the Company. The Transaction was regarded as a reverse merger whereby GSI was considered to be the accounting acquirer as its stockholders retained control of the Company after the Share Exchange, although Nocera, Inc. is the legal parent company. The Share Exchange was treated as a recapitalization of the Company.

As a result, the assets and liabilities and the historical operations that will be reflected in the Nocera’s financial statements after consummation of the Transaction will be those of GSI and will be recorded at the historical cost basis of GSI. Nocera’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of GSI upon consummation of the Transaction. As such, GSI is the continuing entity for financial reporting purpose. In a reverse merger, the historical stockholder’s equity of the accounting acquirer prior to the merger is retroactively reclassified (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any difference in par value of the registrant’s and the accounting acquirer’s stock by an offset in paid-in-capital. Therefore, the financial statements have been prepared as if GSI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for annual financial information.

The consolidated financial statements included the financial statements of all subsidiaries and the VIE of the Company. All transactions and balances between the Company and its subsidiary and VIE have been eliminated in consolidation. Minority interests are recorded as a noncontrolling interest. A qualitative approach is applied to assess the consolidation requirement for VIEs.

Reclassification

Certain prior period amounts have been reclassified to conform with current year presentation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the allowance for doubtful receivables; the useful lives of property and equipment and intangible assets; impairment of long-lived assets; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Act and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers and suppliers and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

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There were five customers who represented 81.80% of the Company’s total revenue during the years ended December 31, 2024. There were four customers who represented 80.85% of the Company’s total revenue during the year ended December 31, 2023.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable, net:

	December 31, 2024	December 31, 2023

Percentage of the Company’s accounts receivable
Customer A	70.98%	60.11%
Customer B	–	21.99%
Customer C	–	–
Customer D	–	16.10%
Customer E	17.32%	–
Customer F	11.70%	–
	100%	98.19%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchase:

	For the years ended December 31,
	2024	2023

Percentage of the Company’s purchase
Supplier A	–	11.67%
Supplier B	–	10.06%
Supplier C	11.81%	–
	11.81%	21.73%

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

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Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand and cash in bank with no restrictions. The balance of cash as of December 31, 2024 and 2023 were $484,161 and $1,229,580, respectively.

Accounts Receivable, Net

Accounts receivable are stated at the original amount less an allowance for doubtful accounts, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Prepaid Expenses and Other Assets, Net

Prepaid expense and other assets, net consist of receivable from investment, prepaid rent and etc. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging, and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Inventories, net

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs, and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

F-40

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Land	Indefinite, as per land titles
Equipment	3 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Business Combination

For a business combination, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree are recognized at the acquisition date and measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, that excess in earnings is recognized as a gain attributable to the acquirer.

Deferred tax liability and assets are recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Variable Interest Entity

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity’s activities;

(b)	as a group, the equity-at-risk holders cannot control the entity; or

(c)	the economics do not coincide with the voting interest.

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

Goodwill and Intangible Assets

We recognize goodwill in accordance with ASC 350, Intangibles—Goodwill and Other. Goodwill is the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually as of December 31st of each year, and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment charge for goodwill is recognized only when the estimated fair value of a reporting unit, including goodwill, is less than its carrying amount.

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We recognize intangibles assets in accordance with ASC 350, Intangibles—Goodwill and Other. Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows. Although these assets are not currently impaired, there can be no assurance that future impairments will not occur.

Share-Based Compensation

We determine our share-based compensation in accordance with ASC 718, Compensation—Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees based on the grant date fair value of the award.

Determining the appropriate fair value model and calculating the fair value of phantom award grants requires the input of subjective assumptions. We use the Black-Scholes pricing model to value our phantom awards. Share-based compensation expense is calculated using our best estimates, which involve inherent uncertainties and the application of management’s judgment. Significant estimates include our expected volatility. If different estimates and assumptions had been used, our phantom unit valuations could be significantly different and related share-based compensation expense may be materially impacted.

The Black-Scholes pricing model requires inputs such as the risk-free interest rate, expected term, expected volatility and expected dividend yield. We base the risk-free interest rate that we use in the Black-Scholes pricing model on zero coupon U.S. Treasury instruments with maturities similar to the expected term of the award being valued. The expected term of phantom awards is estimated from the vesting period of the award and represents the weighted average period that our phantom awards are expected to be outstanding. We estimated the volatility based on the historic volatility of our guideline companies, which we feel best represent our company. We have never paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, we use an expected dividend yield of zero in the pricing model. We account for forfeitures as they occur.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets.

The classification of financial assets depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. Regular way purchases or sales of financial assets are recognized and derecognized on a trade date or settlement date basis for which financial assets were classified in the same way, respectively. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

a)	Category of financial assets and measurement

Financial assets are classified into the following categories: financial assets at fair value through profit or loss (“FVTPL”), investments in debt instruments and equity instruments at fair value through other comprehensive income (“FVTOCI”), and financial assets at amortized cost.

1)	Financial asset at FVTPL

For certain financial assets which include debt instruments that do not meet the criteria of amortized cost or FVTOCI, it is mandatorily required to measure them at FVTPL. Any gain or loss arising from remeasurement is recognized in profit or loss. The net gain or loss recognized in profit or loss incorporates any interest earned on the financial asset.

F-42

2)	Investments in debt instruments at FVTOCI

Debt instruments with contractual terms specifying that cash flows are solely payments of principal and interest on the principal amount outstanding, together with objective of collecting contractual cash flows and selling the financial assets, are measured at FVTOCI.

Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment gains or losses on investments in debt instruments at FVTOCI are recognized in profit or loss. Other changes in the carrying amount of these debt instruments are recognized in other comprehensive income and will be reclassified to profit or loss when these debt instruments are disposed.

3)	Investments in equity instruments at FVTOCI

On initial recognition, the Company may irrevocably designate investments in equity investments that is not held for trading as at FVTOCI.

Investments in equity instruments at FVTOCI are subsequently measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in other equity.

Dividends on these investments in equity instruments at FVTOCI are recognized in profit or loss when the Company’s right to receive the dividends is established, unless the Company’s rights clearly represent a recovery of part of the cost of the investment.

4)	Measured at amortized cost

Cash and cash equivalents, commercial paper, debt instrument investments, notes and accounts receivable (including related parties), other receivables, refundable deposits and temporary payments (including those classified under other current assets and other noncurrent assets) are measured at amortized cost.

Debt instruments with contractual terms specifying that cash flows are solely payments of principal and interest on the principal amount outstanding, together with objective of holding financial assets in order to collect contractual cash flows, are measured at amortized cost.

Subsequent to initial recognition, financial assets measured at amortized cost are measured at amortized cost, which equals to carrying amount determined by the effective interest method less any impairment loss.

b)	Impairment of financial assets

At the end of each reporting period, a loss allowance for expected credit loss is recognized for financial assets at amortized cost (including accounts receivable) and for investments in debt instruments that are measured at FVTOCI.

The loss allowance for accounts receivable is measured at an amount equal to lifetime expected credit losses. For financial assets at amortized cost and investments in debt instruments that are measured at FVTOCI, when the credit risk on the financial instrument has not increased significantly since initial recognition, a loss allowance is recognized at an amount equal to expected credit loss resulting from possible default events of a financial instrument within 12 months after the reporting date. If, on the other hand, there has been a significant increase in credit risk since initial recognition, a loss allowance is recognized at an amount equal to expected credit loss resulting from all possible default events over the expected life of a financial instrument.

The Company recognizes an impairment loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, except for investments in debt instruments that are measured at FVTOCI, for which the loss allowance is recognized in other comprehensive income and does not reduce the carrying amount of the financial asset.

F-43

c)	Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the financial asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the financial asset to another entity.

On derecognition of a financial asset at amortized cost in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss. On derecognition of an investment in a debt instrument at FVTOCI, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income is recognized in profit or loss. However, on derecognition of an investment in an equity instrument at FVTOCI, the cumulative gain or loss that had been recognized in other comprehensive income is transferred directly to retained earnings, without recycling through profit or loss.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue Recognition

We recognize revenues when our customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. We recognize revenues following the five step model prescribed under ASU No. 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company mainly offers and generates revenue from the fish trading business, bento box and fruit and vegetable processing business, and E-commerce live streaming business. Revenue recognition policies are discussed as follows:

Aquatic product trading revenue

The Company engages in the trading of fish, primarily eels. Revenue is generated when the Company receives customer orders specifying product types and requirements. Upon receiving an order, the Company arranges the harvesting of the eels, inspects the products to ensure compliance with the customer’s specifications, and coordinates delivery. Revenue is recognized at a point in time when control of the goods is transferred to the customer, typically upon delivery, which is the point at which the performance obligation is satisfied.

F-44

Bento box and produce processing revenue

The Company also operates a bento box and fresh produce processing business, primarily involving vegetables and fruits. The revenue recognition model for this segment is similar to the aquatic product trading business. Upon receiving customer orders, the Company processes and packages the required food or agricultural products, ensures product quality and conformity to order specifications, and arranges delivery. Revenue is recognized at a point in time, generally upon the transfer of the processed goods to the customer.

E-commerce live-streaming commission revenue

The Company acts as an agent in facilitating the sale of third-party products through live-streaming e-commerce platforms. The Company does not take control of the goods sold, and commission revenue is recognized on a net basis. Revenue is recognized at the point in time when the underlying product is sold and shipment is confirmed by the seller, which indicates the Company has fulfilled its performance obligation of facilitating the sale.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation, and related expenses, which are directly attributable to the production of the product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. The Company records interest and penalties on uncertain tax provisions as income tax expense. There are no uncertain tax positions as of December 31, 2024 and 2023, and the Company has no accrued interest or penalties related to uncertain tax positions. The company does not believe that the unrecognized tax benefits will change over the next twelve months.

Comprehensive (Loss) Income

Comprehensive income or loss is comprised of the Company’s net (loss) income and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

F-45

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains or losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive (loss) income. The exchange rates as of December 31, 2024 and 2023 are 7.3512 and 7.1258, respectively. The annual average exchange rates for the year ended December 31, 2024 and 2023 are 7.2391 and 7.1162, respectively.

(Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income attributable to holders of common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 as of January 15, 2024 (inception). There was no effect to the Company’s presented financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU is intended to enhance the transparency of segment disclosures, particularly for investors and analysts, by requiring entities to provide more detailed information about the expenses that are regularly provided to the Chief Operating Decision Maker (CODM). The Company is currently evaluating the impact of adopting this standard on its disclosures. Refer to Note 25 Segment reporting for the new disclosures.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments in this ASU to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2020-06 as of January 15, 2024 (inception). There was no effect to the Company’s presented financial statements.

F-46

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. This update provides clarity on how to determine whether profits interest and similar awards should be accounted for under Topic 718. It introduces factors to consider in making that determination and aims to reduce diversity in practice. ASU 2024-01 is effective for public business entities for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses. This update aims to improve the disaggregation of certain income statement expenses to provide more detailed information about the nature of expenses. The amendments are effective for public business entities for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 4     RESTATEMENT OF PREVIOUSLY ISSUED INTERIM FINANCIAL STATEMENTS

In connection with the preparation of this Annual Report on Form 10-K, the Company identified and corrected errors in the unaudited interim condensed consolidated financial statements for the quarters ended March 31, June 30, and September 30, 2024. The errors related primarily to the fair value remeasurement of warrant liabilities under ASC 815 and certain classification errors within assets and liabilities. The Company did not remeasure its warrant liability at the end of each interim reporting period as required. In addition, adjustments were required to properly reflect the timing and classification of certain assets and liabilities.

As a result, the financial statements for the aforementioned interim periods have been restated to correct these errors. The following tables summarize the impact of the restatement on the affected financial statement line items:

F-47

CONDENSED CONSOLIDATED BALANCE SHEETS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	December 31, 2023
	As Reported	Restatement Adjustments	As Restated
	(Audited)	(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$1,229,580	$–	$1,229,580
Accounts receivable, net	173,395	–	173,395
Inventories, net	88,432	–	88,432
Advance to suppliers	1,732	–	1,732
Prepaid expenses and other assets, net	10,365	–	10,365
Financial assets at fair value through profit or loss	208,697	–	208,697
Total current assets	1,712,201	–	1,712,201
Deferred tax assets, net	–	–	–
Property and equipment, net	1,547,801	–	1,547,801
Intangible assets - customer relations	114,129	–	114,129
Goodwill	1,655,182	–	1,655,182
Other non-current asset	4,730	–	4,730
Total assets	$5,034,043	$–	$5,034,043
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Accounts payable	$–	–	$–
Other payables and accrued liabilities	34,093	121,000	155,093
Advance receipts	–	–	–
Due to related parties	28,484	–	28,484
Warrant liability	1,179,768	(305,652)	874,116
Long-term secured other borrowing – current portion	487,800	–	487,800
Dividend payable	38,312	–	38,312
Income tax payable	1,859	–	1,859
Total current liabilities	1,770,316	(184,652)	1,585,664
Deferred tax liabilities, net	–	–	–
Long-term secured other borrowing	–	–	–
Total liabilities	1,770,316	(184,652)	1,585,664
Commitments and contingencies	–	–	–
Shareholders’ Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,956,987 shares and 11,156,987 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively) (1)	11,157	–	11,157
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	80	–	80
Additional paid-in capital	21,931,112	–	21,931,112
Statutory and other reserves	191,219	–	191,219
(Accumulated losses) retained earnings	(19,053,072)	184,652	(18,868,420)
Accumulated other comprehensive loss	98,906	–	98,906
Total Nocera, Inc.’s shareholders’ equity	3,179,402	184,652	3,364,054
Non-controlling interests	84,325	–	84,325
Total shareholders’ equity	3,263,727	184,652	3,448,379
Total liabilities and shareholders’ equity	$5,034,043	$–	$5,034,043

F-48

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	For the years ended December 31, 2023
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	23,915,926	–	23,915,926
Cost of sales	(23,720,967)	–	(23,720,967)
Gross profit	194,959	–	194,959

Operating expenses
Impairment of goodwill	(2,250,553)	–	(2,250,553)
General and administrative expenses	(2,225,323)	(121,000)	(2,346,323)
Total operating expenses	(4,475,876)	(121,000)	(4,596,876)

(Loss) Income from operations	(4,280,917)	(121,000)	(4,401,917)

Other income (expense)	(40,386)	305,652	265,266
(Loss) Income before income taxes	(4,321,303)	184,652	(4,136,651)

Income tax expense	(22,703)	–	(22,703)
Net (loss) income	(4,344,006)	184,652	(4,159,354)

Less: Net loss attributable to non-controlling interests	54,395	–	54,395
Net (loss) income attributable to the company	(4,289,611)	184,652	(4,104,959)
	–		–
Comprehensive Income	–		–
Net (loss) income	(4,344,006)	184,652	(4,159,354)
Foreign currency translation (loss) gain	4,688	–	4,688
Total comprehensive (loss) income	(4,339,318)	184,652	(4,154,666)

Less: comprehensive loss attributable to non-controlling interest	6,060	48,335	54,395
Less: Foreign currency translation loss attributable to non-controlling interest	–	(48,335)	(48,335)
Comprehensive (loss) income attributable to the Company	(4,333,258)	184,652	(4,148,606)

(Loss) Income per share
Basic	(0.4383)	0.0145	(0.4238)
Diluted	(0.4383)	0.0145	(0.4238)

Weighted average number of common shares outstanding
Basic	9,814,000	–	9,814,000
Diluted	9,814,000	–	9,814,000

F-49

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	For the years ended December 31, 2023
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Cash flows from operating activities:
Net (loss) income	(4,344,006)	184,652	(4,159,354)
Adjustments to reconcile net income to net cash used in operating activities:
Impairment of goodwill	2,250,553	–	2,250,553
Depreciation expenses	171,312	–	171,312
Deferred income tax	22,744	(22,744)	–
Amortization of intangible assets	16,305	–	16,305
Loss on fair value change of financial assets at FVTPL	(8,697)	–	(8,697)
Consultancy services settled by equities	657,900	–	657,900
Share-based compensation	163,621	–	163,621
Changes in operating assets and liabilities:
Accounts receivable, net	35,043	–	35,043
Inventories	1,342	–	1,342
Advance to suppliers	–	–	–
Prepaid expenses and other assets, net	(4,026)	–	(4,026)
Other non-current assets	(4,865)	–	(4,865)
Dividend payable	–	32,000	32,000
Accounts payable	(2,631)	–	(2,631)
Other payables and accrued liabilities	3,834	89,000	92,834
Income tax payable	22,600	–	22,600
Subtract non-cash gain on warrant liability	–	(305,652)	(305,652)
Advance Receipts	(42,880)	–	(42,880)
Net cash used in operating activities	(1,061,851)	(22,744)	(1,084,595)

Cash flows from investing activities:
Purchase of property and equipment	(857,870)	–	(857,870)
Purchase of financial assets at FVTPL	(200,000)	–	(200,000)
Net cash inflow from acquisition of a subsidiary	–	–	–
Net cash used in investing activities	(1,057,870)	–	(1,057,870)

Cash flows from financing activities:
Bank borrowing	(163,454)	(13,635)	(177,089)
Proceeds from issuance of common stock	626,987	–	626,987
Net cash provided by (used in) financing activities	463,533	(13,685)	449,898

Effect of exchange rate changes on cash and cash equivalents	(20,306)	36,379	16,074
Net increase in cash and cash equivalents	(1,676,493)	–	(1,676,493)
Cash and cash equivalents at beginning of period	2,906,074	–	2,906,074
Cash and cash equivalents at end of period	1,229,580	–	1,229,580

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–	–
Cash paid for Income taxes	–	–	–

F-50

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	March 31, 2024
	As Reported	Restatement Adjustments	As Restated
	(Unaudited)	(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$961,777	$–	$961,777
Accounts receivable, net	172,310	–	172,310
Inventories, net	86,445	–	86,445
Advance to suppliers	1,732	–	1,732
Prepaid expenses and other assets, net	506,257	–	506,257
Financial assets at fair value through profit or loss	211,106	–	211,106
Total current assets	1,939,627	–	1,939,627
Deferred tax assets, net	–	–	–
Property and equipment, net	1,537,692	–	1,537,692
Intangible assets - customer relations	110,053	–	110,053
Goodwill	3,006,885	–	3,006,885
Other non-current asset	378,161	(368,504)	9,657
Total assets	$6,972,418	$(368,504)	$6,603,914
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Accounts payable	$368,505	(368,505)	$–
Other payables and accrued liabilities	153,509	1,049	154,558
Advance receipts	36,404	–	36,404
Due to related parties	27,482	–	27,482
Warrant liability	1,179,768	(503,495)	676,273
Long-term secured other borrowing – current portion	426,322	–	426,322
Dividend payable	38,312	–	38,312
Income tax payable	1,818	119,951	121,769
Total current liabilities	2,232,120	(751,000)	1,481,120
Deferred tax liabilities, net	–		–
Long-term secured other borrowing	36,087	–	36,087
Total liabilities	2,268,207	(751,000)	1,517,207
Commitments and contingencies	–	–	–
Shareholders’ Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,956,987 shares and 11,156,987 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively) (1)	12,957	–	12,957
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	80	–	80
Additional paid-in capital	23,924,311	–	23,924,311
Statutory and other reserves	191,219	–	191,219
Accumulated losses	(19,539,492)	382,496	(19,156,996)
Accumulated other comprehensive loss	41,599	–	41,599
Total Nocera, Inc.’s shareholders’ equity	4,630,674	382,496	5,013,170
Non-controlling interests	73,537	–	73,537
Total shareholders’ equity	4,704,211	382,496	5,086,707
Total liabilities and shareholders’ equity	$6,972,418	$(368,504)	$6,603,914

F-51

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Three months ended March 31, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	4,899,880	–	4,899,880
Cost of sales	(4,815,919)	–	(4,815,919)
Gross profit	83,961	–	83,961

Operating expenses
General and administrative expenses	(575,611)	124,147	(451,464)
Total operating expenses	(575,611)	124,147	(451,464)

(Loss) Income from operations	(491,650)	124,147	(367,503)

Other income (expense)	(2,270)	197,843	195,573
(Loss) Income before income taxes	(493,920)	321,990	(171,930)

Income tax expense	–	(124,146)	(124,146)
Net (loss) income	(493,920)	197,844	(296,076)

Less: Net loss attributable to non-controlling interests	(7,500)	–	(7,500)
Net (loss) income attributable to the company	(486,420)	197,844	(288,576)

Comprehensive Income
Net (loss) income	(493,920)	197,844	(296,076)
Foreign currency translation (loss) gain	57,307	–	57,307
Total comprehensive (loss) income	(436,613)	197,844	(238,769)

Less: comprehensive loss attributable to non-controlling interest	(5,622)	(1,878)	(7,500)
Less: Foreign currency translation loss attributable to non-controlling interest	–	1,878	1,878
Comprehensive (loss) income attributable to the Company	(430,991)	197,844	(233,147)

(Loss) Income per share
Basic	(0.0407)	0.0166	(0.0241)
Diluted	(0.0407)	0.0166	(0.0241)

Weighted average number of common shares outstanding
Basic	11,956,987	–	11,956,987
Diluted	11,956,987	–	11,956,987

F-52

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Three months ended March 31, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Cash flows from operating activities:
Net (loss) income	(493,920)	197,844	(296,076)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	22,559	–	22,559
Deferred income tax	(922)	–	(922)
Amortization of intangible assets	4,076	–	4,076
Loss on fair value change of financial assets at FVTPL	(2,409)	–	(2,409)
Consultancy services settled by equities	–	–	–
Share-based compensation	14,999	–	14,999
Changes in operating assets and liabilities:
Accounts receivable, net	(4,170)	(1)	(4,171)
Inventories	–	–	–
Advance to suppliers	–	–	–
Prepaid expenses and other assets, net	(117,346)	–	(117,346)
Other non-current assets	69	–	69
Accounts payable	–	–	–
Other payables and accrued liabilities	116,071	(1)	116,070
Income tax payable	–	–	–
Subtract non-cash gain on warrant liability	–	(197,843)	(197,843)
Advance Receipts	–	–	–
Net cash used in operating activities	(460,993)	(1)	(460,994)

Cash flows from investing activities:
Purchase of property and equipment	–	–	–
Purchase of financial assets at FVTPL	–	–	–
Net cash inflow from acquisition of a subsidiary	201,863	–	201,863
Net cash used in investing activities	201,863	–	201,863

Cash flows from financing activities:
Repayment of short-term bank loan	(60,678)	–	(60,678)
Net cash provided by (used in) financing activities	(60,678)	–	(60,678)

Effect of exchange rate changes on cash and cash equivalents	52,005	1	52,006
Net increase in cash and cash equivalents	(267,803)	–	(267,803)
Cash and cash equivalents at beginning of period	1,229,580	–	1,229,580
Cash and cash equivalents at end of period	961,777	–	961,777

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–	–
Cash paid for Income taxes	–	–	–

F-53

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	June 30, 2024
	As Reported	Restatement Adjustments	As Restated
	(Unaudited)	(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$586,424	$–	$586,424
Accounts receivable, net	156,517	–	156,517
Inventories, net	85,964	–	85,964
Advance to suppliers	8,423	–	8,423
Prepaid expenses and other assets, net	536,887	1,933	538,820
Financial assets at fair value through profit or loss	–	–	–
Total current assets	1,374,215	1,933	1,376,148
Deferred tax assets, net	27,284	–	27,284
Property and equipment, net	1,486,270	–	1,486,270
Intangible assets - customer relations	105,977	–	105,977
Goodwill	3,236,900	–	3,236,900
Other non-current asset	723,214	(698,582)	24,632
Total assets	$6,953,860	$(696,649)	$6,257,211
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Accounts payable	$696,649	$(696,649)	$–
Other payables and accrued liabilities	71,052	(34)	71,018
Advance receipts	49,480	–	49,480
Due to related parties	27,239	–	27,239
Warrant liability	1,179,768	(863,697)	316,071
Long-term secured other borrowing – current portion	–	–	–
Dividend payable	38,312	–	38,312
Income tax payable	53,650	–	53,650
Total current liabilities	2,116,150	(1,560,380)	555,770
Deferred tax liabilities, net	–	–	–
Long-term secured other borrowing	34,092	–	34,092
Total liabilities	2,150,242	(1,560,380)	589,862
Commitments and contingencies	–	–	–
Shareholders’ Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,956,987 shares and 11,156,987 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively) (1)	13,557	–	13,557
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	80	–	80
Additional paid-in capital	24,580,877	–	24,580,877
Statutory and other reserves	191,219	–	191,219
(Accumulated losses) retained earnings	(19,893,770)	821,197	(19,072,573)
Accumulated other comprehensive loss	(146,035)	42,534	(103,501)
Total Nocera, Inc.’s shareholders’ equity	4,745,928	863,731	5,609,659
Non-controlling interests	57,690	–	57,690
Total shareholders’ equity	4,803,618	863,731	5,667,349
Total liabilities and shareholders’ equity	$6,953,860	$(696,649)	$6,257,211

F-54

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Three months ended June 30, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	6,753,112	–	6,753,112
Cost of sales	(6,707,325)	–	(6,707,325)
Gross profit	45,787	–	45,787

Operating expenses
General and administrative expenses	(308,795)	(45,647)	(354,442)
Total operating expenses	(308,795)	(45,647)	(354,442)

(Loss) Income from operations	(263,008)	(45,647)	(308,655)

Other income	16,136	360,202	376,338
(Loss) Income before income taxes	(246,872)	314,555	67,683

Income tax expense	(122,380)	124,146	1,766
Net (loss) income	(369,252)	438,701	69,449

Less: Net loss attributable to non-controlling interests	(14,974)	–	(14,974)
Net (loss) income attributable to the company	(354,278)	438,701	84,423

Comprehensive Income
Net (loss) income	(369,252)	438,701	69,449
Foreign currency translation (loss) gain	187,634	(42,534)	145,100
Total comprehensive (loss) income	(181,618)	396,167	214,549

Less: comprehensive loss attributable to non-controlling interest	(15,847)	873	(14,974)
Less: Foreign currency translation loss attributable to non-controlling interest	–	(873)	(873)
Comprehensive (loss) income attributable to the Company	(165,771)	396,167	230,396

(Loss) Income per share
Basic	(0.0263)	0.0326	0.0063
Diluted	(0.0263)	0.0326	0.0063

Weighted average number of common shares outstanding
Basic	13,471,273	–	13,471,273
Diluted	13,471,273	–	13,471,273

F-55

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Six months ended June 30, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	11,652,992	–	11,652,992
Cost of sales	(11,523,244)	–	(11,523,244)
Gross profit	129,748	–	129,748

Operating expenses
General and administrative expenses	(884,406)	78,500	(805,906)
Total operating expenses	(884,406)	78,500	(805,906)

(Loss) Income from operations	(754,658)	78,500	(676,158)

Other income	13,866	558,045	571,911
(Loss) Income before income taxes	(740,792)	636,545	(104,247)

Income tax expense	(122,380)	–	(122,380)
Net (loss) income	(863,172)	636,545	(226,627)

Less: Net loss attributable to non-controlling interests	(22,474)	–	(22,474)
Net (loss) income attributable to the company	(840,698)	636,545	(204,153)

Comprehensive Income
Net (loss) income	(863,172)	636,545	(226,627)
Foreign currency translation (loss) gain	244,941	(42,534)	202,407
Total comprehensive (loss) income	(618,231)	594,011	(24,220)

Less: comprehensive loss attributable to non-controlling interest	(21,469)	(1,005)	(22,474)
Less: Foreign currency translation loss attributable to non-controlling interest	–	1,005	1,005
Comprehensive (loss) income attributable to the Company	(596,762)	594,011	(2,751)

(Loss) Income per share
Basic	(0.0661)	0.05	(0.0161)
Diluted	(0.0661)	0.05	(0.0161)

Weighted average number of common shares outstanding
Basic	12,719,624	–	12,719,624
Diluted	12,719,624	–	12,719,624

F-56

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR SIX MONTHS ENDED JUNE 30, 2024

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Six months ended June 30, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Cash flows from operating activities:
Net (loss) income	(863,172)	636,545	(226,627)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	54,529	–	54,529
Amortization of intangible assets	8,152	–	8,152
Loss on fair value change of financial assets at FVTPL	(4,266)	–	(4,266)
Consultancy services settled by equities	–	–	–
Share-based compensation	30,165	–	30,165
Changes in operating assets and liabilities:
Accounts receivable, net	31,923	–	31,923
Inventories	–	–	–
Advance to suppliers	–	–	–
Prepaid expenses and other assets, net	(399)	–	(399)
Other non-current assets	69	–	69
Accounts payable	–	–	–
Other payables and accrued liabilities	33,217	(121,034)	(87,817)
Income tax payable	51,739	–	51,739
Subtract non-cash gain on warrant liability	–	(558,045)	(558,045)
Advance Receipts	–	–	–
Net cash used in operating activities	(658,042)	(42,535)	(700,577)

Cash flows from investing activities:
Purchase of property and equipment	(956)	–	(956)
Purchase of financial assets at FVTPL	212,963	–	212,963
Net cash inflow from acquisition of a subsidiary	433,678	–	433,678
Net cash used in investing activities	645,685	–	645,685

Cash flows from financing activities:
Repayment of short-term bank loan	(478,361)	–	(478,361)
Net cash provided by (used in) financing activities	(478,361)	–	(478,361)

Effect of exchange rate changes on cash and cash equivalents	(152,438)	42,534	(109,904)
Net Increase (decrease) in cash and cash equivalents	(643,157)		(643,157)
Cash and cash equivalents at beginning of period	1,229,580	–	1,229,580
Cash and cash equivalents at end of period	586,423	–	586,423

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–	–
Cash paid for Income taxes	–	–	–

F-57

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	September 30, 2024
	As Reported	Restatement Adjustments	As Restated
	(Unaudited)	(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$372,270	$–	$372,270
Accounts receivable, net	100,866	–	100,866
Inventories, net	105,130	–	105,130
Advance to suppliers	8,714	–	8,714
Prepaid expenses and other assets, net	626,450	1,560	628,010
Financial assets at fair value through profit or loss	208	–	208
Total current assets	1,213,638	1,560	1,215,198
Deferred tax assets, net	28,468	–	28,468
Property and equipment, net	1,455,478	–	1,455,478
Intangible assets - customer relations	101,901	–	101,901
Goodwill	3,236,900	–	3,236,900
Other non-current asset	1,023,444	(1,013,597)	9,847
Total assets	$7,059,829	$(1,012,037)	$6,047,792
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Accounts payable	$1,012,037	$(1,012,037)	$–
Other payables and accrued liabilities	57,222	42,500	99,722
Advance receipts	32,668	–	32,668
Due to related parties	29,121	–	29,121
Warrant liability	1,179,768	(833,848)	345,920
Long-term secured other borrowing – current portion	–	–	–
Dividend payable	38,312	–	38,312
Income tax payable	40,545	–	40,545
Total current liabilities	2,389,673	(1,803,385)	586,288
Deferred tax liabilities, net	–	–	–
Long-term secured other borrowing	33,700	–	33,700
Total liabilities	2,423,373	(1,803,385)	619,988
Commitments and contingencies	–	–	–
Shareholders’ Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,956,987 shares and 11,156,987 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively) (1)	13,637	–	13,637
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	80	–	80
Additional paid-in capital	24,656,130	–	24,656,130
Statutory and other reserves	191,219	–	191,219
(Accumulated losses) retained earnings	(20,179,188)	791,348	(19,387,840)
Accumulated other comprehensive loss	(91,357)	–	(91,357)
Total Nocera, Inc.’s shareholders’ equity	4,590,521	791,348	5,381,869
Non-controlling interests	45,935	–	45,935
Total shareholders’ equity	4,636,456	791,348	5,427,804
Total liabilities and shareholders’ equity	$7,059,829	$(1,012,037)	$6,047,792

F-58

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Three months ended September 30,
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	1,363,101	–	1,363,101
Cost of sales	(1,328,970)	–	(1,328,970)
Gross profit	34,131	–	34,131

Operating expenses
General and administrative expenses	(335,202)	–	(335,202)
Total operating expenses	(335,202)	–	(335,202)

(Loss) Income from operations	(301,071)	–	(301,071)

Other income (expense)	2,180	(29,849)	(27,669)
(Loss) Income before income taxes	(298,891)	(29,849)	(328,740)

Income tax expense	509	–	509
Net (loss) income	(298,382)	(29,849)	(328,231)

Less: Net loss attributable to non-controlling interests	(12,964)	–	(12,964)
Net (loss) income attributable to the company	(285,418)	(29,849)	(315,267)

Comprehensive Income
Net (loss) income	(298,382)	(29,849)	(328,231)
Foreign currency translation (loss) gain	(12,144)	–	(12,144)
Total comprehensive (loss) income	(310,526)	(29,849)	(340,375)

Less: comprehensive loss attributable to non-controlling interest	(11,755)	(6,375)	(18,130)
Less: Foreign currency translation loss attributable to non-controlling interest	–	1,209	1,209
Comprehensive (loss) income attributable to the Company	(298,771)	(24,683)	(323,454)

(Loss) Income per share
Basic	(0.0210)	(0.0022)	(0.0232)
Diluted	(0.0210)	(0.0022)	(0.0232)

Weighted average number of common shares outstanding
Basic	13,607,097	–	13,607,097
Diluted	13,607,097	–	13,607,097

F-59

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Nine months ended September 30,
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Net sales	13,016,093	–	13,016,093
Cost of sales	(12,852,214)	–	(12,852,214)
Gross profit	163,879	–	163,879

Operating expenses
General and administrative expenses	(1,219,608)	78,500	(1,141,108)
Total operating expenses	(1,219,608)	78,500	(1,141,108)

(Loss) Income from operations	(1,055,729)	78,500	(977,229)

Other income (expense)	16,046	528,196	544,242
(Loss) Income before income taxes	(1,039,683)	606,696	(432,987)

Income tax expense	(121,871)	–	(121,871)
Net (loss) income	(1,161,554)	606,696	(554,858)

Less: Net loss attributable to non-controlling interests	(35,438)	–	(35,438)
Net (loss) income attributable to the company	(1,126,116)	606,696	(519,420)

Comprehensive Income
Net (loss) income	(1,161,554)	606,696	(554,858)
Foreign currency translation (loss) gain	190,263	–	190,263
Total comprehensive (loss) income	(971,291)	606,696	(364,595)

Less: comprehensive loss attributable to non-controlling interest	(38,390)	2,952	(35,438)
Less: Foreign currency translation loss attributable to non-controlling interest	–	(2,952)	(2,952)
Comprehensive (loss) income attributable to the Company	(932,901)	606,696	(326,205)

(Loss) Income per share
Basic	(0.0865)	0.0466	(0.0399)
Diluted	(0.0865)	0.0466	(0.0399)

Weighted average number of common shares outstanding
Basic	13,017,717	–	13,017,717
Diluted	13,017,717	–	13,017,717

F-60

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2024

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Nine months ended September 30, 2024
	As Reported	Restatement Adjustment	As Restated
	$	$	$
Cash flows from operating activities:
Net (loss) income	(1,161,554)	606,696	(554,858)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	112,096	–	112,096
Amortization of intangible assets	12,228	–	12,228
Loss on fair value change of financial assets held at FVTPL	(4,268)	–	(4,268)
Share-based compensation	45,498	–	45,498
Changes in operating assets and liabilities:
Accounts receivable, net	72,907	–	72,907
Inventories	(15,680)	–	(15,680)
Prepaid expenses and other assets, net	(33,253)	(1)	(33,254)
Other non-current assets	(284,616)	284,684	68
Accounts payable	284,684	(284,684)	–
Other payables and accrued liabilities	23,682	(78,500)	(54,818)
Income tax payable	38,713	–	38,713
Subtract non-cash gain on warrant liability	–	(528,196)	(528,196)
Advance Receipts	–	–	–
Net cash used in operating activities	(909,563)	(1)	(909,564)

Cash flows from investing activities:
Purchase of property and equipment	(956)	–	(956)
Purchase of financial assets at FVTPL	(206)	–	(206)
Proceeds from disposal of financial assets at FVTPL	212,963	–	212,963
Net cash inflow from acquisition of a subsidiary	456,003	1	456,004
Net cash used in investing activities	667,804	1	667,805

Cash flows from financing activities:
Repayment of short-term bank loan	(478,361)	–	(478,361)
Net cash provided by (used in) financing activities	(478,361)	–	(478,361)

Effect of exchange rate changes on cash and cash equivalents	(137,190)	–	(137,190)
Net increase in cash and cash equivalents	(857,310)	–	(857,310)
Cash and cash equivalents at beginning of period	1,229,580	–	1,229,580
Cash and cash equivalents at end of period	372,270	–	372,270

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–	–
Cash paid for Income taxes	–	–	–

F-61

Note 5     ACCOUNTS RECEIVABLE, NET

As of December 31, 2024 and 2023, accounts receivable consisted of the following:

	December 31, 2024	December 31, 2023
	$	$
Accounts receivable	144,509	173,395
Less: Allowance for doubtful accounts	–	–
Total	144,509	173,395

For the years ended December 31, 2024 and 2023, the Company has recorded provision for doubtful accounts of nil and nil, respectively.

Note 6     INVENTORIES, NET

As of December 31, 2024 and 2023, inventories consisted of the following:

	December 31, 2024	December 31, 2023
	$	$
Raw materials	–	88,432
Total	–	88,432

Note 7     ADVANCE TO SUPPLIERS

Balances of advances to suppliers were $8,404 and $1,732 as of December 31, 2024 and 2023, respectively, which represented prepayments to suppliers for raw materials.

Note 8     PREPAID EXPENSES AND OTHER ASSETS, NET

	December 31, 2024	December 31, 2023
	$	$
Prepaid Expenses	43,158	7,795
Other receivables from third party	600,011	2,570
Prepaid expenses and other assets, net	643,169	10,365

Other receivables as of December 31, 2024 and 2023 were $643,169 and $10,365, respectively. Other receivables include e-commerce live stream receivables for goods and e-commerce sales deposit.

Other receivables from third parties primarily include employee loans totaling $361,830, issued on December 31, 2023; March 1, 2024; June 1, 2024; September 1, 2024; and October 1, 2024. Additionally, the balance includes e-commerce livestream sales deposits of $6,530, recorded on December 31, 2023; June 1, 2024; and August 1, 2024. A balance of $176,283 is due from third party of SY Media in connection with the Company’s livestream events, recorded on June 1, 2024. These receivables are expected to be collected in accordance with normal payment cycles and are considered part of ongoing operations. A further $5,659 relates to prior-year receivables from GZ GSI for fish sales in China, originally recognized on December 1, 2021.

F-62

Note 9      FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

The fair value of each investment in equity instrument to be measured at fair value through profit or loss is as follows:

	December 31, 2024	December 31, 2023
Financial assets mandatorily measured at fair value through profit or loss	$	$

Funds	210	208,697
Total	210	208,697

Current	210	208,697
Non-Current	–	–
Total	210	208,697

On January 11, 2023, the Company invested $200,000 Morgan Stanley Institutional Fund Trust. Net gain of $4,270 was recognized under changes in fair value of financial assets at fair value through profit or loss in the consolidated statement of profit or loss for the period ended December 31, 2024.

As of December 31, 2024, no financial assets at fair value through profit or loss were pledged with banks as collaterals.

Note 10     PROPERTY AND EQUIPMENT, NET

As of December 31, 2024 and December 31, 2023, property and equipment consisted of the following:

	December 31, 2024	December 31, 2023
	$	$
Land	877,870	877,870
Equipment	911,280	905,430
Less: Accumulated depreciation	(397,305)	(235,499)
Property and equipment, net	1,391,845	1,547,801

Depreciation expenses for the years ended December 31, 2024 and 2023 were $126,501 and $171,312, respectively.

F-63

Note 11     GOODWILL AND OTHER INTANGIBLE ASSETS

As of December 31, 2024 and December 31, 2023, goodwill and other intangible assets consisted of the followings:

Goodwill

	December 31, 2024	December 31, 2023
	$	$
Goodwill - Meixin	3,905,735	3,905,735
Goodwill - Xinca	1,351,703	–
Goodwill - SY Media	230,015	–
Less: Impairment	(3,409,725)	(2,250,553)
Balance at end of year	2,077,728	1,655,182

During the year ended December 31, 2024 and December 31, 2023, the Company recognized a non-cash goodwill impairment charge of $3,409,725 and $2,250,553, respectively. The goodwill impairment related to the Meixin reporting unit and primarily driven by the loss of a major customer and the associated termination of a significant contract, which materially impacted the projected future cash flows of the reporting unit. This charge does not impact the Company’s cash flows or liquidity position but reflects a reduction in the carrying value of goodwill due to updated expectations of future performance.

Customer relations

	December 31, 2024	December 31, 2023
	$	$
Acquisitions	135,325	135,325
Translation/ Adjustments	–	–
Less: Accumulated amortization	(37,500)	(21,196)
Balance at end of year	97,825	114,129

Note 12       OTHER BORROWINGS

Others loans consisted of the following:

	For the years ended December 31,
	2024	2023

Secured loan from Chailease Finance Co., Ltd wholly repayable within 1 year	$–	$487,800
Total secured loan wholly repayable within 1 year	–	487,800
Secured loan from Chailease Finance Co., Ltd wholly repayable more than 1 year	–	–
Secured car loan from CITIC Bank wholly repayable	30,417	–
Total secured car loan wholly repayable within 1 year	6,631	–
Secured car loan from CITIC Bank wholly repayable more than 1 year	23,786	–
Total	$30,417	$487,800

The loan has been repaid in full.

F-64

Note 13     WARRANTS

On April 1, 2021, the Company entered in a securities purchase agreement with certain investors for an aggregate of 80,000 shares of its preferred stock at a per share purchase price of $2.50. As part of the transaction, the investors received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception. The subscription was completed on August 10, 2021.

On September 27, 2021 the Company entered into another securities purchase agreement with the same investors, pursuant to which the Company issued in a registered direct offering, an aggregate of 48,000 shares of common stock of the Company at a per share purchase price of $2.50. In addition, the investors also received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception.

In connection with the Public Offering and pursuant to a registration statement on Form S-1, amended (File No. 333-264059), originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, and declared effective by the SEC on August 10, 2022 (the “Registration Statement”), the public offering price of each Unit was $3.50, and each unit consisting of one share of common stock and a warrant to purchase two shares of common stock from the date of issuance until the fifth anniversary of the date of issuance. The Shares and the Warrants comprising the Units were immediately separable and issued separately in the Offering, which closed on August 15, 2022.

In connection with the Public Offering and pursuant to the underwriting agreement between us and the underwriters named therein, we granted the underwriters a 45-day option to purchase up to 282,000 additional shares of common stock and warrants, equivalent to 15% of the Units sold in the Public Offering, at the public offering price per Unit, less underwriting discounts and commissions, to cover over-allotments, if any. On September 23, 2022, the underwriters exercised their option to purchase an additional 282,000 warrants from us for gross proceeds of $2,820. The warrants were issued to the underwriters on September 26, 2022.

The exercise price of the Warrants shall be decreased to the reset price, which means the greater of (i) 50% of the exercise price and (ii) 100% of the last volume weighted average price immediately preceding the 90th calendar day following the initial issuance date (the greater of (i) and (ii), the “Reset Price”) if, on the date that is 90 calendar days immediately following the initial issuance date, the Reset Price is less than the exercise price on that date.

Appraisal Date (Inception Date)	IPO Warrant September 26, 2022
$
Market price per share (USD/share)	1.28
Exercise price (USD/price)	1.925
Risk free rate	4.03%
Dividend yield	0.00%
Expected term/ Contractual life (years)	4.65
Expected volatility	46.10%

F-65

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	December 31, 2024	December 31, 2023
		As Restated
	$	$
Balance at the beginning of period	874,116	1,179,768
Warrants issued to investors	–	–
Warrants issued to underwriter	–	–
Fair value change of warrants included in earnings	(797,269)	(305,652)
Total	76,847	874,116

The following is a summary of the warrant activity:

Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2022	256,000	3.75	2.66
Exercisable at January 1, 2022	256,000	3.75	2.66
Granted	2,162,000	1.93	4.98
Exercised / surrendered	–	–	–
Expired	–	–	–
Outstanding at December 31, 2022	2,418,000	2.12	4.73
Exercisable at December 31, 2022	2,418,000	2.12	4.73

Outstanding at January 1, 2023	2,418,000	2.12	4.73
Exercisable at January 1, 2023	2,418,000	2.12	4.73
Granted	–	–	–
Exercised / surrendered	(162,854)	1.93	–
Expired	–	–	–
Outstanding at December 31, 2023	2,255,146	2.14	3.65
Exercisable at December 31, 2023	2,255,146	2.14	3.65

Outstanding at January 1, 2024	2,255,146	2.14	3.65
Exercisable at January 1, 2024	2,255,146	2.14	3.65
Granted	–	–	–
Exercised / surrendered	(15,276)	1.93	–
Expired	–	–	–
Outstanding at December 31, 2024	2,239,870	2.14	2.63
Exercisable at December 31, 2024	2,239,870	2.14	2.63

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Note 14     LEASES

The Company has two non-cancelable lease agreements for certain office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery with original lease periods expiring between 2022 and 2023. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. The Company recognizes rental expense on a straight-line basis over the lease term.

The components of lease expenses for the year ended December 31, 2024 and December 31, 2023 were as follows:

	Statement of Income Location	For the year ended December 31, 2024	For the year ended December 31, 2023
		$	$
Lease Costs
Operating lease expense	General and administrative expenses	83,673	69,442
Total net lease costs		83,673	69,442

Note 15     OTHER PAYABLES AND ACCRUED LIABILITIES

	December 31, 2024	December 31, 2023
	$	$
Accrued Expenses	262,156	140,090
Others	114,504	15,003
Total	376,660	155,093

As of December 31, 2024, other payables and accrued expenses were $376,660, respectively, compared to $155,093 as of December 31, 2023.

Other payables and accrued expenses were $114,504 and $262,156, respectively, compared to $15,003 and $140,090 as of December 31, 2023. The accrued expenses in both periods primarily relate to audit fees. The 2024 other payables mainly consist of amounts related to e-commerce intermediary transactions, specifically payables totaling $100,379 arising from cross-border settlements with Chinese e-commerce platforms. In 2023, other payables primarily represented a dividend payable of $15,003.

Note 16     TAXATION

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value-added tax (“VAT”)

PRC

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 16% to 13% on April 1, 2019 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. GZ WFH also subjected to 10% for the installment service provided.

Taiwan

Pursuant to the Value-added and Non-value-added Business Tax Act and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the Taiwan are generally required to pay VAT, at a rate of 5%.

F-67

2) Income tax

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Coronavirus Aid, Relief and Economy Security (CARES) Act (the “CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a significant tax impact on its financial statements and will continue to examine the impact the CARES Act may have on its business.

The Company evaluated the Global Intangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid.

The reverse merger was completed on December 31, 2018 and the tax losses of US subsidiary was not in the scope as of December 31, 2018. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

Taiwan

The Company’s loss before income taxes is primarily derived from the operations in Taiwan and income tax expense is primarily incurred in Taiwan.

As a result of amendments to the “Taiwan Income Tax Act” enacted by the Office of the President of Taiwan on February 7, 2018, the statutory income tax rate increased from 17% to 20% and the undistributed earning tax, or a surtax, decreased from 10% to 5% effective from January 1, 2018. As a result, the statutory income tax rate in Taiwan is 20% for the years ended December 31, 2023 and 2022. An additional surtax, of which rate was reduced from 10% to 5% being applied to the Company starting from September 1, 2018, is assessed on undistributed income for the entities in Taiwan, but only to the extent such income is not distributed or set aside as a legal reserve before the end of the following year. The 5% surtax is recorded in the period the income is earned, and the reduction in the surtax liability is recognized in the period the distribution to stockholders or the setting aside of legal reserve is finalized in the following year.

F-68

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first HK$2 million (approximately $257,931) of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above HK$2 million (approximately $257,931) will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earn a profit greater than HK$2 million (approximately $257,931), it is subject to a corporate income tax rate of 8.25%.

As of December 31, 2024, The Company’s subsidiary in Hong Kong had net operating loss carry forwards available to offset future taxable income. The net operating losses will be carryforward indefinitely under Hong Kong Profits Tax regulation. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25% for the year ended December 31, 2024and 2023. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The components of the income tax expense are:

	For the years ended December 31,
	2024	2023
	$	$
Current	124,070	23,703
Total income tax expense	124,070	23,703

The reconciliation of income taxes expenses computed at the TW statutory tax rate (2021: at PRC statutory tax rate) applicable to income tax expense is as follows:

	For the years ended December 31,
	2024		2023
Taiwan (2021 - PRC) income tax statutory rate	20.00%		20.00%
Tax effect of non-deductible expense	(11.84%	)	(11.84%	)
Tax effect of stock-based compensation	(0.6%	)	(3.78%	)
Tax effect of non-taxable income	–%		–%
Tax effect of different tax rates in other jurisdictions	(0.02%	)	(0.04%	)
Others	(1.7%	)	4.34%
Changes in valuation allowance	(–%	)	(–%	)
Effective tax rate	(6.1%	)	(–%	)

F-69

3) Deferred tax assets (liabilities), net

The tax effects of temporary differences representing deferred income tax assets and liabilities result principally from the following:

	December 31, 2024	December 31, 2023
	$	$
Deferred tax assets
Tax loss carried forward	–	23,391
Allowance for doubtful receivables	–	–
Total deferred tax assets	–	23,391
Reversal of deferred tax assets	–	(23,391)
Valuation allowance	–	–
Total deferred tax assets, net	–	–

Deferred tax liabilities
Property and equipment, difference in depreciation	–	–

Deferred tax liabilities, net	–	–

The valuation allowance as of December 31, 2024 and 2023 was primarily provided for the deferred income tax assets if it is more likely than not that these items will expire before the Company is able to realize its benefits, or that the future deductibility is uncertain. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or utilizable. Management considers projected future taxable income and tax planning strategies in making this assessment. The movement for the valuation allowance is as following.

	December 31, 2024	December 31, 2023
	$	$
Balance at beginning of the year	95,844	95,844
Additions of valuation allowance	–	–
Reductions of valuation allowance	–	–
Balance at the end of the year	95,844	95,844

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign-invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2024 and 2023, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, since the Company intends to reinvest its earnings to potentially continue its business in mainland China, namely the manufacturing of the RASs through GZ GST, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

F-70

Note 17     RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	December 31, 2024	December 31, 2023
	$	$
Mountain Share Transfer, LLC (1)	7,681	7,681
Estate of Mr. Yin-Chieh Cheng (2)	19,435	20,803
	27,116	28,484

___________________

Note:

(1)	Mountain Share Transfer, LLC is company 100% controlled by Erik S. Nelson, the corporate secretary and director of the Company. The balances represented the amount paid on behalf of the Company for its daily operation purpose.

(2)	The amount due to Mr. Yin-Chieh Cheng relates to a prior arrangement. Mr. Yin-Chieh Cheng was vacant as of July 8, 2023, and the Company is evaluating settlement with the estate.

During the period, the Company received a financial communication from the estate of the former Chief Executive Officer and Chair of the Board, Lu Min-Huay Cheng, which is considered a related party due to the former executive’s prior leadership position and significant ownership interest. The nature of the transaction involves the repayment of loans, debt, and other liabilities owed to the estate. While the agreement does not specify individual dollar amounts, the Company has agreed to settle these obligations over a 12-month period beginning January 25, 2025. As of the reporting date, management continues to evaluate the terms and monitor the settlement process.

Note 18     COMMON STOCK

The Company’s authorized number of common stock is 200,000,000 shares with par value of $0.001 each. On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. As a result of reverse stock split, the Company’s common stock issued and outstanding decreased from 10,707,150 shares to 7,138,587 shares. All shares and associated amounts have been retroactively restated to reflect the stock split on August 11, 2022. As of December 31, 2024 and 2023, issued common stock were 14,047,539 shares and 11,156,987, respectively.

On August 11, 2022, the Company’s common stock commenced trading on The Nasdaq Capital Market under the symbol “NCRA” on a post-reverse stock split basis. During the public offering, 1,880,000 common stocks, at par value $0.001 each, were issued at the offering price $3.5 each. The Company received total gross proceeds of $6.58 million from the public offering and after deducting the underwriting commissions, discounts and offering expenses, the Company received net proceeds of approximately $5.3 million.

All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the reverse merger transaction and subsequent issuance of shares stated above, except for authorized common shares, which were not affected.

Issuance of Common Stock

•	On February 20, 2024, we entered into VIE Agreement with Xinca and issued 1,800,000 shares of our common stock in exchange of 100% controlling of Xinca;

•	On April 14, 2024, we entered into an Equity Purchase Agreement with SY Culture and issued 600,000 shares of our common stock in exchange of 100% equity of SY Culture.

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Note 19     SHARE-BASED COMPENSATION

On December 27, 2018, Nocera granted Mr. Yin-Chieh Cheng quarterly option awards of 250,000 Series “A” Warrants for 20 quarters (5 years) for a total of 5,000,000 Series “A” Warrants with exercise price of $0.50 per share, subject to continued employment for services as Chairman of the Board and a Director.

On June 1, 2020, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 50,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer. The Company also granted 2 employees 50,000 shares of Class A warrants with exercise price of $0.50 per share. The Class A warrants consist of the right to purchase one share for $0.50 per share from the date of issuance until April 23, 2026.

On June 1, 2020, Nocera granted Mr. Michael A. Littman 50,000 shares of Class A warrants with exercise price of $0.50 per share and 50,000 shares of Class B warrants with exercise price of $1.00 per share. Mr. Littman exercised 50,000 shares of Class A warrants and 50,000 shares of Class B warrants on August 11, 2021. The Class B warrants consist of the right to purchase one share for $1.00 per share separately from the date of issuance until April 23, 2026.

On December 1, 2021, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 75,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer. The Company also granted 2 employees 70,000 shares of Class A warrant with exercise price of $0.50 per share.

On December 31, 2021, the Company issued an aggregate of 505,000 shares of common stock to Mr. Shun-Chih Chuang and a total of five consultants in consideration for services rendered.

On December 22, 2022, the Company issued 150,000 and 75,000 shares of common stock to Chen-Chun Chung and TraDigital respectively in consideration for services rendered.

On March 22, 2023, the Company issued 450,000 shares of our common stock to our investor relation company, Hanover One International, Inc.

On October 11, 2023, the Company issued 20,000 shares of our common stock to our consultant, Yu-Hao Chang.

On December 5, 2023, the Company issued 60,000 shares of our common stock to our Chief Executive Officer, Andy Chin-An Jin.

On August 26, 2024, the Company issued 180,000 shares of our common stock to our Chief Executive Officer, Andy Chin-An Jin.

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	December 31, 2024	December 31, 2023

Dividend yield	N/A	N/A
Risk-free interest rate	4.2%	1.16%
Expected term (in years)	2.74	4.31
Volatility	36.25%	48.15%

F-72

The Company estimated the grant date fair value of time-based stock option awards using the Black-Scholes option valuation model, which requires assumptions involving an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the options, volatility, discount rate and dividend yield. The Company calculated expected option terms based on the “simplified” method for “plain vanilla” options due to the limited exercise information. The “simplified method” calculates the expected term as the average of the vesting term and the original contractual term of the options. The Company calculated volatility using the average adjusted volatility of quick companies feature of Capital IQ for a period of time reflective of the expected option term, while the discount rate was estimated using the interest rate for a treasury note with the same contractual term as the options granted. Dividend yield is estimated at our current dividend rate, which adjustments for any known future changes in the rate.

For the years ended December 31, 2024 and December 31, 2023, $ 60,831 and $163,621 share-based compensation expenses was recognized into additional paid-in capital of the Company, respectively.

As of December 31, 2022, total unrecognized compensation cost related to unvested share-based compensation awards was $11,114,097. This amount is expected to be recognized as stock-based compensation expense in the Company’s consolidated statements of operations and comprehensive income over the remaining vesting period of 1.99 years.

Note 20     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2024, the Company engaged in the following significant non-cash investing and financing activities:

•	Issuance of Common Stock:

In 2024, the Company issued 2,890,552 shares of common stock with a par value of $0.01, amounting to $3.2 million as non-cash consideration for business acquisitions and other non-cash considerations. In 2023, the Company issued 1,868,400 shares of common stock (including shares for consulting services) totaling $1.8 million as non-cash consideration for financial advisory services and the cashless exercise of a warrant by the former CEO, also in exchange for non-cash consideration.

•	Preferred Stock Dividend Payable

In both 2024 and 2023, the Company declared preferred stock dividends payable of $16,000 in each of 2024 and 2023, which were settled by increasing accumulated deficit without the use of cash. These dividends were not paid in cash but instead recorded as an increase in dividends payable, thereby increasing accumulated deficit without the use of cash. As of December 31, 2024 and 2023, unpaid preferred dividends totaled $54,312 and $38,312, respectively.

These transactions did not involve the use of cash and, therefore, are not reflected in the accompanying Consolidated Statement of Cash Flows.

Note 21     PREFERRED STOCK

In August 2021, the Company issued 80,000 shares of preferred shares of $1.00 each at an issue price of $2.50 per share to certain investors credited as fully paid. The preferred shares are non-voting and non-redeemable. The holder of the preferred shares will have priority over the holders of ordinary shares of the Company on the assets and funds of the Company available for distribution in a distribution of assets on liquidation, winding up or dissolution of the Company. The holder of the preferred shares shall not have the right to attend or vote at any general meeting of the Company (except a general meeting for winding up of the Company or a resolution is to be proposed which if passed would vary or abrogate the rights or privileges of such holder).

On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. As a result of reverse stock split, the shares of common stock issuable upon the conversion of Series A Preferred Stock decreased from 80,000 shares to 53,334 shares.

F-73

Note 22      (LOSS) EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted (loss) earnings per common share for the years ended December 31, 2024 and 2023.

	For the years ended December 31,
	2024	2023
	$	$
Net loss	(2,393,803)	(4,159,354)

Weighted Average Shares Outstanding – Basic and Diluted	13,249,705	9,814,000

Loss per share – basic and diluted	(0.1807)	(0.4238)
Net loss per share from continuing operations – basic and diluted (1)	(0.1807)	(0.4238)

Basic net loss per common share is computed using the weighted average number of the common shares outstanding during the period.

(1)	On August 11, 2022, the Company effected a 2:3 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

Note 23     COMMITMENTS AND CONTINGENCIES

Capital commitments

As of December 31, 2024 and 2023, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

The Company has no significant pending litigation for the year ended December 31, 2024 and 2023.

F-74

Lease Commitment

The Company has entered into operating lease agreement for certain office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery. Future minimum lease payments under non-cancellable operating leases with initial terms within one year.

The total future minimum lease payments under non-cancellable short-term leases as of December 31, 2024 are payable as follows:

Lease Commitment
$
Within 1 year	34,863
Total	34,863

NOTE 24     BUSINESS COMBINATION

Meixin Institutional Food Development Company Limited

On September 7, 2022, the Company acquired 80% shares of Meixin. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$7,824
Trade receivables	10,646
Inventory	14,225
Plant and equipment, net	872,939
Intangible assets – customer relations	169,156
Other payables and accrued liabilities	(581,959)
Net assets value	492,831
Net assets acquired @ 80%	394,265
Goodwill	3,905,735
Purchases price	$4,300,000

Xin Feng Construction Co., Ltd.

On November 30, 2022, the Company terminated the VIE agreements with and settled all debt claims as to XFC. The fair values of assets and liabilities of XFC were as follows:

Cash and bank balance	$46,564
Trade receivables	378,798
Inventory	144,968
Prepaid expenses and other current assets	2,000,452
Plant and equipment, net	38,402
Bank borrowing	(19,054)
Other payables and accrued liabilities	(19,839)
Income tax payable	(32,274)
Goodwill	332,040
Net assets acquired	$2,870,057
Consideration received	(300,082)
Loss on disposal of subsidiary	$2,569,975

F-75

Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd.

On January 31, 2024, the Company acquired 100% shares of Xinca. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$
Other receivables		379,525
Prepaid rent expense		373,623
Goodwill		1,351,703
Plant and equipment, net		58,887
Depreciation		(562)
Advanced from customers		(36,404)
Long-term secured bank loan		(36,087)
Other payables and accrued liabilities		(369,737)
Net assets value		1,922,811
Purchases price		$1,980,000

Hangzhou SY Culture Media Co. Ltd.

On April 14, 2024, the Company acquired 100% shares of SY Culture. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$206,663
Other receivables	163,814
Advance to supplier	6,691
Investment	27,284
Other payables and accrued liabilities	(755)
Net assets value	403,697
Purchases price	$642,000

Note 25     SEGMENT REPORTING

The Company’s CODM is responsible for reviewing the results of operations and allocating resources across the Company’s reportable segments, including Fish Trading and Catering Services. These operating segments reflect the manner in which the CODM allocates resources and evaluates performance.

These segments align with how management evaluates performance and allocates resources. Segment performance is evaluated based on segment revenue and operating profit, which includes direct costs and segment-specific general and administrative expenses and tax, but excludes corporate overhead and interest.

F-76

The summary of key information by segments for the years ended December 31, 2024 and 2023 was as follows:

For year ended December 31, 2024

	Sales of Fish Trading	Sales of Catering	E-Commerce	Total

Revenue	$16,574,440	$168,853	$269,839	$17,013,132
Cost of revenue	$16,486,310	$114,453	$78,108	$16,678,871
Gross profit	$88,130	$54,400	$191,731	$334,261
General and administrative expenses	$(447,742)	$(597,774)	$(1,089,820)	$(2,135,336)
Segment operating losses	$(359,612)	$(543,374)	$(898,089)	$(1,801,075)
Income tax expenses	$(121,575)	$(2,495)	$–	$(124,070)
Segment losses	$(481,187)	$(545,869)	$(898,089)	$(1,925,145)

For year ended December 31, 2023

	Sales of Fish Trading	Sales of Catering	Total

Revenue	$23,713,516	$202,410	$23,915,926
Cost of revenue	$23,558,911	$162,056	$23,720,967
Gross profit	$154,605	$40,354	$194,959
General and administrative expenses	$(1,052,507)	$(1,293,816)	$(2,346,323)
Segment operating losses	$(897,965)	$(1,253,462)	$(2,151,364)
Income tax expenses	$–	$–	$–
Segment losses	$(897,965)	$(1,253,462)	$(2,151,364)

The following tables set forth a summary of single customers who represent 10% or more of the Company’s segments revenue, net:

	Fish Trading
	December 31, 2024	December 31, 2023

Percentage of fish trading revenue
Customer A	18.90%	19.90%
Customer B	16.40%	26.50%
Customer C	11.40%	10.50%
Customer D	16.50%	13.20%
Customer E	16.50%	–
Customer F	–	11.40%
	79.7%	81.50%

F-77

	Catering
	December 31, 2024	December 31, 2023

Percentage of catering revenue
Customer G	11.11%	49.19%
Customer H	11.92%	40.69%
Customer I	52.41%	–
	75.44%	89.89%

	E--commerce
	December 31, 2024	December 31, 2023

Percentage of e-commerce revenue
Customer J	26.36%	–
	26.36%	–

Note 26     SUBSEQUENT EVENT

The Company has assessed all subsequent events through June 20, 2025 which is the date that these consolidated financial statements are available to be issued and other than the following, there are no further material subsequent event that require disclose in these consolidated financial statements.

F-78

45,000,000 Shares of Common Stock

The date of this Prospectus is _____________, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

	Amount
SEC registration fee		$2,065.85
FINRA filing fee
NASDAQ listing fee
Fees of transfer agent and warrant agent
Accountants’ fees and expenses
Legal fees and expenses
Printing and engraving expenses
Miscellaneous
Total expenses	$

Item 15. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

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To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In any underwriting agreement we enter into in connection with the sale of common stock or warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description	Previously Filed and Incorporated by Reference Herein
3.1	Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.2 to Form 10-K filed on March 23, 2022.
3.2	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.6 to Form 10-K filed on March 23, 2022.
3.3	Certificate of Amendment of Articles of Incorporation of the Registrant	Filed as Exhibit 3.7 to Form 10-K filed on March 23, 2022.
3.4	Certificate of Change of the Registrant	Filed as Exhibit 3.3 to Form 10-12G filed on October 19, 2018.
3.5	Amended and Restated Bylaws of the Registrant	Filed as Exhibit 3.1 to Form 8-K filed on February 28, 2022.
3.6	Articles of Incorporation of GSI Acquisition Corp.	Filed as Exhibit 3.3 to Form 8-K12G3 filed on January 31, 2019.
3.7	Articles of Association of Grand Smooth Inc Limited	Filed as Exhibit 3.4 to Form 8-K12G3 filed on January 31, 2019.
3.8	Agreement and Plan of Merger, dated as of December 27, 2018, by and among the Registrant, Grand Smooth Inc Limited and GSI Acquisition Corp.	Filed as Exhibit 10.1 to Form 8-K filed on December 31, 2018.
3.9	Amended Agreement and Plan of Merger, dated as of December 27, 2018, and effective as of December 31, 2018, by and among the Registrant, Grand Smooth Inc Limited and GSI Acquisition Corp.	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
3.10	Statement of Merger – GSI Acquisition Corp. and Grand Smooth Inc Limited	Filed as Exhibit 3.5 to Form 8-K12G3 filed on January 31, 2019.
3.11	Certificate of Designation of Series B Convertible Non-Voting Preferred Stock as Filed on August 28, 2025.	Filed as Exhibit 3.1 to Form 8-K filed on August 29, 2025.
4.1	Description of Nocera, Inc.’s securities registered under section 12 of the Securities Exchange Act of 1934, as amended	Filed as Exhibit 4.1 to Form 10-K filed on March 23, 2022.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP	*
10.1†	2018 Nocera, Inc. Stock Option and Award Incentive Plan	Filed as Exhibit 10.2 to Form 8-K12G3 filed on January 31, 2019.
10.2	Share Exchange Agreement	Filed as Exhibit 10.1 to Form 8-K12G3 filed on January 31, 2019.
10.3†	Consulting Agreement dated as of December 27, 2018, between Nocera, Inc. and Yin-Chieh Cheng	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
10.4	Regional Agency Cooperation Agreement dated as of September 2019, by and between Grand Smooth Inc Ltd and Jie Hao Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on October 30, 2019.
10.5	Procare International Co., Limited Project Contract	Filed as Exhibit 10.1 to Form 8-K filed on January 10, 2020.
10.6	Regional Agency Cooperation Supplementary Agreement dated as of May 31, 2020, by and between Grand Smooth Inc Ltd and JC Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on June 19, 2020.
10.7	Consulting Agreement dated as of May 15, 2020, between Nocera, Inc. and Atlanta Capital Partners, LLC	Filed as Exhibit 10.2 to Form 8-K filed on June 19, 2020.
10.8	Settlement Agreement and Release dated as of October 8, 2020, by and between Guizhou Wan Feng Hu Zhi Shui Chan Company, Ltd. and Nocera, Inc.	Filed as Exhibit 10.4 to Form 10-Q filed on November 16, 2020.
10.9	Exchange Agreement, Consent, and Representations dated as of December 31, 2020 of the Registrant and Agreement and Plan of Share Exchange for VIE Interest dated as of December 31, 2020, by and between Nocera, Inc., Xin Feng Construction Co. Ltd., and Shunda Feed Co. Ltd	Filed as Exhibit 2.1 to Form 8-K filed on January 4, 2021.
10.10	Voting Rights Proxy Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on January 4, 2021.

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10.11	Exclusive Business Cooperation Agreement dated as of December 31, 2020, by and among Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.2 to Form 8-K filed on January 4, 2021.
10.12	Equity Pledge Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.3 to Form 8-K filed on January 4, 2021.
10.13	Exclusive Call Option Agreement dated as of December 31, 2020, by and among Nocera, Inc., Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.4 to Form 8-K filed on January 4, 2021.
10.14	Subscription Agreement dated as of April 1, 2021, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.4 to Form 10-Q filed on May 17, 2021.
10.15	Consulting Agreement dated as of November 15, 2021, by and between Nocera, Inc. and Shih-Chung Lin	Filed as Exhibit 10.15 to Form 10-K filed on March 23, 2022.
10.16	Consulting Agreement dated as of November 15, 2021, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.16 to Form 10-K filed on March 23, 2022.
10.17†	Employment Agreement dated as of August 16, 2019, by and between Nocera, Inc. and Shun-Chih Chuang	Filed as Exhibit 10.18 to Form 10-K filed on March 23, 2022.
10.18†	Employment Agreement dated as of January 3, 2022, by and between Nocera, Inc. and Gerald H. Lindberg	Filed as Exhibit 10.15 to Form S-1 filed on July 20, 2022.
10.19†	Addendum, dated December 31, 2021, to that certain Employment Agreement, dated August 16, 2019, between Nocera, Inc. and Shun-Chih Chuang	Filed as Exhibit 10.15 to Form S-1 filed on July 20, 2022.
10.20†	Employment Agreement, dated September 1, 2022, between Nocera, Inc. and Mr. Hong-Wen Ruan	Filed as Exhibit 10.1 to Form 8-K filed on September 1, 2022.
10.21	VIE Purchase, dated September 7, 2022, between Nocera, Inc., Meixin Institutional Food Development Co., Ltd., and the Selling Stockholder	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.22	Voting Rights Proxy Agreement, dated September 7, 2022, between Nocera, Inc., the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.23	Exclusive Business Cooperation Agreement, September 7, 2022, between Nocera, Inc. and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.24	Equity Pledge Agreement, dated September 7, 2022, between Nocera, Inc. the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.25	Exclusive Call Option Agreement, dated September 7, 2022, between Nocera, Inc., the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.26	Real Estate Purchase Agreement, dated September 8, 2022	Filed as Exhibit 10.1 to Form 8-K filed on September 13, 2022.
10.27	Farmers Vending Co. Ltd. Purchase Agreement dated as of September 26, 2022, by and between Farmers Vending Machine Co. Ltd. and Nocera, Inc.	Filed as Exhibit 10.2 to Form 8-K filed on September 30, 2022.
10.28	Purchase of Business Agreement dated as of November 30, 2022, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.1 to Form 8-K filed on December 2, 2022.
10.29†	Employment Agreement dated as of July 31, 2023, by and between Nocera, Inc. and Andy Jin	Filed as Exhibit 10.1 to Form 8-K filed on August 4, 2023.
10.30†	Employment Agreement dated as of January 5, 2024, by and between Nocera, Inc. and Feng-Hua Chen	Filed as Exhibit 10.1 to Form 10-K filed on January 10, 2024.
10.31	Share Exchange Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.1 to Form 8-K filed on February 6, 2024.

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10.32	Voting Rights Proxy Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd. and the selling stockholder	Filed as Exhibit 10.2 to Form 8-K filed on February 6, 2024.
10.33	Exclusive Business Cooperation Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.3 to Form 8-K filed on February 6, 2024.
10.34	Equity Pledge Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd. and the selling stockholder	Filed as Exhibit 10.4 to Form 8-K filed on February 6, 2024.
10.35	Exclusive Call Option Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.5 to Form 8-K filed on February 6, 2024.
10.36	Financial Support Letter dated January 25, 2025	Filed as Exhibit 10.36 to Form 10-K filed on May 6, 2025.
10.37	Stock Purchase Agreement, dated June 5, 2025, by and between Nocera, Inc. and Tachyonext Inc.	Filed as Exhibit 10.1 to Form 8-K filed on June 10, 2025.
10.38	Equity Transfer Agreement, dated June 5, 2025, by and between Gui Zhou Grand Smooth Technology Co., Ltd. and Yuechi Technology Limited.	Filed as Exhibit 10.2 to Form 8-K filed on June 10, 2025.
10.39	Form of Securities Purchase Agreement, dated as of August 29, 2025, by and between the Company and the Investor	Filed as Exhibit 10.1 to Form 8-K filed on August 29, 2025.
10.40	Form of Registration Rights Agreement, dated as of August 29, 2025, by and between the Company and the Investor	Filed as Exhibit 10.2 to Form 8-K filed on August 29, 2025.
10.41	Employment Agreement, dated September 2, 2025, by and between Nocera, Inc. and Andy Jin.	Filed as Exhibit 10.1 to Form 8-K filed on September 2, 2025.
10.42	Employment Agreement, dated September 2, 2025, by and between Nocera, Inc. and Andrew Teng	Filed as Exhibit 10.1 to Form 8-K filed on September 2, 2025.
23.1	Consent of Enrome LLP	*
24.1	Consent of Sicenzia Ross Ference Carmel LLP (Reference is made to Exhibit 5.1).	*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	*
107	Filing Fee table	*

 ____________

*	Filed herewith.
**	Furnished herewith and not to be incorporated by reference into any filing of Nocera, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Annual Report on Form 10-K.
†	Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 29, 2025.

NOCERA, INC.

By:	/s/ Andy Chin-An Jin
Andy Chin-An Jin
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andy Chin-An Jin and Shun-Chih Chuang, each acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NOCERA, INC.

Dated: September 29, 2025	By:	/s/ Andy Chin-An Jin
	Name:	Andy Chin-An Jin
	Title:	Chief Executive Officer
(Principal Executive Officer)

Name	Position	Date

/s/ Andy Chin-An Jin	Chief Executive Officer	September 29, 2025
Andy Chin-An Jin	(Principal Executive Officer)

/s/ Shun-Chih Chuang	Chief Financial Officer	September 29, 2025
Shun-Chih Chuang	(Principal Financial and Accounting Officer)

/s/ Gerald H. Lindberg	Director	September 29, 2025
Gerald H. Lindberg

/s/ Yiwen Zhang	Director	September 29, 2025
Yiwen Zhang

/s/ Sean Filson	Director	September 29, 2025
Sean Filson

/s/ Hui-Ying Zhuang	Director	September 29, 2025
Hui-Ying Zhuang

/s/ Song-Yuan Teng	Director	September 29, 2025
Song-Yuan Teng

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